Filed Pursuant to Rule 424(b)(3)
File Number 333-129140
PROSPECTUS SUPPLEMENT NO. 7
to Prospectus declared
effective on October 31, 2005,
as supplemented on November 1, 2005, November 18, 2005, December 30, 2005, January 16, 2006, February 21, 2006 and
April 4, 2006
(Registration No. 333-129140)
CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
     This Prospectus Supplement No. 7 supplements our Prospectus dated October 31, 2005, Prospectus Supplement No. 1 dated November 1, 2005, Prospectus Supplement No. 2 dated November 18, 2005, Prospectus Supplement No. 3 dated December 30, 2005, Prospectus Supplement No. 4 dated January 16, 2006, Prospectus Supplement No. 5 dated February 21, 2006 and Prospectus Supplement No. 6 dated April 4, 2006. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 7 together with the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3, Prospectus Supplement No. 4, Prospectus Supplement No. 5 and Prospectus Supplement No. 6.
     This Prospectus Supplement includes the attached Annual Report on Form 10-KSB of Cyberkinetics Neurotechnology Systems, Inc. dated March 30, 2006, as filed by us with the Securities and Exchange Commission.
     Appendix A to this Prospectus Supplement provides the “Consent of Independent Registered Public Accounting Firm” from Vitale, Caturano & Company, Ltd., dated April 5, 2006 for use herein of their report previously filed with our Annual Report on Form 10-KSB.
     Appendix B to this Prospectus Supplement provides the “Consent of Independent Registered Public Accounting Firm” from Ernst & Young LLP, dated April 4, 2006 for use herein of their report previously filed with our Annual Report on Form 10-KSB.
     Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “CYKN.”
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus Supplement is April 6, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-KSB

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934
For the Fiscal Year Ended December 31, 2005
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-50505

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
(Name of small business issuer in its charter)

Delaware	13-4287300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Foxborough Blvd., Suite 240	02035
Foxborough, MA	(Zip Code)
(Address of principal executive offices)

(508) 549-9981
(Issuer’s telephone number)

Securities registered under Section 12(b) of the Exchange Act:
None

Securities registered under Section 12(g) of the Exchange Act:
Common Stock, $.001 Par Value

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.  ☐

Issuer’s revenues for its most recent fiscal year:  $1,058,783

Aggregate market value of the voting stock held by non-affiliates computed by reference to the closing price at which the Common Stock was sold on the Over-the-Counter on March 27, 2006: $24,866,954. The voting stock held by non-affiliates on that date consisted of 17,389,478 shares of Common Stock. For purposes of this calculation only, all directors, officers and holders of 10% or more of the outstanding common stock were deemed affiliates.

Number of shares outstanding of each of the issuer’s classes of common stock at March 27, 2006:

Common Stock: 28,887,798 Preferred Stock: 0

The registrant has incorporated by reference into Part III of this Form 10-KSB portions of its definitive proxy statement to be filed with the Securities and Exchange Commission within 120 days after the fiscal year to which this Report relates. Except with respect to information specifically incorporated by reference in this Form 10-KSB, the proxy statement is not deemed to be filed as part hereof.

Transitional Small Business Disclosure Format (check one)  Yes ☐     No ☑

Indicate by check mark if the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act)  Yes ☐     No ☑

FORM 10-KSB INDEX

NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-KSB contains certain forward-looking statements, including product development plans and progress, potential development of proprietary inventions, benefits that may be realized by certain research programs and the plans and objectives of management for the business, operations, and economic performance of Cyberkinetics Neurotechnology Systems, Inc. (the “Company,” “we” or “us”). These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials that fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed herein and in our other public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control.

PART I

ITEM 1.	DESCRIPTION OF BUSINESS

Business Overview.  Cyberkinetics Neurotechnology Systems, Inc. is a medical device company specializing in the development of neural implants that can interact with the brain and the nervous system at the level of individual cells. We intend to use our core technology to develop a portfolio of implantable medical devices that can detect and interpret brain activity at the cellular level in real time. The resulting information would be used as the basis for diagnosis and treatment of a broad range of neurological conditions. Our product pipeline currently includes: (i) a line of research products to support leading-edge, pre-clinical neuroscience research; (ii) the NeuroPorttm System for invasive neurosurgical monitoring; and (iii) the BrainGatetm System, which is intended to allow a disabled person to control a computer using thought. The BrainGatetm System is currently in clinical evaluation. Our overall business strategy is to sufficiently leverage our core proprietary technology to establish the Company as a leader in the fields of functional restoration (i.e., the ability to communicate with electrical devices to perform those functions that the body is no longer able to perform independently or on command) and monitoring and treating neurological disorders.

Product Pipeline.

•	Research Products. We manufacture and sell a line of neural recording arrays and data acquisition systems on a limited basis to neuroscience researchers.

•	NeuroPort. In March 2005, we received 510(k) clearances for our short-term (0-30 days) intra-operative and post-operative cortical monitoring product, the NeuroPorttm System Neural Signal Processor (“NeuroPorttm System”). In September 2005, we shipped our first custom NeuroPort unit. We intend to launch this product for broader distribution in 2006. We believe that this product represents a novel offering in the existing diagnostic market for monitoring brain electrical activity. The NeuroPort System, unlike other offerings in the diagnostic market, provides the means to monitor the activity of dozens of individual neural cells sampled from within a dense population of neural cells in the cortex of the brain.

•	BrainGate. The BrainGatetm Neural Interface System (“BrainGatetm System”) is designed to allow a disabled person to control a computer using thought alone. We initiated pilot clinical testing of the BrainGatetm System in June 2004 and enrolled three patients with spinal cord injuries in the trial. Subsequently, in August 2005, we started a second pilot trial targeted at patients with motor neuron diseases, such as ALS (amyotrophic lateral sclerosis or Lou Gehrig’s disease). We have enrolled one patient in this trial. These pilot trials of the BrainGatetm System represent the first use of multi-electrode sensor systems in humans as a means to provide a direct and long-term connection between the brain and a computer system.

•	Neuromodulation. We believe that there may be value at some point in the future in the development of a long-term, chronic implant that could provide the ability to detect and respond to the onset of abnormal activity patterns in the brain. We intend to utilize the NeuroPorttm System for data collection and analysis of the potential benefits of our neural sensors in closed-loop applications. We have filed several patent applications related to the use of neural signals to control therapeutic medical devices, which we intend to leverage in the pursuit of our product development plans.

Research Products:

In late 2002, we acquired Bionic Technologies, LLC (“Bionic”), a manufacturer of neural recording, stimulation and signal processing equipment used for neuroscience research. As a result of the transaction, we acquired an engineering team, manufacturing facilities and key intellectual property. We continue to manufacture and sell a line of neural recording arrays and data acquisition systems on a limited basis to researchers and continue to use the acquired technology in our advanced-stage neurological products.

NeuroPorttm System:

The NeuroPorttm System is a medical device intended for temporary (<30 days) recording and monitoring of brain electrical activity. The NeuroPorttm System consists of two parts, the NeuroPort Electrode Array and the NeuroPort Neural Signal Processor (NSP). The NeuroPort Array consists of 100 electrodes and is implanted on the surface of the brain. The NeuroPort NSP records these high resolution signals and provides physicians with the tools to analyze them. Unlike lower resolution signals such as electrocorticography (ECoG) and electroencephalography (EEG) which offer a summation of neural activity, the NeuroPorttm System is designed to provide a neurosurgeon, neurologist or clinical neurophysiologist with the means to record, monitor and analyze detailed electrical activity from individual neurons in the cortex of the brain.

The NeuroPorttm System is designed for acute or sub-chronic in-patient applications. Our immediate opportunity is to target indications in which the cortex of the brain is already exposed. It is anticipated that the NeuroPort System will initially be used in conjunction with lower resolution means of monitoring brain activity (ECoG, EEG).

In addition to an invasive brain monitor, the NeuroPorttm System may be used by physicians who seek new neuromonitoring techniques to study neurological diseases and disorders. There are a significant number of ongoing studies related to the brain. This research may ultimately lead to enhanced diagnostics and therapeutics for movement disorders, psychological disorders, chronic pain, vision loss, hearing disorders as well as many others.

During 2005 we focused our efforts on completing necessary engineering and manufacturing developments for commercial release of the NeuroPorttm System in 2006. Following the initial release of the product, we intend to work closely with leading clinicians to develop specific applications for the System. We intend to generate revenues through the sale of the NeuroPort data acquisition hardware as well as from the sale of the disposable sensors. We expect to utilize the NeuroPorttm System as a platform for development of new diagnostic and therapeutic applications that utilize detailed neural information.

BrainGatetm System:

The BrainGatetm System is a proprietary, investigational brain-computer interface that consists of an internal sensor to detect brain cell activity and external processors that convert these brain signals into a computer-mediated output under the person’s own control. The sensor is a tiny silicon chip about the size of a baby aspirin with one hundred electrodes, each thinner than a hair, that detect the electrical activity of neurons. The sensor is implanted on the surface of the area of the brain responsible for movement, the primary motor cortex. In the pilot trial version of the product, a small wire connects the sensor to a pedestal which is mounted on the skull, extending through the scalp. An external cable connects the pedestal to a cart containing computers, signal processors and monitors that enable the study operators to determine how well a study participant can control his neural output. The ultimate goal of the BrainGatetm System development program is to create a safe, effective and unobtrusive universal operating system that will allow physically disabled people to quickly and reliably control a wide range of devices using their thoughts, including computers, assistive technologies and devices to control their own limbs.

In primates, the neurons in the motor cortex of the brain send their instructions to the spinal cord, which in turn drives muscles. The BrainGatetm System is designed to bypass this natural output path (which is interrupted in paralyzed patients) based on pre-clinical findings that the neural signals that control movement can be interpreted by a computer and provide an alternate “neural pathway” as long as brain function is intact and the brain is able to generate neural signals. The generated signals may be used to operate a computer or other devices that can be controlled by computers, such as robotic devices or muscle stimulation systems, which may eventually allow paralyzed individuals to control the movement of paralyzed limbs or to communicate. The BrainGatetm System includes a brain interface (a chronic passive implantable sensor assembly), external hardware, and signal processing and decoding software that produces an output signal that is designed to be used as a computer control input, much like a computer keyboard and mouse. The sensor assembly is designed to operate by detecting the activity of neurons in the primary motor area of the cerebral cortex of the brain, where voluntary movement output is generated. External hardware and software components are designed to process the brain’s activity (signals) into a predication of desired movement and/or discrete switches. The predicated movement may be represented by cursor motion and keystrokes on a computer screen.

We are designing and developing the BrainGatetm System to eventually allow those with quadriplegia to recover a host of abilities that normally rely on the hands, through a direct connection to the brain. Key elements of the product strategy include:

•	no reliance on muscles;

•	ability to sense patient intentions in order to limit caregiver interaction;

•	fast, reliable control of a personal computer as means to gain independence and control the person’s environment; and

•	neural output signal modes patterned after a personal computer mouse and keyboard.

We expect that people using the BrainGatetm System would employ a personal computer as a gateway to a range of self-directed activities. These activities may extend beyond typical computer functions such as communication to include the control of objects in their environment, such as televisions and lights, robotics, mobility devices (like wheelchairs), or potentially external or implanted medical devices such as stimulator systems that might provide an individual with the ability to move his or her limbs or control the function of his or her bowel or bladder.

Using the initial results of our pilot trial program, we have begun development of a next-generation set of BrainGatetm System software designed to minimize the involvement of a Company-trained technician in the setup and operation of the system. This next-generation software is also intended to provide the user with a basic set of applications that can be controlled with the BrainGatetm System.

We have also initiated development of a completely implantable sensor and signal transmission system for long-term use that can be operated by the user outside of the hospital setting. This ambulatory monitoring system is expected to combine elements from the original BrainGatetm System with a proprietary chip contained inside a small implantable case to amplify and digitize neural signals inside the body. The digitized information would then be transmitted to the external environment using short-range telemetry without the need for a connector that penetrates through the skin. This device would also receive power from an external source through short-range wireless transmission.

Neuromodulation:

We believe there may be future value in the development of a long-term, chronic implant, which could provide the ability to detect and respond to the onset of abnormal activity patterns in the brain. We have filed a number of patent applications related to the use of neural signals to control therapeutic medical devices. We intend to leverage the NeuroPorttm System for data collection and analysis of the potential benefits of our neural sensors in closed loop applications.

Research and Development Activities.  We incurred research and development costs of $5,587,000 and $4,309,000 in the years ended December 31, 2005 and 2004, respectively. During 2004, we began clinical trials on the BrainGatetm System and also continued development of the product. These BrainGatetm System development efforts included spending associated with development of software and hardware products. Research and development expenses in 2004 also included the costs of filing the 510(k) application for the NeuroPorttm System. The remaining research and development expenditures were related to continued efforts related to research grants. During 2005, we prepared for the launch of the NeuroPorttm System including final product development and the completion of various clinical production facilities modifications. Additionally, we expanded our BrainGatetm pilot trial and initiated a second trial for participants diagnosed with ALS (amyotrophic lateral sclerosis or Lou Gehrig’s disease) or other motor neuron diseases (“ALS trial”). As a result, we have added additional sites to conduct the clinical trials and recruited additional participants in the trials. We also continued to develop software and hardware products for the BrainGatetm System.

Availability of Materials.  The materials that we use in our operations are readily available from multiple suppliers.

Customers.  The research products business depends on sales of special purpose research equipment to a limited number of neuroscience researchers. The number of researchers who have sufficient budgets to purchase equipment in a given year is limited and is dependent on the level of government grant funding.

Market Opportunity.  Our first-generation BrainGatetm System is designed to restore functionality for a limited, immobile group of severely motor-impaired patients who suffer from spinal cord injury, severe stroke, muscular dystrophy and motor neuron disease such as ALS. Further development of the BrainGatetm System could potentially expand our customer base to include individuals with less severe injuries. A next-generation product may be able to provide an individual with the ability to control medical devices such as those that control user mobility and limb movement, like wheelchairs or Functional Electrical Stimulation (“FES”) systems for patient-control of their own limbs, as well as devices that control bladder and bowel movements. We anticipate that we will seek initial approval from the U.S. FDA of the BrainGatetm System for a limited category of indications and patients through a Humanitarian Device Exemption (“HDE”). After initial regulatory approval, we may need to complete additional clinical testing and request supplemental approvals for additional indications and broader marketing claims. Subsequent approvals for additional indications and patient populations via the pre-market approval (“PMA”) regulatory process may be required. If we obtain approval of the BrainGatetm System in this manner, the FDA may initially impose restrictions on use of the BrainGatetm System. For example, an HDE is only applicable to diseases or conditions that affect fewer than 4,000 individuals per year. Nevertheless, we believe that this phased approach will permit us to obtain initial marketing approval for the BrainGatetm System more quickly than if we were to seek a broader approval from the outset.

The NeuroPort System is designed for acute or sub-chronic in-patient applications. Our immediate opportunity is to target indications in which the cortex of the brain is already exposed. Each year in the United States, nearly 250,000 invasive brain monitoring procedures are performed. A craniotomy is performed for brain mapping and surgical removal of tissue to treat epilepsy (10,000), intracranial monitoring following hemorrhage (25,000) and removing tumors (55,000). A smaller “burr hole” is used during intracranial pressure monitoring following traumatic brain injury (125,000), as well as during the implantation of electrodes for deep brain stimulators which are currently used to treat movement disorders such as Parkinson’s disease, essential tremor and dystonia and are in clinical development to treat a variety of other neurological diseases and disorders. It is anticipated that the NeuroPorttm System will initially be used in conjunction with lower resolution means of monitoring brain activity (ECoG, EEG). In addition to an invasive brain monitor, the

NeuroPorttm System may be used by physicians who seek new neuromonitoring techniques to study neurological diseases and disorders. There are a significant number of ongoing studies related to the brain. This research may ultimately lead to enhanced diagnostics and therapeutics for movement disorders, psychological disorders, chronic pain, vision loss, hearing disorders as well as many others.

We also may target the neuromodulation market by developing products that are designed to benefit those patients who do not respond to drug therapy. Currently, these patients are generally treated with a range of invasive treatments, including surgical removal of a portion of the brain or an implanted medical device that delivers electrical stimulation to lessen the effects of the particular disease. Devices currently in use are large, involve repeat surgeries to change batteries, and often require patient intervention. We believe we may have an early entry into this market with the NeuroPorttm System.

In March 2005, we received 510(k) clearances for our NeuroPorttm System. We intend to launch this product in 2006. To date, none of our other clinical products has received regulatory approval for sale anywhere in the world and none will be commercially available for several years, if ever.

Competition.  We face many types of potential competition, including from academic labs, large public corporations and small venture-funded companies. Certain large academic groups working in the area of reading and interpreting neural signals for the purpose of controlling external devices have demonstrated additional proof of concept.

One potential competitor, Neural Signals, Inc., has implanted several long-term dual electrode sensors in quadriplegic patients under an Investigational Device Exemption (“IDE”) and has claimed that these patients can achieve neural control. This device is not yet commercially available. Our BrainGatetm System also faces competition from non-invasive solutions for assisting quadriplegics that are based on technologies such as voice recognition, EEG monitoring and eye-movement interpretation. In addition, other competitors offer a wide variety of devices to treat neurological conditions. We believe that our primary competitive advantage is the potential to directly monitor cortical cells in a repeatable, reliable manner. Currently, most potential competitors sell devices that provide stimulation features only. We may pursue opportunities to partner with these companies.

Intellectual Property.  We have developed and are continuing to expand a broad intellectual property portfolio. Early in our history, we obtained an exclusive license from Emory University for a broad patent covering a system that achieves a brain-machine interface by processing multicellular brain signals. This exclusive license expires on the later of (i) the tenth anniversary of the first commercial sale of the first licensed product to achieve commercial sales and (ii) the expiration of the last valid claim upon the patents. Pursuant to the license agreement, we are obligated to pay royalties equal to 3% of the first $17 million of net sales of licensed products and 1% of net sales of licensed products exceeding $17 million within the same year. The annual royalties payable may be reduced by 50% of any royalties payable to third parties by us or our affiliates or sublicensees on the same net sales, provided that not less than 1% of net sales of licensed products is paid to Emory in any given year. We also agreed to pay minimum annual royalties of $75,000 beginning in 2006 and continuing for the duration of the agreement. These minimum royalties may net against the running royalties payable in the same period. We have also obtained exclusive licenses from the University of Utah for patents covering our electrode array technology and the insertion mechanism used in the surgical placement of the array. These exclusive licenses expire when the patents expire in 2010 and 2011, respectively. Pursuant to the University of Utah license agreement, we are obligated to pay royalties of 2.5% of net sales of licensed products. In addition to the three issued patents described above, multiple patent applications, both licensed and owned, are currently pending with the United States and certain international patent offices, and additional invention disclosures are targeted for submittal this year.

In September 2005, the Company signed a collaborative research and licensing agreement with Brown University. This agreement provides that Cyberkinetics will allow specific researchers at Brown University to access certain human clinical data obtained through the Company’s research and development programs. In exchange for this access, Brown has granted the Company the rights to a range of options to exclusive worldwide licenses for any proprietary inventions derived from the work done by the researchers based upon Cyberkinetics’ data.

Government Regulation.  The U.S. FDA and comparable regulatory agencies in foreign countries regulate extensively the development, manufacture and sale of the medical products that we currently are developing. The FDA has established guidelines and safety standards that are applicable to the nonclinical evaluation and clinical investigation of medical devices and stringent regulations that govern the manufacture and sale of these products. The process of obtaining FDA approval for a new product usually requires a significant amount of time and substantial resources, including financial resources.

Our BrainGatetm System is classified as a Class III medical device under FDA regulations. In the U.S., medical devices are classified into one of three classes (i.e., Class I, II or III) based on the controls deemed necessary (by the FDA) to reasonably ensure their safety and effectiveness. Class III medical devices are subject to the most rigorous regulation. Class III devices, which are typically life-sustaining, life-supporting or implantable devices, or new devices that have been found not to be substantially equivalent to legally marketed devices, must generally receive an FDA Pre-Market Approval (PMA) to ensure their safety and effectiveness. Class III devices are also subject to some of the requirements applicable to Class I and Class II devices, including general controls, such as labeling, pre-market notification, performance standards, post-market surveillance, patient registries and adherence to Quality System Regulations (“QSR”) requirements, which include testing, control and documentation requirements.

A PMA application is the most common route to obtain permission to market and sell a Class III device in the U.S. for a particular indication. A PMA application must be supported by valid scientific evidence, which typically includes extensive information including relevant bench tests, laboratory and animal studies and clinical trial data to demonstrate the safety and effectiveness of the device. The PMA application also must contain a complete description of the device and its components, a detailed description of the methods, facilities and controls used to manufacture the device, and the proposed labeling, advertising literature and training materials. By regulation, the FDA has 180 days to review the PMA application. During that time an advisory committee may evaluate the application and provide recommendations to the FDA. Advisory committee reviews often occur over a significantly protracted period, and a number of devices for which FDA approval has been sought have never been cleared for marketing. In addition, modifications to a device that is the subject of an approved PMA, or to its labeling or manufacturing process, may require the submission of PMA supplements or new PMAs and additional approval by the FDA.

The FDA also provides that certain devices can be distributed under an HDE rather than a PMA. In order for a device to be eligible for an HDE a qualifying target patient population — of less than 4,000 patients per year for which there is currently no other available therapy — must be approved by the FDA. The FDA’s approval of an HDE to treat that qualifying patient population then requires demonstration that the device is safe for its intended application, that it is potentially effective, and that the probable benefits outweigh the associated risks. Adoption of an HDE device within an institution is subject to Institutional Review Board (“IRB”) approval. The regulatory hurdle for an HDE, while far from negligible, is therefore significantly less burdensome than that for a PMA. A device distributed under an HDE may be sold, but compensation may not exceed recovery of costs, including cumulative research and development costs, as well as the costs of manufacturing and distribution.

If clinical trials of a device are required to obtain FDA approval, the sponsor of the trial is required to file an IDE, application prior to commencing clinical trials. The IDE application must be supported by data, which typically include the results of extensive device bench testing, animal testing performed in conformance with Good Laboratory Practices and formal laboratory testing and documentation in accordance with appropriate design controls and scientific justification. If the FDA approves the IDE application, and the IRB at the institutions at which the clinical trials will be performed approve the clinical protocol and related materials, clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. Sponsors of clinical trials are permitted to charge for investigational devices distributed in the course of the study provided that compensation does not exceed recovery of the costs of manufacture, research, development and handling. An IDE supplement must be submitted to and approved by the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness or the rights, safety or welfare of human subjects.

The BrainGatetm System is subject to the IDE and PMA processes and QSR requirements. In 2004, the FDA approved our IDE application with regulatory permission to commence the initial clinical trial of the BrainGatetm System. The initial clinical trial is subject to periodic review and to the readiness of each collaborating medical center, including training of its surgical and post-operative care teams and approval of the clinical trial protocol by the hospital’s IRB.

We anticipate that we will seek initial FDA approval of the BrainGatetm System for a limited category of indications and patients through an HDE, and subsequent approval via PMA for additional indications and patient populations. After the initial regulatory approval, we will need to complete additional clinical testing and request supplemental approvals for additional indications and broader marketing claims. If we obtain approval of the BrainGatetm System in this manner, the FDA may initially impose restrictions on use of the BrainGatetm System. Nevertheless, we believe that this phased approach will permit us to obtain initial marketing approval for the BrainGatetm System more quickly than if we were to seek a broader approval from the outset. We will be subject to continuing regulation, including compliance with QSR, adverse event reporting requirements and prohibitions on promoting a product for unapproved users.

In August and September 2004, we filed two 510(k) applications with the FDA on the two major components of the NeuroPorttm System. In March 2005, we received 510(k) clearances for the NeuroPorttm System. We completed the necessary manufacturing upgrades in 2005 and anticipate a limited market introduction of the NeuroPorttm System in 2006. Cyberkinetics expects to place the NeuroPorttm System at key research institutions and with thought-leaders with access to significant numbers of patients in specific target indications. These institutions and researchers will gather important clinical data to validate the usefulness of NeuroPorttm System for sensing signals relevant to and predictive of those indications, as well as report those data at appropriate scientific meetings.

Clinical Trials.  We have received an IDE from the FDA to conduct a pilot clinical trial of the BrainGatetm System. The FDA approval of our IDE application, and the IRB approval (at the individual institutions where the clinical trials will be performed) of the clinical protocol and related materials, allow clinical trials to begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. An IDE supplement must be submitted to, and approved by, the FDA before a sponsor or investigator may make a change to the investigational plan that may affect such plan’s scientific soundness or the rights, safety or welfare of human subjects. This pilot clinical trial of the BrainGatetm System is currently in process. The trial is designed to demonstrate both the safety and the feasibility of a thought-based interface with a personal computer, which might replace the use of hands on a keyboard and mouse. More specifically, the study is designed to test and support three successive objectives:

•	demonstrate that the BrainGatetm System is able to detect neural signals from the motor cortex during the duration of the study;

•	demonstrate that those with quadriplegia are able to modulate the activity of their motor cortex and that the BrainGatetm System can use those neural signals to give the patient control of a cursor on a computer using patient thought; and

•	assess the patient’s ability to use the BrainGatetm System to perform tasks similar to those required to operate a personal computer.

In July 2005, we received approvals from the FDA and the IRBs at the three participating clinical sites to expand the patient eligibility criteria in the BrainGatetm trial protocol to include non-speaking, or “locked-in,” participants, as well as individuals with less severe paralysis in the upper body. “Locked-in” syndrome is characterized by complete paralysis of voluntary muscles in all parts of the body except for those that control eye movement. The condition may result from traumatic brain injury, disease or from other causes. Individuals with locked-in syndrome are conscious, can think and reason, though they are unable to speak or move. Communication may be possible with blinking eye movements. With the FDA and IRB approvals, we expect to be able to recruit from a larger potential pool of patients for the ongoing trial.

In August 2005, we received approvals from the FDA, under an IDE, and certain IRBs to conduct a new pilot clinical study of the BrainGatetm System in individuals diagnosed with ALS, or other progressive motor neuron diseases. The study will be conducted at Massachusetts General Hospital.

According to the trial protocol, the Company may enroll up to five patients in the pilot trial phase. Each participant in the trial will be evaluated for a period up to 12 months. Following completion of the pilot clinical trial, we intend to conduct additional trials to support FDA clearance of our products. At this time, four patients have been implanted with the BrainGatetm System in connection with these trials.

Early Clinical Observations.  We have two pilot clinical studies currently involving the Company’s BrainGatetm System. The first trial is for those with quadriplegia due to spinal cord injury, stroke or muscular dystrophy (“SCI trial”); and the second is for those diagnosed with ALS or other motor neuron diseases (“ALS trial”). The Company currently has a total of three participants enrolled in the two pilot clinical trials, including two in the SCI trial and one in the ALS trial. As reported at previous scientific meetings, the first participant in the pilot trial was implanted with a BrainGatetm System in June 2004, and has participated in dozens of weekly clinical efficacy sessions in which the system has been connected to the patient and its operation tested, as well as additional research sessions. The first participant successfully completed the one-year testing period according to the trial protocol and his implant was removed in late 2005. The Company intends to utilize the data collected from the retrieved implant to improve engineering of future products used in the Company’s clinical trials of the BrainGatetm System. Based on repeat sessions with this first patient, we have observed the following:

•	the surgical procedure to implant the BrainGatetm System went as planned and no adverse events have been reported related to the implanted device to date.

•	the BrainGatetm System has been observed over repeated sessions to be capable of detecting, transmitting and analyzing neural signals.

•	following implantation , the first participant in the clinical study, who has a spinal cord injury which was incurred approximately three years prior to his implant procedure, could immediately modulate the output of his motor cortex in response to commands to imagine movement. For example, when asked to imagine moving his hand toward the left, specific neurons in his motor cortex activated immediately. Some of these same neurons did not activate when the participant was asked to imagine movements in different directions. This tuning of specific neurons to specific movement direction is similar to observations made in preclinical studies.

•	using the BrainGatetm System, we have been able to provide the first participant with a cursor that he could immediately control using thought. The first participant was able to use this thought-based cursor control to perform a number of tasks in the pilot trial. For example, he was able to use this cursor control to operate basic computer games and to control the operation of a television set using remote control.

•	using the BrainGatetm System, we have been able to detect specific signals related to certain imagined hand gestures. For example, when we asked the first patient to imagine opening and closing his fist, we could detect a clear pattern of activity associated with that imagined hand gesture. Our ultimate goal is to translate these gestures into the equivalent of keystrokes or switches that could be used in the BrainGatetm System interface.

The results observed in the first participant are preliminary. There can be no assurance that these results will be replicated in additional subjects. Significant additional clinical studies must be completed before we can apply to the FDA for permission to make specific safety and efficacy claims related to the BrainGatetm System.

Employees.  At December 31, 2005, we employed 35 full-time employees. We believe that our relationship with our employees is good.

Reverse merger.  We were originally incorporated in the State of Nevada on February 6, 2002 as Trafalgar Ventures Inc. (“Trafalgar”). On July 23, 2004, Trafalgar, certain stockholders of Trafalgar, Trafalgar

Acquisition Corporation, a Nevada corporation (“Merger Sub”), and Cyberkinetics, Inc., a privately-held Delaware corporation (“Cyberkinetics”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Trafalgar, through its wholly-owned subsidiary, Merger Sub, agreed to acquire Cyberkinetics in exchange for shares of Trafalgar’s common stock (the “Merger”). The Merger closed on October 7, 2004. Immediately upon closing, Trafalgar effected a reincorporation from the State of Nevada to the State of Delaware and a corporate name change to “Cyberkinetics Neurotechnology Systems, Inc.” Until the effective time of the Merger with Cyberkinetics, we were in the business of mineral exploration, but had not generated revenues from operations. Post-merger, we ceased all operations in the mineral exploration industry and now we operate as the parent company of Cyberkinetics.

Recent Developments.  In February 2006, we acquired Andara Life Science, Inc. (“Andara”), an Indiana corporation, through the merger of a wholly owned subsidiary of Cyberkinetics with and into Andara (the “Andara Merger”). Prior to its acquisition by us, Andara was a privately held company engaged in the development of a portfolio of programs related to the repair and regeneration of neural tissues, which were developed at the Center for Paralysis Research at Purdue University.

Andara was acquired pursuant to the terms and conditions of an Agreement and Plan of Merger dated February 14, 2006 (the “Andara Merger Agreement”), among the Company, Andara and Andara Acquisition Corp. (“Acquisition”), a wholly-owned subsidiary of the Company, on the filing of a Certificate of Merger in the State of Delaware and Articles of Merger in the State of Indiana. Acquisition merged with and into Andara and all of the issued and outstanding capital stock of Andara was exchanged for an aggregate of 3,029,801 shares of the common stock, $0.001 par value per share (“Common Stock”) of the Company, of which 993,377 shares of Common Stock were issued pursuant to a restricted stock award and subject to forfeiture (the “Restricted Stock”). As a result of the Andara Merger, Andara became a wholly-owned subsidiary of the Company. The Restricted Stock is subject to forfeiture if certain specific milestones are not achieved by the surviving corporation within thirty-six (36) months of the Andara Merger.

ITEM 2.	DESCRIPTION OF PROPERTIES

Facilities.

We lease approximately 6,169 square feet of space in Foxborough, Massachusetts and 11,225 square feet of space in Salt Lake City, Utah. This space is adequate for our purposes for at least the next 12 months. The Foxborough, Massachusetts, lease expires on May 31, 2007. On May 10, 2005, we entered into an amendment to our lease with 100/200 Foxborough Boulevard Realty Trust that increased our space at the Foxborough Facility by approximately 1,600 square feet and our annual rent of approximately $123,000 to $148,000. We renewed the lease on our engineering and manufacturing facility in Salt Lake City, Utah, on January 28, 2005. The initial term of the lease expires on November 30, 2009 and we have an option to renew the lease at the end of the initial lease term for one additional five year period.

ITEM 3.	LEGAL PROCEEDINGS

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently a party to any legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

There were no matters submitted to a vote of our security holders during the quarter ended December 31, 2005.

PART II

ITEM 5.	MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Stock; Related Information

Our common stock is approved for quotation on the Over-the-Counter Bulletin Board under the trading symbol “CYKN.” From December 10, 2003 through October 11, 2004, we traded under the symbol “TGRV.” A trading market for our common stock did not develop until October 15, 2004. The following table sets forth the high and low bid prices for our common stock on a post-split basis for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

	High	Low

Fiscal Year Ended 2005
Fourth Quarter	$1.90	$1.20
Third Quarter	$2.65	$1.30
Second Quarter	$3.55	$1.20
First Quarter	$5.00	$1.95

Fiscal Year Ended 2004
Fourth Quarter	$8.00	$2.50

At March 27, 2006, there were approximately 121 holders of record of our common stock and no holders of record of our preferred stock. The closing sales price of our common stock on March 27, 2006 was $1.43 per share, as reported on the Over-The-Counter Bulletin Board.

Dividend Policy

We have not declared or paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in their discretion, and will depend on our financial position, operating results, capital requirements and other factors that the Board of Directors considers significant.

Equity Compensation Plans

Refer to Item 11 below for information with respect to our equity compensation plans.

Additional Information

Copies of our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and any amendments to those reports, are available free of charge on the Internet at www.sec.gov. All statements made in any of our filings, including all forward-looking statements, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

ITEM 6.	MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This Annual Report on Form 10-KSB contains forward-looking statements. Our actual results could differ materially from those set forth herein as a result of a number of factors, including, without limitation, general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited consolidated financial statements and accompanying notes and the other financial information appearing else where in this Annual Report on Form 10-KSB. The analysis set forth below is provided pursuant to applicable Securities and Exchange Commission regulations and is not intended to serve as a basis for projections of future events. See “Special Note Regarding Forward Looking Statements” below.

Overview

Cyberkinetics.  We are a medical device company specializing in the development of neural implants that can interact with the brain and the nervous system at the level of individual cells. We intend to use our core technology to develop a portfolio of implantable medical devices that can detect and interpret brain activity in real time at the cellular level as the basis for diagnosis and treatment of a broad range of neurological conditions. Our product pipeline currently includes: a line of research products to support leading-edge, pre-clinical neuroscience research; the NeuroPorttm System, which is a recently 510(k)-cleared entry in the market for invasive neurosurgical monitoring; and the BrainGatetm System, currently in clinical evaluation, which is intended to allow a disabled person to control a computer using thought alone. Our strategy is to leverage our core proprietary technology to establish ourselves as a leader in the fields of functional restoration (i.e., the ability to communicate with electrical devices to perform those functions that the body is no longer able to perform autonomously or on command) and in monitoring and treating neurological disorders. We also manufacture and market a line of neural recording arrays and data acquisition systems to researchers.

We have a limited history of operations and, through December 31, 2005, we have generated limited revenues from product sales. We have also generated revenue from grant income. The long-term success of our business is dependent on the development and commercialization of advanced neurological products such as the NeuroPorttm and BrainGatetm Systems.

We have been unprofitable since Cyberkinetics’ inception in May 2001 and we expect to incur substantial additional operating losses for at least the foreseeable future as we continue to expand our product development activities. Accordingly, our activities to date are not as broad in depth or scope as the activities we may undertake in the future, and our historical operations and financial performance are not necessarily indicative of our future operating results. We have incurred substantial net losses since inception. As of December 31, 2005, our accumulated deficit was $21,998,000. We expect to incur substantial and increasing losses for the next several years as we:

•	continue to develop the BrainGatetm System and the NeuroPorttm System;

•	continue to enroll new patients in our clinical study(ies);

•	develop and commercialize our product candidates, if any, that receive regulatory approval;

•	continue to expand our research and development programs;

•	acquire or in-license products, technologies or businesses that are complementary to our own; and

•	increase our general and administrative expenses related to operating as a public company.

We have financed our operations and internal growth primarily through private placements of equity securities, funding through capital lease and debt facilities as well as to a much more limited extent through revenue from product sales and sponsored research. Our business is subject to significant risks, including, but not limited to, the risks inherent in our ongoing clinical trials and the regulatory approval process, the results of our research and development efforts, competition from other products and uncertainties associated with obtaining and enforcing intellectual property rights. Accordingly, our activities to date are not as broad in depth or in scope as the activities we may undertake in the future, and our operating results or financial position or our ability to operate profitably as a commercial enterprise are not indicative of our future operating results.

We were originally incorporated in the State of Nevada on February 6, 2002 as Trafalgar Ventures Inc. (“Trafalgar”). On July 23, 2004, Trafalgar, certain stockholders of Trafalgar, Trafalgar Acquisition Corporation, a Nevada corporation (“Merger Sub”), and Cyberkinetics, Inc., a privately-held Delaware corporation (“Cyberkinetics”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Trafalgar, through its wholly-owned subsidiary, Merger Sub, agreed to acquire Cyberkinetics in exchange for shares of Trafalgar’s common stock (the “Merger”). The Merger closed on October 7, 2004. Immediately upon closing, Trafalgar effected a reincorporation from the State of Nevada to the State of

Delaware and a corporate name change to “Cyberkinetics Neurotechnology Systems, Inc.” Until the effective time of the Merger with Cyberkinetics, we were in the business of mineral exploration, but had not generated revenues from operations. Post-merger, we ceased all operations in the mineral exploration industry and now we operate as the parent company of Cyberkinetics.

In February 2006, we acquired Andara Life Science, Inc. (“Andara”), an Indiana corporation, through the merger of a wholly owned subsidiary of Cyberkinetics with and into Andara (the “Andara Merger”). Prior to its acquisition by us, Andara was a privately held company engaged in the development of a portfolio of programs related to the repair and regeneration of neural tissues, which were developed at the Center for Paralysis Research at Purdue University.

Andara was acquired pursuant to the terms and conditions of an Agreement and Plan of Merger dated February 14, 2006 (the “Andara Merger Agreement”), among the Company, Andara and Andara Acquisition Corp. (“Acquisition”), a wholly-owned subsidiary of the Company, on the filing of a Certificate of Merger in the State of Delaware and Articles of Merger in the State of Indiana. Acquisition merged with and into Andara and all of the issued and outstanding capital stock of Andara was exchanged for an aggregate of 3,029,801 shares of the common stock, $0.001 par value per share (“Common Stock”) of the Company, of which 993,377 shares of Common Stock were issued pursuant to a restricted stock award and subject to forfeiture (the “Restricted Stock”). As a result of the Andara Merger, Andara became a wholly-owned subsidiary of the Company. The Restricted Stock is subject to forfeiture if certain specific milestones are not achieved by the surviving corporation within thirty-six (36) months of the Andara Merger.

Research and Development.  Our research and development activities have been primarily focused on the development of the NeuroPorttm System and the pilot clinical trial of the BrainGatetm System. Our research and development expenses consist primarily of compensation and other expenses for research and development personnel, non-cash stock compensation expense for non-employees, costs associated with the clinical trials of our product candidates, supplies and materials, costs for consultants and related contract research, depreciation and facility costs. We charge all research and development expenses to operations as they are incurred.

In the future, the rate of spending on the BrainGatetm System is likely to increase as additional clinical trials are performed. The initial version of the BrainGatetm System is not expected to be commercially launched for at least two to four years, if at all. We have also initiated development of a completely implantable sensor and signal transmission system for long-term use that can be operated by the user outside of the hospital setting which will take longer to develop and is expected to be launched after the initial version of the BrainGatetm System. While we cannot estimate with any certainty the time required for commercial approval of the BrainGatetm System, we expect that we will need to raise substantial additional capital in order to reach breakeven from the sales of advanced neurological products.

At this time, due to the risks inherent in the clinical trial process and given the early stage of development of our product candidates, we are unable to estimate with any certainty the costs we will incur in the continued development of our product candidates for commercialization. However, we expect our research and development costs to be substantial and to increase as we continue the development of current product candidates, and the expansion of our research programs.

The lengthy process of seeking regulatory approvals for our product candidates, and the subsequent compliance with applicable regulations, requires the expenditure of substantial resources. Any failure by us to obtain, or any delay in obtaining, regulatory approvals could cause our research and development expenditures to increase and, in turn, have a material adverse effect on our results of operations. We cannot be certain when, if ever, any net cash inflow from any of our current product candidates will commence.

Results of Operations

The following table sets forth certain statement of operations data for the periods indicated:

	Year Ended December 31,
	2005	2004	2003

Consolidated Statement of Operations Data:
Product sales	$779,000	$653,000	$509,000
Grant income	280,000	884,000	775,000

Total revenues	1,059,000	1,537,000	1,284,000
Operating expenses	10,156,000	8,617,000	4,863,000

Operating loss	(9,097,000)	(7,080,000)	(3,579,000)

Other income (expense), net	(229,000)	(11,000)	59,000

Net loss	(9,326,000)	(7,091,000)	(3,520,000)
Dividends and accretion to redemption value of redeemable convertible preferred stock	—	(625,000)	(657,000)

Net loss attributable to common stockholders	$(9,326,000)	$(7,716,000)	$(4,177,000)

Years Ended December 31, 2005 and 2004

Revenues

Product Sales and Gross Margin.  Since the Company’s inception in May 2001, our business focus has been on the development of our advanced neurological products, such as the NeuroPorttm and BrainGatetm Systems. Although we also continue to sell our BIONIC® products, we expect that sales from the BIONIC® products will continue to be limited and continue to fluctuate. For the year ended December 31, 2005, overall product sales, including sales of BIONIC® products and NeuroPorttm System, increased $126,000 to $779,000 from $653,000 for the year ended December 31, 2004. The 19% increase in sales was principally related to an increase in the selling price of certain product lines and the sale of a custom NeuroPorttm unit. The gross margin on product sales was approximately 76% and 60% for the year ended December 31, 2005 and 2004, respectively. The increased gross margin is not indicative of future operating results and is a result of the increases in the selling prices per unit, the recognition of $60,000 of revenue during 2005 that had previously been deferred and the sale of the custom NeuroPorttm System. The costs associated with $60,000 of deferred revenue were recognized at the time the sale was made in 2003. Because the custom NeuroPorttm unit sold during the period is still under development, certain costs which normally would have been charged to cost of sales were expensed as incurred to research and development. For the years ended December 31, 2005 and 2004, customers to whom sales exceeded 10% of each year’s respective total product sales were as follows:

Customer	2005	2004

UNAM	26%	—%
Stanford University	15	—
KU Leuven	13	—
United Scientific USA, Inc	10	—
Brown University	1	22
Cold Spring USA Corporation	—	20
The Bionic Ear Institute	1	12
VA Med Ctr. MA	—	10

Grants.  Revenue from grants decreased $604,000 to $280,000 for the year ended December 31, 2005, from $884,000 for the year ended December 31, 2004. The decrease in grant income was anticipated and resulted from the completion of a majority of our existing Small Business Innovative Research (“SBIR”) contracts during 2005. This decrease was compounded by the unavailability of research and development staff to work on grant-related activities. We did not submit any SBIR grant applications during 2005 because of uncertainties concerning the future availability of these types of grants to public companies. We have identified and applied for several new grant and contract opportunities from various federal agencies, other than SBIR grants, that may provide funding for research activities in 2006. As a result of our efforts to seek new sources of funding, in October 2005, we were awarded a subcontract under a grant issued to Case Western Reserve University (Case) by the National Center for Medical Rehabilitation Research (NCMRR), a component of the National Institute of Child Health and Human Development (NICHD). We are scheduled to receive up to $2.3 million from the subcontract over the five-year period covered by the grant. We are currently finalizing the subcontract with Case and expect to recognize revenue under this agreement in 2006. There can be no assurance, however, that we will receive the full $2.3 million potential of the new grant or receive any additional funding from any other grant or contract opportunities applied for by us until each selection process is finalized and the applicable grant or contract is awarded.

Expenses

Research and Development.  Research and development expenses increased $1,278,000 to $5,587,000 for the year ended December 31, 2005 from $4,309,000 for the year ended December 31, 2004. Compensation and travel expense for our research and development staff increased $561,000 as we continued to increase our research and development efforts and add personnel. In addition, license fees increased $140,000 due to a non-cash equity compensation expense of $90,000 for warrants issued to Brown University Research Foundation (“BURF”) that vested during the quarter and $50,000 in minimum fees due under the license agreement with BURF. The remaining $577,000 is primarily comprised of development, manufacturing and facilities related costs associated with activities required to launch the NeuroPorttm System, the additional patient enrollment and other related costs associated with the ongoing pilot clinical trial and additional development of the BrainGatetm System and additional depreciation expense from new equipment.

Sales and Marketing.  Sales and marketing expenses increased $33,000 to $331,000 for the year ended December 31, 2005, from $298,000 for the year ended December 31, 2004. The increase was the result of additional sales efforts associated with the research products business as well as the initial marketing materials and efforts to support the launch of the NeuroPorttm System.

General and Administrative.  General and administrative expenses increased $303,000 to $4,050,000 for the year ended December 31, 2005, from $3,747,000 for the year ended December 31, 2004. The increase was mainly attributable to higher compensation and travel expense of $286,000 for existing staff and the expansion of the management team, an increase in costs associated with the first full year operating as a public company and other increased business activities of approximately $400,000 offset by a reduction of approximately $383,00 in audit, legal, and consulting fees primarily associated with the services performed in connection with the Merger during the year ended December 31, 2004.

Other Income and Expenses

Other Income (Expense), Net.  Interest income increased $138,000 to $178,000 for the year ended December 31, 2005, from $40,000 for the year ended December 31, 2004. The increase in interest income was primarily the result of higher average invested balances. Interest expense increased $355,000 to $406,000 for the year ended December 31, 2005 from $51,000 for the year ended December 31, 2004. The increase was related to the cash draw down on our line of credit, amortization of deferred financing costs associated with warrants issued in connection with obtaining the line of credit as well as interest expense associated with borrowings for equipment purchases under the capital lease line.

Net Loss

Net Loss.  Net loss increased by $2,235,000 to $9,326,000 for the year ended December 31, 2005, from $7,091,000 for the year ended December 31, 2004. The increase is primarily the result of operating expenses associated with an increase in compensation expense related to existing and additional staff, the costs associated with readying the NeuroPorttm System for sale, the costs of additional patient enrollment and other related costs associated with the ongoing pilot clinical trial and additional development of the BrainGatetm System, the costs associated with operating as a public company and a reduction in grant revenue as certain contracts were completed. The net loss attributable to common stockholders for the year ended December 31, 2004 includes dividends and accretion for redeemable convertible preferred stock. In connection with the Merger, all of our preferred stock was converted to common stock and therefore there are no dividends or accretion charges after October 2004. Net loss per common share decreased $0.65 per share to $0.51 per share for the year ended December 31, 2005, from $1.16 for the year ended December 31, 2004. The decrease in net loss per share is due to an increase in the weighted-average common shares outstanding. The weighted-average common shares outstanding increased 11,727,000 to 18,387,000 at December 31, 2005, from 6,660,000 at December 31, 2004, as a result of the conversion of 9,419,000 shares of Series A Redeemable Convertible Preferred Stock in connection with the Merger, 2,000,000 shares issued in connection with a private placement completed in November 2004 and 9,836,000 shares issued in connection with a private placement completed in September 2005.

Years Ended December 31, 2004 and 2003

Revenues

Product Sales.  Product sales increased $144,000 to $653,000 for the year ended December 31, 2004 from $509,000 for the year ended December 31, 2003. The increase in product sales is attributable to an overall 35% increase in the selling price per unit, offset by a 7% decrease due to phasing out certain line items and changes in product mix. The gross margin on product sales was approximately 60% and 49% for the years ended December 31, 2004 and 2003, respectively. The increase in gross margin is a result of the increases in the selling prices per unit. Our business focus since inception in May 2001 has been the development of our advanced neurological products, such as the BrainGatetm system. We expect that our sales from the BIONIC® products will continue to be limited and continue to fluctuate in the future. For the years ended December 31, 2004 and 2003, customers to whom sales exceeded 10% of each year’s respective total product sales were as follows:

Customer	2004	2003

Brown University	22%	14%
Cold Spring USA Corporation	20	—
The Bionic Ear Institute	12	—
VA Med Ctr. MA	10	—
Stanford University	—	13
Laval University, Centre Hospitalier Robert Giffard of Beauport QC (Canada)	—	12
Unique Medical Distribution of Japan DBA Egg Co	9	12
The University of Southern California	—	11

Grants.  Revenue from SBIR grants increased $109,000 to $884,000 for the year ended December 31, 2004 from $775,000 for the year ended December 31, 2003. The increase in grant income is due to availability of research and development staff to work on grant-related activities. We did not submit any SBIR grant applications during the year ended December 31, 2004. Additionally, there are uncertainties concerning the future availability of these types of grants to public companies. Therefore, we are not anticipating any new SBIR grant income after December 2004. We will continue, however, to evaluate available grants in the future.

Expenses

Research and Development.  Research and development expenses increased $1,709,000 to $4,309,000 for the year ended December 31, 2004 from $2,600,000 for the year ended December 31, 2003. The increase was attributable to an increase in non-cash stock compensation expense of $1,274,000, due to an increase in the market value of the stock; increased salaries, benefits and related travel of $264,000 from the hiring of additional research and development staff; increased costs associated with our on-going pilot clinical trial of the BrainGatetm system, which began in 2004, our filing the 510(k) for the NeuroPorttm device and expansion of our other research and development programs and legal costs associated with supporting our intellectual property portfolio. Non-cash stock compensation expense included in research and development expenses were $1,293,000 and $20,000 for the year ended December 31, 2004 and 2003, respectively. These non-cash stock compensation charges can fluctuate substantially from quarter to quarter based on the market value of our stock and the number of options outstanding at the end of each quarter.

Sales and Marketing.  Sales and marketing expenses increased $35,000 to $298,000 for the year ended December 31, 2004, from $263,000 for the year ended December 31, 2003. The increase is the result of an increase in travel and entertainment related to additional sales efforts.

General and Administrative.  General and administrative expenses increased $2,006,000 to $3,747,000 for the year ended December 31, 2004 from $1,741,000 for year ended December 31, 2003. The increase was mainly attributable to an increase in salaries benefits and travel of $697,000 for the expansion of the management team, an increase in legal and accounting fees, and other public company charges of approximately $1,152,000 related to the cost of the Merger, preparing to become a public company and additional efforts to raise capital and an increase in non-cash stock compensation expense of $72,000.

Other Income and Expenses

Other Income (Expense), Net.  Interest income decreased $27,000 to $40,000 for year ended December 31, 2004 from $67,000 for the year ended December 31, 2003. The decrease in interest income is a result of a reduction in net cash invested. Interest expense increased $44,000 to $51,000 for the year ended December 31, 2004 from $7,000 for the year ended December 31, 2003. The increase is related to borrowings for equipment purchases under an equipment loan and security agreement with a lender.

Net Loss

Net Loss.  Net loss increased $3,571,000 to $7,091,000 for the year ended December 31, 2004 from a net loss of $3,520,000 for the year ended December 31, 2003. The increase is largely a result of operating expenses associated with the Merger and preparing to be a public company, advances in our clinical trial of BrainGatetm and the expansion of our research and development projects. Net loss per common share increased $.13 per share to $1.16 per share for the year ended December 31, 2004 from $1.03 for the year ended December 31, 2003. The increase is due to the increase in net loss offset by an increase in the weighted average common shares outstanding to 6,660,000 at December 31, 2004 from 4,044,180 at December 31, 2003 due to the conversion of 9,419,000 shares of Series A Redeemable Convertible Preferred Stock in connection with the Merger and the 2,000,000 shares issued in connection with the private placement in November.

Liquidity and Capital Resources

Since inception we have financed operations and internal growth primarily through private placements of equity securities, funding through capital leases and other debt facilities, as well as through revenue from product sales and sponsored research. We received net proceeds of $25,234,000 from the private placement of equity securities through December 31, 2005. We also borrowed an additional $3,963,000 through December 31, 2005 under a line of credit and a capital lease line. As of December 31, 2005, we had $11,346,000 of cash and cash equivalents on hand.

Net cash used in operating activities was $7,179,000 for the year ended December 31, 2005. The primary use of cash was to fund our operating losses. The net loss for the year ended December 31, 2005 was $9,326,000. Included in this loss were non-cash expenses totaling $2,065,000 primarily consisting of stock-based compensation expense of $1,649,000, depreciation and amortization expense of $299,000 and non cash interest expense of $117,000. The use of cash for operations included costs associated with preparing for the NeuroPorttm System launch, expansion of our other development programs, costs associated with the ongoing clinical trials of the BrainGatetm System and costs associated with operating as a public company. Cash generated by working capital changes include an increase of $303,000 in accrued expenses and $151,000 in accounts payable due to the timing of payments related to employee compensation expenses, professional and consulting services. These changes were partially offset by a use of cash resulting from an increase of $48,000 in accounts receivable due to the amount and timing of product sales and grant income; an increase of $113,000 in inventory related to the initial build of inventory for the NeuroPorttm System launch, an increase of $212,000 in other net assets mainly related to prepayment of insurance premiums for 2006 and a reduction in deferred revenue. Our prior operating costs are not representative of our expected on going costs. As we market and prepare for the launch of the NeuroPorttm System and continue development of the BrainGatetm System, we expect our cash operating expenses to continue to increase for the foreseeable future.

Net cash used in investing activities was $346,000 for the year ended December 31, 2005. We used cash to purchase equipment to be used primarily for manufacturing and research and development activities and to upgrade and expand our operations in both our Salt Lake City, Utah and Foxborough, Massachusetts facilities.

Net cash provided by financing activities was $13,639,000 for the year ended December 31, 2005. On March 31, 2005, we entered into a one-year revolving line of credit agreement (the “Line of Credit”) for up to $3,000,000 with a financial institution. Borrowings were collateralized by our assets, excluding intellectual property. We agreed not to sell, transfer or otherwise dispose of our intellectual property rights outside the ordinary course of business, except with the prior consent of the financial institution. The Line of Credit provided for customary conditions to our ability to borrow, as well as customary covenants and default provisions; the Line of Credit also contained certain acceleration clauses. Borrowings under the line bore interest at prime rate plus 3 percent. Interest was payable monthly, and the principal was due on March 30, 2006. We also issued a ten-year warrant to purchase 71,429 shares of common stock at an exercise price of $2.10 per share to the financial institution. On May 4, 2005, we drew down the $3,000,000 under the Line of Credit.

We have financed a portion of our property and equipment purchases through the establishment of equipment lines of credit. During 2005 we received proceeds from a capital lease line of $265,000 and we used approximately $207,000 to make payments under the capital lease line.

On September 26, 2005, we completed a private placement whereby we sold 9,536,000 shares of our common stock (the “Shares”) and issued warrants to purchase another 4,768,000 shares of our common stock to accredited investors. The Shares were issued at a purchase price of $1.20 per share pursuant to the terms of the Securities Purchase Agreement entered into by us and each of the investors, resulting in net proceeds, assuming no exercise of warrants issued, of $10,661,000. Each of the investors received a five-year warrant to purchase up to fifty percent (50%) of the number of shares purchased by such investor in the private placement at an exercise price per share of $1.60.

On December 27, 2005, we entered into a Loan and Master Security Agreement (the “Loan Agreement”) with General Electric Capital Corporation (the “Lender”). The Loan Agreement provides for borrowings in an amount up to $6,000,000, of which $4,000,000 million is available immediately (“Tranche 1”) and the remaining $2,000,000 becomes available upon the achievement of certain milestones. As a condition to borrowing any funds under Tranche 1, we were required to pay all amounts outstanding and due under the Line of Credit and fully satisfy and discharge all liens, claims and encumbrances on our property and intellectual property arising from the Line of Credit. Upon the execution of the Loan Agreement, we issued to the Lender a warrant to purchase 71,301 shares of common stock at an exercise price of $1.40 per share. This warrant was valued at $97,246 calculated using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 3.75%, no dividend yield and a 10-year term. On January 5, 2006, we paid all amounts due and owing under the Line of Credit. On January 10, 2006, we borrowed $4,000,000 million under Tranche 1 (the “Loan”). The Loan bears interest at 10.72% annually and interest only is payable for six months; thereafter, the Loan is payable in thirty equal monthly payments of principal plus interest. If we fail to pay any obligation when due under the Loan, the Lender may declare that the Loan immediately due and payable. In connection with the execution of the Loan, we issued to the Lender a ten year warrant to purchase 55,944 shares of the common stock at an exercise price of $1.79 per share. This warrant was valued at $77,918 calculated using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 3.75%, no dividend yield and a 10-year term.

Our future capital requirements will depend upon many factors, including advancement of our research and development programs and clinical studies, progress with marketing our technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the necessity of, and time and costs involved in obtaining, regulatory approvals, competing technological and market developments, and our ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.

We expect to continue to incur negative cash flows and net losses for the foreseeable future. Based upon our current plans, we believe that our existing capital resources as of December 31, 2005 will be sufficient to meet our operating expenses and capital requirements through at least December 2006. However, changes in our business strategy, technology development or marketing plans or other events affecting our operating plans and expenses may result in the expenditure of our existing cash before that time. If this occurs, our ability to meet our cash obligations as they become due and payable will depend on our ability to sell additional equity securities, borrow funds or some combination thereof. We may not be successful in raising necessary funds on acceptable terms, or at all. Having insufficient funds, we may be required to delay, scale back or eliminate some of our research and development activities or delay the launch of our product candidates. If the Company is unable to raise sufficient additional financing we will not be able to continue our operations.

We may seek to increase our cash reserves by obtaining additional funding through public or private financing, including the placement of shares of preferred or common stock, collaborative arrangements with strategic partners, additional borrowing on our Loan or a combination.

Contractual Obligations

Below is a table setting forth contractual obligations (including interest payments as applicable) as of December 31, 2005, which also includes the payment in full of $3,000,000 outstanding under the Line of Credit on January 5, 2006 and the subsequent draw down of $4,000,000 under the Loan on January 10, 2006:

	Less Than			More Than
	1 Year	1-3 Years	4-5 Years	5 Years	Total

Operating Lease	$334,000	$446,000	$182,000	$—	$962,000
Capital Lease Obligations	321,000	344,000	22,000	—	687,000
Loan Obligations	850,000	3,662,000	305,000	—	4,817,000
Minimum Royalties	75,000	150,000	150,000	150,000	525,000

Total	$1,580,000	$4,602,000	$659,000	$150,000	$6,991,000

Off-Balance Sheet Arrangements

As of December 31, 2005, we had no off-balance sheet arrangements.

Dividends and Distributions

We have not paid any cash dividends to date. We intend to retain our future earnings, if any, and we do not anticipate paying cash dividends on either class of our stock in the foreseeable future.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. We review our estimates on an on going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements:

Revenue Recognition.  We recognize revenue from product sales and research grants from the U.S. government through the Small Business Innovative Research (“SBIR”) program. Product sales consist of sales of our BIONIC® line of brain-computer interface equipment to universities and research hospitals involved in neurological research. Product sales are recognized in accordance with SEC Staff Accounting Bulletin (SAB) 104, Revenue Recognition, when persuasive evidence of an arrangement exists, fees are fixed or determinable, delivery has occurred and collection is reasonably assured. Revenue is not recognized until title and risk of loss have transferred to the customer, which occurs at the time of shipment. Terms for all customers are FOB shipping. The product operates without any custom configuration or installation. Product sales do not contain multiple elements. Following shipment, there are no customer acceptance requirements or installation obligations or continuing service requirements incumbent on us. Terms of product sales contain no contractual rights of return. In practice, we have not experienced or granted rights of return.

We recognize revenues from research grants as reimbursable eligible costs are incurred. Eligible costs typically include direct labor costs, other direct costs as outlined in the grant, such as lab materials and supplies and consulting costs, and an overhead allocation as specifically defined by the grant. In accordance with Emerging Issues Task Force (EITF) 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, we record grant revenues on a gross basis as we are the primary obligor with respect to our research and development activities. We are subject to grant audits as required by the Department of Health and Human Services. Audits may result in adjustments to the amount of grant revenues recorded and funds received. Historically, we have not been required to make any adjustments to the amount of grant revenues recorded and funds received as a result of grant audits.

We have continued to market our BIONIC® line of research products and continue to expect revenues from sales of equipment. However, this revenue is not predictable and will fluctuate from period-to-period. There can be no assurance that we will continue to receive grant revenue and we currently expect that grant revenue will continue to decline significantly. Future grant research contracts are dependent on applications by us to various governmental agencies and are based on a competitive award process. We have not submitted any SBIR grant applications during 2005. Additionally, there are uncertainties concerning the future availability of these types of grants to public companies. Therefore, we are not anticipating any new SBIR grant income. We have identified and applied for several new grant and contract opportunities from various federal agencies, other than the SBIR, that may provide funding for research activities in 2006. There can be no assurance, however, that we will receive any additional funding from any other grant or contract opportunities applied for by us until each selection process is finalized and the applicable grant or contract is awarded. The long-term success of our business is dependent on the development and commercialization of advanced neurological products such as the BrainGatetm System.

Accounts Receivable.  Accounts receivable represent amounts due from customers for goods shipped. We extend 30-day payment terms to our customers, and we do not require collateral. We periodically assess the collectibility of our receivables and establish reserves, as necessary, based on various considerations including customer credit history, payment patterns, and aging of accounts. Once management determines an account receivable is not collectible, the account is written off. We have not experienced significant collection problems to date. If our collection history or aging of accounts receivable deteriorates, we may have to record a charge to operations to establish an allowance for doubtful accounts.

Inventories.  Inventories are stated at the lower of cost (determined using the first-in, first-out method) or market. Inventories consist of raw materials, work-in-process and finished goods. We periodically review our inventory for excess, obsolescence or quality issues. Should we conclude that we have inventory for which we cannot recover our costs as a result of such review, we would have to record a charge to operations classified as cost of products sold.

Property and Equipment and Identifiable Intangible Assets.  We periodically review our property and equipment and identifiable intangible assets for impairment. In determining whether an asset is impaired, we must make assumptions regarding recoverability of costs, estimated future cash flows from the asset, intended use of the asset and other related factors. If these estimates or their related assumptions change, we may be required to record impairment charges for these assets.

Goodwill.  In assessing the recoverability of our goodwill, we make assumptions, at least annually, regarding its fair value, including estimated future cash flows and other factors. We currently make this annual assessment as of October 1 each year. This process is subjective and requires judgment. If these estimates or their related assumptions change in the future, or if actual cash flows are below estimates, we may be required to record goodwill impairment charges.

Stock-Based Compensation.  Awards under our stock option plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, Accounting For Stock Issued to Employees (APB 25), and related interpretations in accounting for our employee stock options. Accordingly, no compensation expense is recorded for options awarded to employees with exercise prices equal to or in excess of the stock’s fair market value on the grant date. We have adopted the disclosure requirements of Financial Accounting Standards Board Statement No. 123, Accounting For Stock-Based Compensation (SFAS 123), which is based on the fair-value method of measuring stock-based compensation. We account for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force No. 96-18, Accounting For Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, (EITF 96-18). To the extent that the fair value of our common stock increases, we will incur additional compensation expense associated with non-employee options.

Recently Issued Accounting Standards

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4 (SFAS 151). SFAS 151, a product of the FASB’s efforts to achieve short-term convergence with the International Accounting Standards Board (IASB), clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2005. The Company does not believe the adoption of this standard will have a material impact on results of operations.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payments (SFAS 123R), which is a revision of SFAS 123. SFAS 123R supersedes APB 25 and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS 123R is similar to the approach described in SFAS 123. However, SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. We are required to adopt the provisions of SFAS 123R in our financial statements for the first quarter of 2006.

SFAS 123R permits public companies to adopt its requirements using one of two methods:

•	A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date.

•	A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

We have decided to use the modified prospective method to adopt the requirements of this statement.

As permitted by SFAS 123, we currently account for share-based payments to employees using APB 25’s intrinsic value method and, as such, generally recognize no compensation cost for employee stock options.

Accordingly, the adoption of SFAS 123R’s fair value method will have a significant impact on our result of operations, although it will have no impact on our overall financial position. The impact of adoption of SFAS 123R cannot be predicted at this time because it will depend on levels of share-based payments granted in the future as well as the valuation model used to determine the fair value of share-based payments. We have not yet determined which valuation model under this statement we will adopt.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (SFAS 154), a replacement for APB Opinion No. 20, Accounting Changes (APB 20), and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. This statement changes the requirements for the accounting for and reporting of a change in accounting principle. It applies to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement requires voluntary changes in accounting principles be recognized retrospectively to financial statements for prior periods, rather than recognition in the net income of the current period. Retrospective application requires restatements of prior period financial statements as if that accounting principle had always been used. This statement carries forward without change the guidance contained in APB 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. We are required to adopt the provisions of SFAS 154 for accounting changes and corrections of errors made in fiscal years beginning after December 31, 2005. At this time, we do not believe the adoption of this standard will have a material impact on our results of operations.

RISK FACTORS

Any investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in our prospectuses filed with the Securities and Exchange Commission before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed significantly. The trading price of our stock could decline, and you may lose all or part of your investment in our Common Stock. We operate in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which are beyond our control. See also “Special Note Regarding Forward-Looking Statements.”

Risks Related To Our Business

We have incurred significant operating losses since inception and we cannot assure you that we will ever achieve profitability.

Since our inception in 2001, we have incurred losses every quarter. The extent of our future operating losses and the timing of profitability are highly uncertain, and we may never achieve or sustain profitability. We have incurred significant net losses since inception, including net losses of $9,326,000 in 2005, $7,091,000 in 2004 and $3,520,000 in 2003. At December 31, 2005, we had an accumulated deficit of $21,998,000. We anticipate that we will continue to incur operating losses for the foreseeable future and it is possible that we will never generate substantial revenues from product sales.

We are an early stage company with a limited operating history that makes it impossible to reliably predict future growth and operating results.

We have not demonstrated that we can:

•	ensure that our products are safe in chronic use and function as intended in human clinical applications;

•	obtain the regulatory approvals necessary to commercialize products that we may develop in the future;

•	manufacture, or arrange for third-parties to manufacture, future products in a manner that will enable us to be profitable;

•	establish many of the business functions necessary to operate, including sales, marketing, administrative and financial functions, and establish appropriate financial controls;

•	make, use, and sell future products without infringing upon third party intellectual property rights; or

•	respond effectively to competitive pressures.

We are dependent upon the success of neurotechnology. Our inability to continue to develop innovative neurotechnology products, or the failure of the neurotechnology market to develop as we anticipate, would adversely affect our business.

Over the last ten years a number of products based on long-term implantable devices in the brain and nervous system have been developed and this market is referred to as neurotechnology. The neurotechnology market is subject to rapid technological change and product innovation. Our competitors may succeed in developing or marketing superior products, using neurotechnology or other competitive technologies. If we are unable to compete successfully in the development of new neurotechnology products, or if new and effective therapies not based on neurotechnology are developed, our products could be rendered obsolete or non-competitive. This would materially adversely affect our business.

If we fail to obtain approval, or fail to maintain any approvals we have received, from the U.S. Food and Drug Administration (“FDA”) and from foreign regulatory authorities, we will not be allowed to market or sell the BrainGatetm System, the NeuroPorttm System or other products in the United States or other countries.

We are a clinical development medical device company focused on the development of neurotechnology products that record, monitor and analyze brain electrical activity, and further allow such complex signals from the brain, to be interpreted by computer equipment. We intend to develop implantable medical devices and software and hardware for human use that will be designed to detect and interpret brain activity in real time. Our product candidate, the BrainGatetm System, is intended to allow people with quadriplegia to control computers using the technology identified above. The BrainGatetm System has received Investigational Device Exemption approval and is undergoing pilot clinical evaluation.

If we cannot demonstrate through clinical testing on humans or other means that the system or other new products under development and testing are safe and effective, we will not be able to obtain regulatory approvals in the U.S. or other countries for the commercial sale of these products.

Our clinical testing of the BrainGatetm System is in its early stages. Delays, budget overruns, and project terminations are not uncommon even after promising pre-clinical and clinical trials of medical products. We intend to conduct clinical testing for the BrainGatetm System in patients with a variety of complications, and these patients may die or suffer other adverse medical results for reasons which may or may not be related to the product being tested. Those outcomes could seriously delay the completion of clinical testing, as could the unavailability of suitable patients for clinical trials, both of which are outside our control. We cannot assure that the rate of patient enrollment in our clinical trials will be consistent with our expectations or be sufficient to allow us to complete our clinical trials for the BrainGatetm System or our other products under development in a timely manner, if at all. Delays could defer the marketing and commercial sale of our products, require further funding, and possibly result in failure to bring the products to market.

We are investigating the potential to seek and obtain initial approval from the FDA to market the BrainGatetm System under a Humanitarian Device Exemption (“HDE”) rather than through a Pre-Market Approval application (“PMA”). Approval of an HDE by the FDA requires that we demonstrate that the BrainGatetm System is safe, potentially effective and that its benefits outweigh its associated risks. We have not yet applied for, and the FDA has not yet granted, HDE designation for the BrainGatetm System. We cannot assure that the FDA or any other regulatory authority will act quickly or favorably on our requests for this product to be approved under an HDE. The FDA or any other regulatory authority may require us to provide additional data that we do not currently anticipate in order to obtain product approvals. If we are successful in obtaining FDA approval for the BrainGatetm System based on a phased approach that begins with an HDE, the initial approval is likely to include conditions or limitations to particular indications that would limit the available market for these products.

Another product, the NeuroPorttm System, is intended to allow post-operative recording and monitoring of brain electrical activity, for use during neurological procedures where the cortex of the brain is exposed via a craniotomy in order to allow short-term monitoring of the brain’s activity. In March 2005, we obtained 510(k) clearances for the NeuroPorttm System. We have completed the necessary manufacturing upgrades in 2005 and anticipate a limited market introduction of the NeuroPorttm System in 2006. If we are not able to obtain regulatory approvals for use of the BrainGatetm System or our other products under development, or if the patient populations for which they are approved are not sufficiently broad, the commercial success of these products could be limited.

We may seek to market the BrainGatetm System and our other new products in international markets, including the European Union and Japan. We must obtain separate regulatory approvals in order to market our products in other jurisdictions. The approval processes may differ among those jurisdictions, and approval in the U.S. or in any other particular jurisdiction does not ensure approval in any other jurisdictions. Obtaining foreign approvals could result in significant delays, difficulties and costs for us, and require additional trials and additional expense.

If we fail to develop products, we will not achieve significant revenues and we would unlikely be able to continue our current level of operations and would be unable to meet our long-term growth plans.

Our future business and financial success will depend on our ability to continue to introduce new products and upgrade products into the marketplace. Developing new products and upgrades to existing and future products imposes burdens on our research and development department and our management. This process is costly, and we cannot assure you that we will be able to successfully develop new products or enhance any future products. We incurred research and development costs of $5,587,000 and $4,309,000 for the years ended December 31, 2005 and 2004, respectively. In addition, as we develop the market for neurotechnology devices, future competitors may develop desirable product features earlier than we do. Such developments could make our competitors’ products less expensive or more effective than our products and could render our proposed products obsolete or unmarketable. If our product development efforts are unsuccessful, we will have incurred significant costs without recognizing the expected benefits and our business prospects will suffer.

Testing of our new products will involve uncertainties and risks, which could delay or prevent new product introductions, require us to incur substantial additional costs or result in the failure to bring our products to market.

Development and testing of any medical device is often extensive, expensive and time-consuming. Some of the tests for our products may require months or years to perform, and it may be necessary to begin these tests again if we modify our products to correct a problem identified in testing. Even modest changes to certain components of our products can take months or years to complete and test. If results of pre-clinical or clinical testing of our products under development indicate that design changes are required, such changes could cause delays that would adversely affect our results of operations and cash flows. A number of companies in the medical industry have suffered delays, cost overruns and project terminations despite achieving promising results in pre-clinical testing or clinical testing. In the event that we suffer setbacks in the pre-clinical or clinical testing of our products, our products may be delayed, require further funding, and may never be brought to market.

Patient complications that may occur in clinical testing conducted by us (or in clinical testing conducted by other companies) and the resulting publicity surrounding these complications may result in greater governmental regulation of future product candidates and potential regulatory delays relating to testing or approval.

Even if we obtain the requisite approval, the commercial success of our proposed products will depend in part on public acceptance. Public attitudes may be influenced by claims that our proposed products are unsafe, and such products may not gain the acceptance of the public or the medical community. Negative public reaction could result in greater governmental regulation, stricter clinical trial oversight or commercial product labeling requirements of neurotechnology products, resulting in higher compliance costs, and could negatively affect demand for any products that we may develop.

Failure to obtain necessary government approvals for new products or for new applications for existing products would mean we could not sell those new products, or sell any existing products for those new applications.

Our proposed products are medical devices, which are subject to extensive government regulation in the U.S. and in foreign countries where we intend to do business. Unless an exemption applies, each medical device that we wish to market in the U.S. must first receive either a PMA or a 510(k) clearance from the FDA with respect to each application for which we intend to market it. Either process can be lengthy and expensive. According to the FDA, the average 510(k) review period was 100 days in 2004, but reviews may take longer and approvals may be revoked if safety or effectiveness problems develop. The PMA process is much more costly, lengthy and uncertain. According to the FDA, the average PMA submission-to-decision period was 176 days in 2004; however, reviews may take much longer and completing a PMA application can require numerous clinical trials and require the filing of amendments over time. The result of these lengthy approval processes is that a new product, or a new application for an existing product, often cannot be brought to market for a number of years after being developed. If we fail to obtain or maintain necessary government approvals of our new products or new applications for any existing products on a timely and cost-effective basis, we will be unable to market the affected products for our intended applications.

If we obtain regulatory approval of our products, the products will be subject to continuing review and extensive regulatory requirements, which could affect the manufacturing and marketing of our products.

The FDA continues to review products even after they have received initial approval. If the FDA approves the BrainGatetm System, or our other products under development, and although the NeuroPorttm System has received 510(k) clearance, the manufacture and marketing of these products will be subject to continuing regulation, including compliance with quality systems regulations (“QSR”), adverse event reporting requirements and prohibitions on promoting a product for unapproved uses.

We will also be required to obtain additional approvals in the event we significantly modify the design of an approved product or the product’s labeling or manufacturing process. Modifications of this type are common with new products, and we anticipate that the first generation of each of our products will undergo a number of changes, refinements and improvements over time. For example, the current configuration of the BrainGatetm System utilizes a connector which penetrates the skin, and we anticipate that we will need to obtain regulatory approval for a fully implantable device that can be powered and can transmit neural signals without penetrating the skin. If we are not able to obtain regulatory approval of modifications to our current and future products, the commercial success of these products could be limited.

We and our third-party suppliers of product components are also subject to inspection and market surveillance by the FDA. Enforcement actions resulting from failure to comply with government requirements could result in fines, suspensions of approvals, recalls of products, operating restrictions and criminal prosecutions, and could affect the manufacture and marketing of our products. The FDA could withdraw a previously approved product from the market upon receipt of newly discovered information, including a failure to comply with regulatory requirements, the occurrence of unanticipated problems with products following approval, or other reasons, which could adversely affect our operating results.

The markets for our proposed products that are currently under development are unproven and if they prove unsuccessful, we would be unable to sell our products and would not achieve significant revenues.

Even if our products are successfully developed and approved by the FDA and corresponding foreign regulatory authorities, they may not enjoy commercial acceptance or success, which would adversely affect our business and results of operations. Several factors could limit our success, including:

•	the need to create a market for our new products, the BrainGatetm System and the NeuroPorttm System, and possible limited market acceptance among physicians, medical centers, patients and third party payers;

•	the need for surgeons to develop or be trained in new surgical techniques to use our products effectively;

•	limitations on the number of patients who may have access to physicians and medical centers with adequate training, equipment and personnel to make use of our products;

•	the timing and amount of reimbursement for these products, if any, by third party payers;

•	the introduction by other companies of new treatments, products and technologies, that compete with our products, and may reduce their market acceptance, or make them obsolete; and

•	the reluctance, due to ethical considerations, of physicians, patients and society as a whole to accept new medical devices that are implanted in the brain.

The commercial success of the BrainGatetm System, the NeuroPorttm System and other neurotechnology products will require acceptance by neurosurgeons, neurologists and physical rehabilitation specialists, a limited number of whom significantly influence medical device selection and purchasing decisions. We may achieve our business objectives only if our products are accepted and recommended by leading physicians, which is likely to be based on a determination by these physicians that our products are safe, cost-effective and represent acceptable methods and standards of treatment. We have developed relationships and have made arrangements to work with only a few physiatrists, neurologist and neurosurgeons and we cannot assure that these existing relationships and arrangements can be maintained or that new relationships will be established in support of our products. If neurosurgeons, neurologists and physiatrists do not consider our products to be adequate for the treatment of our target patient populations or if a sufficient number of neurosurgeons, neurologists and physiatrists recommend and use competing products, it would seriously harm our business, financial condition and results of operations.

We may not be able to expand market acceptance of the use of our proposed neurotechnology products, which would severely harm our ability to achieve significant revenues.

Market acceptance of our proposed products will depend on our ability to convince the medical community of the clinical efficacy and safety of such products. Many physicians are still unfamiliar with neurotechnology and the products that have been developed using neurotechnology. Existing drugs and medical devices may be more attractive to patients or their physicians than our proposed products in terms of efficacy, cost or reimbursement availability. We cannot assure you that our proposed products will achieve expanded market acceptance. Failure of our proposed products to gain additional market acceptance would severely harm our business, financial condition and results of operations.

If future clinical studies or other articles are published, or physician associations or other organizations announce positions that are unfavorable to our proposed products, our sales efforts and revenues will be negatively affected.

Future clinical studies or other articles regarding our proposed products or any competing products may be published that either support a claim, or are perceived to support a claim, that a competitor’s product is more accurate or effective than our products or that our products are not as effective as we claim or previous clinical studies have concluded. Additionally, physician associations or other organizations that may be viewed as authoritative could endorse products or methods that compete with our proposed products or otherwise announce positions that are unfavorable to our proposed products. Any of these events may negatively affect our sales efforts and would result in decreased revenues.

If patients choose less invasive or less expensive alternatives to our proposed products, our sales would be negatively impacted.

We intend to sell medical devices for invasive surgical procedures. Patient acceptance of our proposed products will depend on a number of factors, including device and associated procedure costs, the success or failure of less invasive therapies to help the patient, the degree of invasiveness involved in the procedures used to implant our products, the rate and severity of complications from the procedures used to implant our products and any adverse side effects caused by the implanting of our proposed products. There are less invasive means for disabled patients to control external devices that leverage intact muscles still under accurate control of the patient. Devices which utilize voice recognition, eye movement or switches activated by head motion can all be used to provide control of external devices. There is also ongoing research into the use of neural signals which can be detected on the surface of the scalp to provide a computer interface. If patients choose to use existing less invasive or less expensive alternatives to our proposed products, or if effective new alternatives are developed, our business would be materially adversely affected.

We will depend on third party reimbursement to our customers for market acceptance of our products. If third party payers fail to provide appropriate levels of reimbursement for purchase and use of our products, our profitability would be adversely affected.

Sales of medical products largely depend on the reimbursement of patients’ medical expenses by government health care programs and private health insurers. The cost of the BrainGatetm System, as well as the cost of implanting the BrainGatetm System into a patient, will be substantial. Without the financial support of the government or third party insurers, the market for our products will be limited. Medical products and devices incorporating new technologies are closely examined by government and private insurers to determine whether the products and devices will be covered by reimbursement, and if so, the level of reimbursement which may apply. We cannot be sure that third party payers will reimburse the sales of our products now under development, or enable us to sell them at profitable prices.

The federal government and private insurers have considered ways to change, and have changed, the manner in which health care services are provided and paid for in the U.S. In the future, it is possible that the government may institute price controls and further limits on Medicare and Medicaid spending. These controls and limits could affect the payments that we collect from sales of our products. Internationally, medical reimbursement systems vary significantly. Some medical centers have fixed budgets, regardless of levels of patient treatment, and other countries require application for, and approval of, government or third party reimbursement. Even if we succeed in bringing our new products to market, uncertainties regarding future health care policy, legislation and regulation, as well as private market practices, could affect our ability to sell our products in commercially acceptable quantities at profitable prices.

Prior to approving coverage for new medical devices, most third party payers require evidence that the product has received FDA approval, is not experimental, and is medically necessary for the specific patient. Increasingly, third party payers require evidence that the devices being used are cost-effective. Our products may not meet these or future criteria, which could hurt our ability to market and sell these products.

Because certain competitors have significantly greater resources and new competitors may enter the neurotechnology market, it may be difficult for us to compete.

The medical device market is highly competitive, is subject to rapid change and is significantly affected by new product introductions and other market activities of industry participants. Certain of our competitors have significantly greater product development capabilities and financial, scientific, marketing and human resources than we do. Additionally, other companies may succeed in developing products earlier than us, in obtaining authorizations from the FDA for such products earlier than us, or in developing products that are more effective than those proposed by us. There can be no assurance that research and development by others will not render our technology or proposed products obsolete, or result in treatments or cures superior to those being developed by us. It is expected that competition in this field will intensify.

Our future capital needs are uncertain. We will need to raise additional funds in the future and these funds may not be available on acceptable terms or at all.

We believe that our current cash and cash equivalents plus the cash raised in the September 2005 Private Placement and additional financing under our capital lease line and Loan with GE Capital Corporation are sufficient to meet projected operating requirements through at least December 2006. However, we may seek additional funds from public and private stock or debt offerings, borrowings under credit lines or other sources prior to such time. Our capital requirements will depend on many factors, including:

•	the revenues generated by sales of products that we develop;

•	the costs required to develop new products;

•	the costs of conducting clinical trials and obtaining and maintaining FDA approval or clearance of our products;

•	the costs associated with expanding our sales and marketing efforts;

•	the expenses we incur in manufacturing and selling our products;

•	the costs associated with any expansion of operations;

•	the costs associated with capital expenditures; and

•	the number and timing of any business acquisitions or other strategic transactions.

As a result of these factors, we will need to raise additional funds, and these funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our potential products or proprietary technologies, or grant licenses on terms that are not favorable to us. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements. If the Company is unable to raise sufficient additional financing we will not be able to continue our operations.

Organizations that provide grants for neurotechnology research and development activities may no longer be able to or may decide to no longer provide money in the form of grants or we and our customers may be prohibited from approaching such organizations for funding, which may adversely affect our research and development activities.

We and our customers have raised money by obtaining grants from the federal government and other organizations to fund research and product development activities using our neurotechnology expertise. The receipt of past grants is not a predictor that we or our customers will choose to or will be able to apply for and receive additional grants in the future. It may be the case that we no longer receive any income from organizations that provide grants, which may adversely affect our ability to fund ongoing research and product development activities. It may also be the case that our customers no longer receive any funding from organizations that provide grants, which may adversely affect their ability to fund the purchase of our neurotechnology equipment and to perform research and development activities, which would in turn adversely affect our sales.

In the past, we have received funding through research grants, such as Small Business Innovation Research (“SBIR”) grants; however, there is no assurance that we will continue to receive or qualify for research grants in the future, which could harm our ability to bring our proposed products to the marketplace.

In the past, we have received SBIR grants to fund a portion of our research expenditures. We have identified and applied for several new grant and contract opportunities from various federal agencies, other than SBIR grants, that may provide funding for research activities in 2006. There can be no assurance, however, that we will receive any additional funding from any other grant or contract opportunities applied for by us until each selection process is finalized and the applicable grant or contract is awarded. If our grant applications are not approved, it may harm our ability to bring our proposed products to the marketplace.

Our success will depend on our ability to attract and retain key personnel and scientific staff. If we fail to attract and retain key personnel and scientific staff, we may be unable to succeed in the neurotechnology market.

We believe future success will depend on our ability to manage our growth successfully, including attracting and retaining scientists, engineers and other highly skilled personnel. Our key employees are subject to confidentiality, trade secret and non-competition agreements, but may terminate their employment with us at any time. Hiring qualified management and technical personnel is difficult due to the limited number of qualified professionals. Competition for these types of employees is intense in the medical field. If we fail to attract and retain personnel, particularly management and technical personnel, we may not be able to achieve long-term success in the neurotechnology market.

If we do not effectively manage our growth, our business resources may become strained and our results of operations may be adversely affected.

We expect to increase our total headcount. This growth may provide challenges to our organization and may strain our management and operations. We may be unable to accurately predict the amount of time or resources that will be required to effectively manage any anticipated or unanticipated growth in our business or we may not be able to attract, hire and retain sufficient personnel to meet our needs. If we cannot scale our business appropriately, maintain control over expenses or otherwise adapt to anticipated and unanticipated growth, our business resources may become strained, we may not be able to deliver proposed products in a timely manner and our results of operations may be adversely affected.

We are subject to potential product liability and other claims and we may not have the insurance or other resources to cover the costs of any successful claim.

Defects in our products could subject us to potential product liability claims that our products are ineffective or caused some harm to our patients. Our product liability insurance may not be adequate to cover future claims. Product liability insurance is expensive and, in the future, may not be available on terms that are acceptable to us, if it is available to us at all. Plaintiffs may also advance other legal theories supporting their claims that our products or actions resulted in some harm. A successful claim brought against us in excess of our insurance coverage could significantly harm our business and financial condition.

If we fail to protect our intellectual property rights, our competitors may take advantage of our ideas and compete directly against us.

We rely in part on patents, trade secrets and other proprietary technologies to remain competitive. We may not be able to obtain or maintain adequate U.S. patent protection for new products or ideas, or prevent the unauthorized disclosure of our technical knowledge or other trade secrets by our employees. Additionally, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Even if our intellectual property rights are adequately protected, litigation may be necessary to enforce them, which could result in substantial costs to us and substantial diversion of the attention of our management and key technical employees. If we are unable to adequately protect our intellectual property, our competitors could use our intellectual property to develop new products or enhance their existing products. This could harm our competitive position, decrease our market share or otherwise harm our business.

Other parties may sue us for infringing their intellectual property rights, or we may have to sue them to protect our intellectual property rights.

There has been a substantial amount of litigation in the medical technology industry regarding patents and intellectual property rights. The neurotechnology market is characterized by extensive patent and other intellectual property rights, which can create greater potential, in comparison to less-developed markets, for possible allegations of infringement, particularly with respect to newly-developed technology. We may be forced to defend ourselves against allegations that we are infringing the intellectual property rights of others. In addition, we may find it necessary, if threatened, to initiate a lawsuit seeking a declaration from a court that we are not infringing the intellectual property rights of others or that these rights are invalid or unenforceable, or to protect our own intellectual property rights. Intellectual property litigation is expensive and complex and its outcome is difficult to predict. If we do not prevail in any litigation, in addition to any damages we might have to pay, we would be required to stop the infringing activity, obtain a license, or concede intellectual property rights. Any required license may not be available on acceptable terms, if at all. In addition, some licenses may be nonexclusive, and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to sell some of our products.

If we breach any of the agreements under which we license technology commercialization rights from others, we could lose license rights that are critical to our business.

We license rights to technology that are critical to our business and we expect to enter into additional licenses in the future. We are dependent upon such license rights to develop our proposed products. If we breach any agreement covering such rights and as a result loses license rights, we would be unable to successfully develop our proposed products.

Risks Related To Capital Structure

We may experience fluctuation of quarterly operating results that may cause our stock price to fluctuate.

Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include: the success of our research and development efforts; our ability to attract and retain personnel with the necessary strategic, technical and creative skills required for effective operations; the amount and timing of expenditures by our customers; the amount and timing of capital expenditures and other costs relating to the expansion of our operations; government regulation and legal developments regarding the use of our products; competitive developments; and general economic conditions. As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, technology or marketing decisions that could have a material adverse effect on our quarterly results. Due to all of these factors, our operating results may fall below the expectations of securities analysts, stockholders and investors in any future quarter.

Our stock price is volatile and could decline in the future.

The price of our common stock has fluctuated significantly and may significantly fluctuate in the future. The stock market, in general, and the market price for shares of medical device companies in particular, have experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in the medical device and related industries have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside of our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	negative or unfavorable results of preclinical studies and clinical trials by us, by our collaborators or by our competitors;

•	concern as to, or other evidence of, the safety or efficacy of our products or our competitors’ products;

•	announcements of technological innovations or new products by us or our competitors;

•	press releases concerning our technology or competitive technologies;

•	actual or potential media coverage;

•	U.S. and foreign governmental regulatory actions;

•	actual or anticipated changes in medical device or drug reimbursement policies;

•	developments with our collaborators, if any;

•	developments concerning our patent or other proprietary rights or our competitors (including litigation);

•	our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	our financial position and results of operations;

•	status of litigation;

•	period-to-period fluctuations in our operating results;

•	changes in estimates of our performance by any securities analysts;

•	new regulatory requirements and changes in the existing regulatory environment;

•	market conditions for medical device stocks in general; and

•	market conditions of securities traded on the Over-the-Counter (OTC) Bulletin Board.

In addition, the market price for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities in any future offerings;

•	issued and outstanding shares of our common stock becoming eligible for resale pursuant to contractual registration requirements or pursuant to exemptions from registration becoming available following the passage of time;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	changes in financial estimates by securities analysts;

•	the depth and liquidity of the market for our common stock;

•	investor perceptions of us and the medical device industry generally;

•	general economic and other national conditions; and

•	changes in interest rates.

There is no assurance of an established public trading market, which would adversely affect the ability of investors in our company to sell their securities in the public markets.

Although our common stock trades on the OTC Bulletin Board, a regular trading market for the securities may not be sustained in the future. The NASD (National Association of Stock Dealers) has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD’s automated quotation system (the “Nasdaq Stock Market”). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.

The limited prior public market and trading market may cause volatility in the market price of our common stock.

Our common stock is currently traded on a limited basis on the OTC Bulletin Board under the symbol “CYKN.” The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;

•	market visibility for our common stock may be limited; and

•	a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our common stock is considered a “penny stock” and may be difficult to sell.

Our common stock is considered to be a “penny stock” since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis. Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.

Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of the Registrant that has satisfied a two-year holding period. In addition to sales pursuant to Rule 144, we registered 25,349,250 securities on a Form SB-2 and 2,180,034 securities on a Post-effective Amendment No. 1 to Form SB-2, which the SEC declared effective on October 31, 2005 and November 1, 2005, respectively. Any substantial sale of common stock pursuant to Rule 144 or pursuant to our October 31, 2005 resale prospectus or our November 1, 2005 resale prospectus may have an adverse effect on the market price of our securities.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which may have the effect of delaying or preventing a change-in-control.

Oxford Bioscience Partners, Absolute Return Europe Fund Limited, Hunter World Markets, Inc. and The Global Life Science Ventures Fonds II GmbH & Co., KG and their respective affiliates beneficially own, in the aggregate, over 58% of our outstanding voting securities. As a result, these stockholders possess significant influence, giving them the ability, among other things, to elect a majority of our Board of Directors and to authorize or prevent proposed significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Certain provisions of our Certificate of Incorporation and Delaware law may make it more difficult for a third party to effect a change-in-control.

Our Certificate of Incorporation authorizes the Board of Directors to issue up to 50,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire the Company or effect a change-in-control.

In addition, we are also subject to Section 203 of the Delaware General Corporation Law that, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder. The preceding provisions of our Certificate of Incorporation, as well as Section 203 of the Delaware General Corporation Law, could discourage potential acquisition proposals, delay or prevent a change-in-control and prevent changes in our management, even if such things would be in the best interests of our stockholders.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Although we have not identified any material weaknesses in our internal controls over financial reporting to date, the assessment required pursuant to rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 may uncover weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on investor confidence and the price of our common stock. Failure to establish and maintain appropriate internal controls over financial reporting, or any failure of those controls once established, could adversely impact our business, financial condition or results of operations or raise concerns for investors. Any actual or perceived weaknesses and conditions in our internal controls over financial reporting that need to be addressed may have an adverse impact on the price of our common stock.

Compliance with the rules established by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 will be complex. Failure to comply in a timely manner could adversely affect investor confidence and our stock price.

Rules adopted by the Securities and Exchange Commission pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require us to perform an annual assessment of our internal controls over financial reporting, certify the effectiveness of those controls and secure an attestation of our assessment by our independent registered public accountants. Currently, this requirement will first apply to us during the preparation and filing of our annual report for fiscal 2007. The standards that must be met for management to assess the internal controls over financial reporting as now in effect are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal controls over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of the assessment by our independent registered public accountants. If we cannot perform the assessment or certify that our internal controls over financial reporting are effective, or our independent registered public accountants are unable to provide an unqualified attestation on such assessment, investor confidence and share value may be negatively impacted.

We do not expect to pay cash dividends in the foreseeable future.

We have not paid cash dividends on our stock and we do not plan to pay cash dividends on our stock in the foreseeable future.

Special Note Regarding Forward-Looking Statements

In addition to historical information, this Annual Report on Form 10-KSB contains statements relating to our future business and/or results. These statements include certain projections and business trends that are “forward-looking” within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like “may,” “will,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words. Forward-looking statements do not guarantee future performance and involve risks and uncertainties. Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties. These risks and uncertainties include, without limitation, those described under “Risk Factors” and those detailed from time to time in our filings with the SEC, and include, among others, the following:

•	our limited operating history;

•	our lack of profits from operations;

•	our ability to successfully develop and commercialize our proposed products;

•	a lengthy approval process and the uncertainty of FDA and other government regulatory requirements may have a material adverse effect on our ability to commercialize our products;

•	clinical trials may fail to demonstrate the safety and effectiveness of our products, which could have a material adverse effect on our ability to obtain government regulatory approval;

•	the degree and nature of our competition;

•	our ability to employ and retain qualified employees; and

•	the other factors referenced in this prospectus, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

These risks are not exhaustive. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this Annual Report on Form 10-KSB. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this Annual Report on Form 10-KSB.

ITEM 7.	FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Cyberkinetics Neurotechnology Systems, Inc.

We have audited the accompanying consolidated balance sheet of Cyberkinetics Neurotechology Systems, Inc. as of December 31, 2005, and the related consolidated statements of operations, changes in redeemable preferred stock and stockholders’ equity (deficit), and cash flows for the year ended December 31, 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyberkinetics Neurotechology Systems, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/  VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
March 16, 2006

Report of Independent Registered Public Accounting Firm — Ernst & Young LLP

We have audited the accompanying consolidated balance sheet of Cyberkinetics Neurotechnology Systems, Inc. (the Company) as of December 31, 2004, and the related consolidated statements of operations, changes in redeemable convertible preferred stock stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cyberkinetics Neurotechnology Systems, Inc. at December 31, 2004, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 9, 2005,
except for the first paragraph of Note 9,
as to which the date is March 31, 2005

Cyberkinetics Neurotechnology Systems, Inc.

Consolidated Balance Sheets

	December 31,
	2005	2004

ASSETS
Current assets:
Cash and cash equivalents	$11,346,372	$5,232,641
Accounts receivable	387,731	339,831
Inventory	235,320	122,610
Prepaid expenses and other current assets	427,987	264,223

Total current assets	12,397,410	5,959,305
Property and equipment, net	619,433	549,927
Intangible assets, net	114,071	136,586
Deposits and other assets	140,447	16,258
Goodwill	94,027	94,027

Total assets	$13,365,388	$6,756,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$474,398	$323,805
Accrued expenses	936,202	633,476
Deferred revenue	—	60,432
Current portion of notes payable to related parties	—	101,316
Current portion of capital lease obligations	274,489	189,216
Current portion of line of credit	473,721	—

Total current liabilities	2,158,810	1,308,245
Capital lease obligations, less current portion	338,048	365,528
Line of credit, less current portion	2,526,279	—

Total long-term liabilities	2,864,327	365,528
Commitments — Note 8
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized in 2005 and 2004; 27,157,997 and 25,857,997 issued and outstanding at December 31, 2005, respectively, and 16,939,481 and 15,639,481 issued and outstanding at December 31, 2004, respectively	27,158	16,939
Additional paid-in capital	31,112,108	17,835,622
Common stock in escrow, 1,300,000 shares	(13,000)	(13,000)
Deferred compensation	(786,364)	(85,445)
Accumulated deficit	(21,997,651)	(12,671,786)

Total stockholders’ equity	8,342,251	5,082,330

Total liabilities and stockholders’ equity	$13,365,388	$6,756,103

The accompanying notes are an integral part of these consolidated financial statements.

Cyberkinetics Neurotechnology Systems, Inc.

Consolidated Statements of Operations

	Year Ended December 31,
	2005	2004	2003

Revenues:
Product sales	$778,566	$652,875	$509,379
Grant income	280,217	883,794	774,622

Total revenues	1,058,783	1,536,669	1,284,001
Operating expenses:
Cost of product sales	187,877	262,984	258,801
Research and development	5,587,375	4,308,571	2,600,396
Sales and marketing	331,094	297,544	263,410
General and administrative	4,049,796	3,747,127	1,740,565

Total operating expenses	10,156,142	8,616,226	4,863,172

Operating loss	(9,097,359)	(7,079,557)	(3,579,171)
Other income (expense):
Interest income	177,698	39,621	66,611
Interest expense	(406,204)	(50,656)	(7,472)

Other income (expense), net	(228,506)	(11,035)	59,139

Net loss	(9,325,865)	(7,090,592)	(3,520,032)
Dividends and accretion to redemption value of redeemable convertible preferred stock	—	(625,149)	(657,196)

Net loss attributable to common stockholders	$(9,325,865)	$(7,715,741)	$(4,177,228)

Basic and diluted net loss attributable to common stockholders per common share	$(0.51)	$(1.16)	$(1.03)

Shares used in computing basic and diluted net loss attributable to common stockholders per common share	18,386,809	6,660,318	4,044,180

The accompanying notes are an integral part of these consolidated financial statements.

Cyberkinetics Neurotechnology Systems, Inc.

Consolidated Statements of Changes in Redeemable Convertible Preferred Stock
and Stockholders’ Equity (Deficit)

	Series A								Total
	Redeemable Convertible				Additional	Shares	Deferred		Stockholders’
	Preferred Stock		Common Stock		Paid-in-	Held in	Compen-	Accumulated	Equity
	Shares	Amount	Shares	Par Value	Capital	Escrow	sation	Deficit	(Deficit)

Balance at December 31, 2002	5,069,113	4,775,836	5,344,180	5,344	329,705	(13,000)	—	(778,817)	(456,768)
Issuance of Preferred Stock, net of issuance costs of $42,370	4,350,000	4,307,270	—	—	—	—	—	—	—
Stock-based compensation for consultants	—	—	—	—	9,658	—	—	—	9,658
Stock-based compensation for employees	—	—	—	—	174,725	—	(137,734)	—	36,991
Preferred Stock warrants issued in connection with lease agreement	—	—	—	—	10,506	—	—	—	10,506
Accretion of fair value attributed to common issued to Series A Preferred Stockholders	—	24,317	—	—	—	—	—	(24,317)	(24,317)
Accretion of Preferred Stock Issuance Costs	—	51,920	—	—	—	—	—	(51,920)	(51,920)
Accretion of Preferred Stock Dividends	—	580,959	—	—	—	—	—	(580,959)	(580,959)
Net loss	—	—	—	—	—	—	—	(3,520,032)	(3,520,032)

Balance at December 31, 2003	9,419,113	9,740,302	5,344,180	5,344	524,594	(13,000)	(137,734)	(4,956,045)	(4,576,841)
Conversion of Preferred Stock to Common Stock	(9,419,113)	(10,365,451)	9,419,113	9,419	10,356,032				10,365,451
Issuance of common stock, net of issuance costs of $421,675	—	—	2,000,000	2,000	5,576,325	—	—	—	5,578,325
Issuance of common stock from exercise of stock options	—	—	176,188	176	38,304	—	—	—	38,480
Stock-based compensation for consultants	—	—	—	—	1,350,602	—	—	—	1,350,602
Stock-based compensation for employees	—	—	—	—	(10,235)	—	52,289	—	42,054
Accretion of fair value attributed to common issued to Series A Preferred Stockholders	—	18,234	—	—	—	—	—	(18,234)	(18,234)
Accretion of Preferred Stock Issuance Costs	—	41,769	—	—	—	—	—	(41,769)	(41,769)
Accretion of Preferred Stock Dividends	—	565,146	—	—	—	—	—	(565,146)	(565,146)
Net loss	—	—	—	—	—	—	—	(7,090,592)	(7,090,592)

	Series A								Total
	Redeemable Convertible				Additional	Shares	Deferred		Stockholders’
	Preferred Stock		Common Stock		Paid-in-	Held in	Compen-	Accumulated	Equity
	Shares	Amount	Shares	Par Value	Capital	Escrow	sation	Deficit	(Deficit)

Balance at December 31, 2004	—	—	16,939,481	16,939	17,835,622	(13,000)	(85,445)	(12,671,786)	5,082,330

Issuance of common stock, net of issuance costs of $781,794	—	—	9,835,833	9,836	10,651,370	—	—	—	10,661,206
Issuance of common stock from exercise of stock options and warrants	—	—	207,392	208	20,905	—	—	—	21,113
Issuance of common stock to consultants	—	—	131,914	131	168,121	—	—	—	168,252
Common stock warrants issued in connection with line-of-credit and loan	—	—		—	253,642	—	—	—	253,642
Common stock warrants issued to related party	—	—		—	90,077	—	—	—	90,077
Stock bonus issued to employees	—	—	43,377	44	97,555	—	—	—	97,599
Stock-based compensation related to issuance of options to consultants	—	—		—	805,749	—	—	—	805,749
Stock-based compensation related to issuance of options to employees	—	—		—	1,189,067	—	(700,919)		488,148
Net loss	—	—	—	—	—	—	—	(9,325,865)	(9,325,865)

Balance at December 31, 2005	—	$—	27,157,997	$27,158	$31,112,108	$(13,000)	$(786,364)	$(21,997,651)	$8,342,251

The accompanying notes are an integral part of these consolidated financial statements.

Cyberkinetics Neurotechnology Systems, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2005	2004	2003

Operating activities
Net loss	$(9,325,865)	$(7,090,592)	$(3,520,032)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	299,003	228,035	124,160
Stock-based compensation	1,649,825	1,392,654	46,649
Non-cash interest on line of credit and notes	117,297	5,644	7,093
Changes in operating assets and liabilities:
Accounts receivable	(47,900)	(150,901)	(49,483)
Prepaid expenses and other current assets	(93,956)	(229,298)	(19,755)
Inventory	(112,710)	(49,276)	(13,854)
Deposits and other assets	(57,652)	3,502	(9,254)
Accounts payable	150,593	165,483	58,635
Accrued expenses	302,726	94,051	(4,064)
Deferred revenue	(60,432)	—	7,432

Net cash used in operating activities	(7,179,071)	(5,630,698)	(3,372,473)
Investing activities
Purchases of property and equipment	(345,994)	(339,554)	(449,418)

Net cash used in investing activities	(345,994)	(339,554)	(449,418)
Financing activities
Proceeds from capital lease line	265,080	698,378	—
Proceeds from line of credit and related warrants	3,000,000	—	—
Payments on capital lease line	(207,287)	(143,634)	—
Payments on note payable	(101,316)	—	(10,000)
Net proceeds from issuance of preferred stock	—	—	4,307,270
Net proceeds from issuance of common stock and warrants	10,682,319	5,580,555	—

Net cash provided by financing activities	13,638,796	6,135,299	4,297,270
Net increase in cash and cash equivalents	6,113,731	165,047	475,379
Cash and cash equivalents at beginning of period	5,232,641	5,067,594	4,592,215

Cash and cash equivalents at end of period	$11,346,372	$5,232,641	$5,067,594

Supplemental disclosure of noncash investing and financing activities
Accretion of preferred stock dividends and issuance costs	$—	$606,915	$632,879

Accretion of fair value of common stock issued to Preferred Stockholders	$—	$18,234	$24,317

Preferred stock warrants issued in connection with lease agreement	$—	$—	$10,506

Common stock issued in exchange for notes payable to related party	$—	$36,250	$—

The accompanying notes are an integral part of these consolidated financial statements.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements

1.	Nature of Business and Basis of Presentation

Effective October 7, 2004, pursuant to an Agreement and Plan of Merger, dated July 23, 2004, by and among privately held Cyberkinetics, Inc., a Delaware corporation (“CKI”), Trafalgar Ventures Inc., a publicly-held Nevada corporation (“Trafalgar”), and Trafalgar Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Trafalgar (“Merger Sub”), Merger Sub merged with and into CKI with CKI as the survivor for accounting purposes (the “Merger”). Upon the consummation of the Merger, Trafalgar was renamed Cyberkinetics Neurotechnology Systems, Inc. (“Cyberkinetics” or the “Company”) and effected a reincorporation in the State of Delaware. The Merger was treated as a reverse merger of CKI. Accordingly, from an historical accounting perspective, the period from inception of the Company begins on May 2, 2001, the date of inception of CKI. The financial statements of the Company presented reflect the historical results of CKI prior to the Merger, and of the combined entities following the Merger, and do not include the historical financial results of Trafalgar prior to the consummation of the Merger. Stockholders’ equity has been retroactively restated to reflect the number of shares received in the Merger after giving effect to the difference in par value, with the offset to additional paid-in capital.

The Company is engaged in the research, development, manufacture, sale and distribution of neurological products. Cyberkinetics is developing clinical products for human use designed to detect and interpret brain activity in real time. Cyberkinetics operates in one business segment, which is the development and marketing of neurological products. Since its inception on May 2, 2001, the Company has devoted its efforts principally to research and development, licensing of intellectual property, business development activities and raising capital. Prior to the quarter ended June 30, 2005, the Company operated as a development-stage company. During the first half of 2005, the Company made progress in the clinical testing and development of its Braingatetm System. During the second quarter of 2005, the Company received 510(k) approval to market its first clinical product the Neuroporttm System which it expects to launch in 2006. As a result, the Company determined it was no longer in the development stage.

The Company’s future capital requirements will depend upon many factors, including progress with marketing its technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the necessity of, and time and costs involved in, obtaining regulatory approvals, competing technological and market developments, and its ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.

Management expects that the Company will continue to incur negative cash flows and net losses for the foreseeable future. Based upon management’s current plans, management believes that the Company’s existing capital resources will be sufficient to meet the Company’s operating expenses and capital requirements through at least December 2006. However, changes in management’s business strategy, technology development, marketing plans or other events affecting management’s operating plans and expenses, may result in the expenditure of existing cash before that time. If this occurs, the Company’s ability to meet its cash obligations as they become due and payable will depend on the Company’s ability to sell securities, borrow funds or some combination thereof. The Company may not be successful in raising necessary funds on acceptable terms, or at all. Having insufficient funds, the Company may be required to delay, scale back or eliminate some of its research and development activities or delay the launch of its product candidates.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Cyberkinetics Neurotechnology Systems, Inc. and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

The Company considers short-term investments with original maturity dates of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist of money market accounts.

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and debt, and are carried at cost, which approximates fair value due to the short-term nature of these instruments.

Concentrations of Credit Risk and Significant Customer Concentrations

Financial instruments that potentially subject the Company to credit risk primarily consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with high-quality financial institutions in the United States. With respect to trade accounts receivable, the Company extends thirty-day terms to its customers and does not require collateral. As of each reporting period, the Company periodically assesses the collectibility of its receivables and establishes reserves, as necessary, based on various considerations, including customer credit history, payment patterns and aging of accounts; once management determines an account receivable is not collectible, the account is written-off. The Company has not experienced significant collectibility problems to date.

The Company currently operates in one business segment, that being the development and marketing of advanced-stage neurological products. In 2005, 2004 and 2003, 44%, 34% and 38%, respectively, of total product sales were made to customers residing outside of the United States. In 2005, international product sales were primarily derived from Europe and Canada. In 2004, international sales were derived primarily from Australia, Europe and Japan. In 2003, international product sales were divided approximately equally among Canada, Europe and Japan. International customers pay the Company in U.S. dollars. Balances due from international customers at December 31, 2005 and 2004 were approximately $75,000 and $129,000, respectively. For the years ended December 31, 2005, 2004 and 2003, customers to whom sales exceeded 10% of each year’s respective total product sales were as follows:

Customer	2005	2004	2003

A	26%	—%	—%
B	15	—	13
C	13	—	—
D	10	—	—
E	1	22	14
F	—	20	—
G	1	12	—
H	—	10	—
I	1	9	12
J	—	—	11
K	—	—	12

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

Inventory

Inventory is stated at the lower of cost or market, and is valued on a first-in, first-out basis and includes allocations of labor and overhead. Inventory is reviewed periodically for slow-moving or obsolete issues based on sales activity, both projected and historical. As of December 31, 2005 and 2004, there had been no reserves or write-downs recorded against inventory.

Property and Equipment

Property and equipment is stated at cost. The Company provides for depreciation using the straight-line method based on the respective asset’s estimated useful life. Expenditures for maintenance and repairs are charged to operating expenses as incurred.

Goodwill and Intangible Assets

The Company follows Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (SFAS 142). The Company reviews costs of purchased businesses in excess of net assets acquired (goodwill) and indefinite-lived intangible assets for impairment at least annually, unless significant changes in circumstances indicate a potential impairment may have occurred sooner. The Company performs the annual impairment test as of the first date of its fourth quarter. The Company uses a fair value approach to test goodwill for impairment and recognizes an impairment charge for the amount, if any, by which the carrying amount of goodwill exceeds fair value. Fair values are estimated using discounted cash flows. As of December 31, 2005 and 2004, there was no impairment of goodwill.

Impairment of Long-Lived Assets

The Company follows SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). Under SFAS 144, the Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded based upon various techniques to estimate fair value. As of December 31, 2005 and 2004, there was no impairment of long-lived assets.

Revenue Recognition and Accounts Receivable

The Company recognizes revenue from product sales and research grants from the United States government through the Small Business Innovation Research (SBIR) Program. Product sales consist of sales of brain computer interface equipment to universities and research hospitals involved in neurological research.

Product sales are recognized in accordance with SEC Staff Accounting Bulletin (SAB) 104, Revenue Recognition, when persuasive evidence of an arrangement exists, fees are fixed or determinable, delivery has occurred and collection is reasonably assured. Revenue is not recognized until title and risk of loss have transferred to the customer, which occurs at the time of shipment. Terms for all customers are FOB shipping point. The product operates without any custom configuration or installation. Product sales do not contain multiple elements. Following shipment, there are no customer acceptance requirements or installation obligations or continuing service requirements incumbent on the Company. Terms of product sales contain no contractual rights of return. In practice, the Company has not experienced or granted rights of return.

The Company recognizes revenues from research grants as reimbursable, eligible costs are incurred. Eligible costs typically include direct labor costs, other direct costs as outlined in the grant, such as lab materials and supplies and consulting costs, and an overhead allocation as specifically defined by the grant. In accordance with Emerging Issues Task Force (EITF) 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company records grant revenues on a gross basis as the Company is the primary obligor

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

with respect to its research and development activities. The Company is subject to grant audits as required by the Department of Health and Human Services. Audits may result in adjustments to the amount of grant revenues recorded and funds received. Historically, the Company has not been required to make any adjustments to the amount of grant revenues recorded and funds received as a result of grant audits.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based upon historical experience and management’s evaluation of outstanding accounts receivable at the end of the year. Bad debts are written off when identified. At December 31, 2005 and 2004, there were no allowances for doubtful accounts.

Cost of Product Sales

Cost of product sales primarily consists of purchased components, production materials, direct labor and manufacturing overhead consisting primarily of depreciation of machinery and equipment, rent and utilities related to the Company’s manufacturing facility and indirect labor.

Research and Development Costs

Costs incurred for research and development are expensed as incurred. Research and development expense primarily comprises salaries, salary-related expenses and costs of contractors, materials, amortization of intangible assets acquired from others (patents) and allocations of indirect costs related to research and development efforts.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes (SFAS No. 109). Under SFAS 109, the asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Stock-Based Compensation

Awards under the Company’s stock option plans are accounted for using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations, in accounting for its employee stock options. Accordingly, no compensation expense is recorded for options awarded to employees with exercise prices equal to or in excess of the stock’s fair market value on the grant date. The Company accounts for stock-based awards issued to nonemployees in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123) and EITF No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (EITF 96-18), under which compensation expense is generally recognized over the vesting period of the award.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

The Company provides the disclosure requirements of SFAS No. 148, Accounting for Stock Based Compensation — Transition and Disclosure, an amendment of FASB Statement No. 123 (SFAS 148). If compensation expense for the Company’s stock-based compensation plan had been determined based on the fair value at grant dates as calculated in accordance with SFAS 123, the Company’s net loss attributable to common stockholders and net loss per common share would approximate the pro forma amounts below:

	Year Ended December 31,
	2005	2004	2003

Net loss attributable to common stockholders as reported	$(9,325,865)	$(7,715,741)	$(4,177,228)
Add: Stock-based employee compensation expense included in reported net loss	585,747	42,054	36,991
Deduct: Total stock-based employee compensation expense determined under fair value-based method for all employee awards	(867,199)	(73,222)	(44,035)
Pro forma net loss attributable to common stockholders	$(9,607,317)	$(7,746,909)	$(4,184,272)
Basic and diluted net loss per share as reported	$(0.51)	$(1.16)	$(1.03)
Pro forma basic and diluted net loss per share	$(0.52)	$(1.16)	$(1.03)

The weighted-average fair value of options granted during 2005, 2004 and 2003 were $1.45, $1.37 and $0.12 per share, respectively. The fair value of each option grant was estimated as of the date of grant using the Black-Scholes option-pricing model. The following assumptions were made for grants in 2005, 2004 and 2003:

	2005	2004	2003

Expected volatility	100%	70%	70%
Expected dividend yield	0%	0%	0%
Expected lives of options (in years)	5	5	5
Risk-free interest rate	3.75%	2.33%-3.94%	2.33%-3.43%

The expected volatility factor was based on public small capitalization stocks with significant risk (scientific or otherwise), which tend to have a relatively high volatility. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options vesting period, which generally is four years.

The effects on pro forma net loss of expensing the estimated fair value of stock options are not necessarily representative of the effects on reported net loss for future years, due to such things as the vesting period of the stock options, and the potential for issuance of additional stock options in future years.

Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128), and related interpretations. Under the provisions of SFAS 128, basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding. Diluted net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares and dilutive common share equivalents then outstanding. Common share equivalents consist of the incremental common shares issuable upon the conversion of preferred stock, shares issuable upon the exercise of stock options and the conversion of preferred stock upon the exercise of warrants. The shares in escrow issued in connection with the Merger have been excluded from the calculation. See Note (3) below for an explanation of the shares held in escrow.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

The Company has excluded the impact of all convertible preferred stock, stock options and warrants from the calculation of historical diluted net loss per common share because all such securities are antidilutive for all periods presented. The Company has given retroactive effect to the Merger for purposes of its computation of net loss per share for all periods presented.

The following potentially dilutive, common share equivalents were excluded from the calculation of diluted and pro forma net loss per common share because their effect was anti-dilutive for each of the periods presented:

	At December 31,
	2005	2004	2003

Options	3,239,967	3,102,750	2,836,283
Warrants	6,023,466	861,619	101,619
Convertible Preferred Stock	—	—	9,419,113

Total	9,263,433	3,964,369	12,357,015

Segment Reporting

The Company has adopted SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information, which requires companies to report selected information about operating segments, as well as enterprise-wide disclosures about products, services, geographical areas and major customers. Operating segments are determined based on the way management organizes its business for making operating decisions and assessing performance. The Company has only one operating segment, the development and commercialization of advanced-stage neurological products.

Recently Issued Accounting Standards

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4 (SFAS 151). SFAS 151, a product of the FASB’s efforts to achieve short-term convergence with the International Accounting Standards Board (IASB), clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2005. The Company does not believe the adoption of this standard will have a material impact on results of operations.

In December 2004, the FASB issued SFAS No. 123 (revised 2005), Share-Based Payments (SFAS 123R), which is a revision of SFAS 123. SFAS 123R supersedes APB 25 and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS 123R is similar to the approach described in SFAS 123. However, SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company is required to adopt the provisions of SFAS 123R in its financial statements for the first quarter of 2006.

SFAS 123R permits public companies to adopt its requirements using one of two methods:

•	A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

•	A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

The Company has decided it will use the modified prospective method to adopt the requirements of SFAS 123R.

As permitted by SFAS 123, the Company currently accounts for share-based payments to employees using APB 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS 123R’s fair value method will have a significant impact on the Company’s result of operations, although it will have no impact on its overall financial position. Had the Company adopted SFAS 123R in prior periods, the impact of that standard would have approximated the impact of SFAS 123 as described in the disclosure of pro forma net loss attributable to common stockholders and net loss per share in the Stock-Based Compensation section above.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (SFAS 154), a replacement for APB Opinion No. 20, Accounting Changes (APB 20), and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. This statement changes the requirements for the accounting for and reporting of a change in accounting principle. It applies to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement requires voluntary changes in accounting principles be recognized retrospectively to financial statements for prior periods, rather than recognition in the net income of the current period. Retrospective application requires restatements of prior period financial statements as if that accounting principle had always been used. This statement carries forward without change the guidance contained in APB 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. The Company is required to adopt the provisions of SFAS 154 for accounting changes and corrections of errors made in fiscal years beginning after December 31, 2005. At this time, the Company does not believe the adoption of this standard will have a material impact on our results of operations.

3.	Merger

Effective October 7, 2004, pursuant to an Agreement and Plan of Merger, dated July 23, 2004, by and among privately held CKI, Trafalgar, and the Merger Sub, Merger Sub merged with and into CKI with CKI as the survivor for accounting purposes. Upon the consummation of the Merger, Trafalgar was renamed Cyberkinetics Neurotechnology Systems, Inc. and re-incorporated into the State of Delaware. The Merger was treated as a reverse merger of CKI. Accordingly, from a historical accounting perspective, the period from inception of the Company begins on May 2, 2001, the date of inception of CKI. The Company recorded the transaction as the issuance of stock for the net monetary assets of Trafalgar, accompanied by a recapitalization and consequently, no goodwill or intangible assets were recorded with respect to this transaction. All costs associated with the Merger were expensed as incurred. The financial statements of the Company presented reflect the historical results of CKI prior to the Merger, and of the combined entities following the Merger, and do not include the historical financial results of Trafalgar prior to the consummation of the Merger. Stockholders’ equity has been retroactively restated to reflect the number of shares received in the Merger after giving effect to the difference in par value, with the offset to additional paid-in capital.

The following summarizes the structure of the Merger and matters completed in connection therewith:

1. At the effective time of the Merger, the controlling stockholders of Trafalgar cancelled 1,500,000 shares of Trafalgar’s stock held by them (the “Cancellation”) and Trafalgar amended its

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

Articles of Incorporation to effectuate a 1-for-2.1142857 reverse stock split (the “Reverse Stock Split”), resulting in a total of 1,050,000 Trafalgar shares outstanding.

2. In conjunction with the Merger, the 9,419,113 shares of CKI redeemable convertible preferred stock outstanding prior to the Merger was converted to CKI common stock on a one-for-one basis.

3. Further to the Merger, each share of CKI’s common stock (an aggregate of 12,589,481 shares) was converted into one share of Trafalgar’s common stock, an exchange ratio in the Merger of one-to-one.

4. At the effective time of the Merger, all options to purchase CKI’s shares then outstanding under the 2002 Equity Incentive Plan and the 2002 Founders’ Option Plan (together, the “Option Plans”), and all stock options to purchase CKI’s shares then outstanding, which were not under the Option Plans, in each case whether vested or unvested (a total of 2,963,950 stock options), and the Option Plans themselves, along with warrants to purchase 101,619 shares of CKI’s common shares, were assumed by the Company.

5. At the time of the Merger, Trafalgar issued an additional 1,300,000 shares of Common Stock into escrow (“the Escrow Shares”) to cover its indemnification obligations, if any to CKI, under the Merger Agreement. If a valid claim for indemnification is made against Trafalgar, all or a portion of the Escrow Shares (depending upon the amount of the claim or claims) would be issued on a pro rata basis to those parties who were CKI shareholders of record immediately prior to the Merger. Any release of Escrow Shares would result in the dilution of ownership of the Company for any shareholder not receiving Escrow Shares. To the extent that the Escrow Shares are not distributed to former shareholders of CKI stock as a result of indemnification claims made prior to the first anniversary of the Merger, those escrow shares shall be cancelled.

6. The stockholders of CKI as of the closing date of the Merger owned approximately 92.3% of the Company’s common shares outstanding.

7. The directors and officers of Trafalgar resigned and the directors and officers of CKI became the directors and officers of the Company.

Upon completion of the Merger on October 7, 2004 and the conversion of the CKI redeemable convertible preferred stock to common stock on a one for one basis, there were approximately 13,639,000 shares of common stock outstanding.

4.	Inventory

Inventory consists of the following at December 31:

	2005	2004

Raw materials	$122,008	$—
Work in process	94,055	12,030
Finished goods	19,257	110,580

Total	$235,320	$122,610

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

5.	Property and Equipment

Property and equipment consist of the following at December 31:

	2005	2004	Useful Life

Computer equipment	$226,065	$180,666	3 years
Software	98,254	92,771	3 years
Furniture and fixtures	59,633	51,087	3 years
Machinery and equipment	706,979	481,516	3 to 5 years
Leasehold improvements	56,604	—	Remaining lease term

	1,147,535	806,040
Less accumulated depreciation	(528,102)	(256,113)

Property and equipment, net	$619,433	$549,927

Depreciation expense, which includes amortization of assets under capital leases, was $276,488, $189,520 and $56,644 for the years ended December 31, 2005, 2004 and 2003 respectively.

6.	Intangible Assets

Patents and research grant contract intangibles, which were acquired as part of the Bionic acquisition, are being amortized on a straight-line basis over their respective useful lives. Pursuant to SFAS 142, goodwill is not amortized, but is evaluated annually for impairment. Intangible assets consist of the following at December 31:

	2005	2004	Useful Life

Patented technology	$191,000	$191,000	8 to 9 years
Research grant contracts	74,000	74,000	3 years

	265,000	265,000
Less accumulated amortization	(150,929)	(128,414)

Intangible assets, net	$114,071	$136,586

As of December 31, 2005, research grant contracts were fully amortized. Amortization expense was $22,515, $38,516 and $67,516, for the years ended December 31, 2005, 2004 and 2003, respectively.

The estimated remaining amortization expense related to intangible assets with finite lives for each of the five succeeding years and thereafter is as follows:

Year ending December 31:
2006	$22,516
2007	22,516
2008	22,516
2009	22,516
2010	22,516
Thereafter	1,491

$114,071

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

7.	Accrued Expenses

Accrued expenses consist of the following at December 31:

	2005	2004

Payroll and payroll-related	$82,818	$80,677
Accrued vacation	40,899	46,349
Accrued bonuses	251,838	174,660
Accrued professional services	245,340	193,201
Accrued research and development expenses	134,888	44,502
Accrued general and administrative expenses	145,754	65,252
Other	34,665	28,835

	$936,202	$633,476

8.	Commitments

Operating Leases

The Company leases office space in Foxborough, Massachusetts and office and laboratory space in Salt Lake City, Utah used for manufacturing and research and development. The Foxborough, Massachusetts lease expires on May 31, 2007, and the Company has an option to renew the lease at the end of the initial term for an additional three-year term. The Salt Lake City, Utah lease expires on November 30, 2009 and the Company has an option to renew the lease at the end of the initial lease term for an additional five-year term. Total rent expense under operating leases was $294,456 and $277,425 for the years ended December 31, 2005 and 2004, respectively. Future minimum lease payments required under noncancellable operating leases at December 31, 2005, are as follows:

Year ending December 31:
2006	$334,111
2007	253,505
2008	192,500
2009	181,500

Total minimum lease commitments	$961,616

Capital Leases

In October 2003, the Company entered into a loan and security agreement (the “Capital Lease Line”) with a lender that allows for the Company to borrow up to $1,000,000 to finance the purchase of equipment, hardware, leasehold improvements and software. All borrowings under the Capital Lease Line are collateralized by the assets financed. In January 2004 and May 2004, the Company received gross proceeds of $258,869 and $439,509, respectively, from financings completed under the Capital Lease Line. Both financings provided a lease term of 42 months, with a $1.00 buyout option, and the monthly payments ranging from approximately 2.7% to 2.8% of the total equipment cost. In connection with the Capital Lease Line, the Company issued to the lender 20,000 warrants to purchase Series A Preferred Stock. At the closing of the Merger, such warrant converted to a warrant to purchase 20,000 shares of common stock. The warrants, valued at $10,506 under the Black-Scholes model, are exercisable at the option of the holder at $1.00 per share, and expire ten years from the date of issuance. The fair value is being charged to interest expense over the 42-month term of the Capital Lease Line.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

On September 28, 2005, the Company completed an additional financing under its Capital Lease Line. The Company received gross proceeds of $265,080 to finance purchases of property and equipment. The lease term is 42 months and the monthly payments are equal to approximately 2.8% of the total cost of the equipment financed.

At December 31, 2005 and 2004, the Company had capitalized lease equipment totaling $990,491 and $686,302 with related accumulated amortization of $460,819 and $208,237, respectively. Such amounts are included in the respective classifications of property and equipment in Note 5. The Company paid interest under the Capital Lease Line for the years ended December 31, 2005 and 2004 of $46,943 and $39,093, respectively.

Future minimum cash payments under the Capital Lease Line at December 31, 2005 are as follows:

Year ending December 31:
2006	$321,185
2007	254,263
2008	89,572
2009	22,393

687,413
Less amount representing interest	(74,876)

Present value of minimum future payments	612,537
Less current portion of capital leases	(274,489)

Long-term portion of capital leases	$338,048

9.	Notes Payable

On March 31, 2005, the Company entered into a one year revolving line-of-credit agreement (the “Line of Credit”) for up to $3,000,000 with a financial institution. Borrowings under the Line of Credit are available in amounts and at the time of the Company’s discretion. Borrowings are collateralized by the assets of the Company, excluding intellectual property. The Company agrees not to sell, transfer or otherwise dispose of its intellectual property rights outside the ordinary course of business, except with the prior consent of the financial institution. The Line of Credit provides for customary conditions to the Company’s ability to borrow, as well as customary covenants and default provisions; the Line of Credit contains certain acceleration clauses. Borrowings under the Line of Credit bear interest at prime rate plus 3 percent (10.25% at December 31, 2005). Interest is payable monthly and the principal is due on March 30, 2006. In connection with the execution of the Line of Credit, the Company issued to the financial institution a ten-year warrant to purchase 71,429 shares of common stock at an exercise price of $2.10 per share. The Company recorded the fair value of these warrants of $156,396 as a deferred financing cost which is being amortized as interest expense over the term of the Line of Credit. The fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: 100% volatility, risk-free interest rate of 3.75%, no dividend yield, and a 10-year term. The Company has recorded $117,297 of interest expense for the year ended December 31, 2005 related to the warrants. On May 4, 2005, the Company drew down $3,000,000 under the Line of Credit. In 2005, the Company paid interest of $165,875 related to borrowings under the Line of Credit. At December 31, 2005, there was $3,000,000 outstanding under the Line of Credit.

On December 27, 2005, the Company entered into a Loan and Master Security Agreement (the “Loan”) with General Electric Capital Corporation (the “Lender”). The Agreement provides for borrowings in an amount up to $6,000,000, of which $4,000,000 is available immediately (“Tranche 1”) and the remaining $2,000,000 is available upon the achievement of certain milestones. As a condition to borrowing any funds

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

under Tranche 1, the Company must first have paid all amounts outstanding and due under the Company’s existing Line of Credit and fully satisfied and discharged all liens, claims and encumbrances on our property and intellectual property arising from the Loan. Borrowings are collateralized by the assets of the Company, excluding intellectual property. The Loan provides for customary conditions to the Company’s ability to borrow, as well as customary covenants and default provisions; the Agreement also contains certain acceleration clauses. Borrowings under the agreement bear interest at the Federal Reserve’s Three (3) year Treasury Constant Matunties Rate plus 4.2 percent. The Company is required to make interest only payments on all draw-downs for the first six months and the remaining principal and interest will be repaid over 30 months. In connection with the Loan, the Company issued to the Lender a ten-year warrant to purchase 71,301 shares of common stock at an exercise price of $1.40 per share. The Company recorded the fair value of the warrants of $97,246 as deferred financing cost which is being amortized as interest expense over the term of the Loan. The fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: 100% volatility, risk-free interest rate of 3.75%, no dividend yield, and a 10-year term. There were no amounts outstanding under the Loan at December 31, 2005.

On January 5, 2006, the Company paid in full the $3,000,000 outstanding under the Line of Credit. On January 10, 2006, the Company drew $4,000,000 under the Loan. See Note 17 for additional information on these transactions. Upon completion of these transactions, future minimum cash payments due under the Loan are as follows:

Year ending December 31:
2006	$849,765
2007	1,831,058
2008	1,831,058
2009	305,176

4,817,057
Less amount representing interest	(817,057)

Present value of minimum future payments	4,000,000
Less current portion of loan	(473,721)

Long-term portion of loan	$3,526,279

10.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2005, 2004 and 2003, the Company has net operating loss carryforwards of approximately $16,547,365, $9,113,608 and $3,831,099 respectively, available to offset future federal and state taxable income to the extent permitted under the Internal Revenue Code (IRC), expiring in varying amounts through 2025. Under the IRC, certain substantial changes in the Company’s ownership may limit the amount of net operating loss and credits carryforwards that can be utilized in any one year to offset future taxable income.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

The Company has net deferred tax assets at December 31, 2005 and 2004 that consist of the following:

	2005	2004

Deferred tax assets:
Net operating loss carryforwards	$6,238,861	$3,440,174
Stock-based compensation	1,142,450	582,272
Research credits carryforwards	626,157	392,415
Other	230,870	222,846

Total deferred tax assets	8,238,338	4,637,707
Valuation allowance	(8,156,619)	(4,553,834)

Total deferred tax assets	81,719	83,873
Deferred tax liabilities:
Net intangible assets	(81,719)	(83,873)

Net deferred tax asset	$—	$—

The Company has provided a valuation allowance for the full amount of these net deferred tax assets, since it is more likely than not that these future benefits will not be realized. However, these deferred tax assets may be available to offset future income tax liabilities and expenses. The valuation allowance increased by $3,602,785 due primarily to net operating loss carryforward, stock based compensation, and the increase in research and development credits.

11.	Series A Redeemable Convertible Preferred Stock

On October 7, 2004, in conjunction with the Merger discussed in Note 3, the 9,419,113 shares of Series A Preferred Stock outstanding prior to the Merger were converted to shares of common stock on a one-for-one basis.

On August 13, 2002, the Company sold 5,000,000 shares of Series A Convertible Redeemable Preferred Stock (Series A Preferred Stock), at $1.00 per share, for gross proceeds of $5,000,000. Issuance costs totaled $312,976, and, prior to the conversion of Series A Preferred Stock to common stock, were accreted on a straight-line basis to the carrying value of the Series A Preferred Stock over the period to its redemption date.

In connection with the issuance of the Series A Preferred Stock, the Company also issued 1,111,111 shares of common stock, at $0.0001 per share, to certain Series A Preferred Stock investors. The Company had attributed $4,525,601 and $161,401 of the total net proceeds received from the issuance to the Series A Preferred Stock and the common stock, respectively, based on their relative fair value. Prior to the conversion of Series A Preferred Stock to common stock, the fair value of the total proceeds attributed to the common stock was accreted, in the same manner as dividends, on a straight-line basis to the carrying value of the Series A Preferred Stock over the period to the stock’s earliest redemption date.

In 2002, the Company issued 69,113 shares of Series A Preferred Stock upon the conversion of a note payable, plus all accrued and unpaid interest, at a conversion price of $1.00 per share.

On June 30, 2003, the Company authorized an additional 1,969,113 shares and issued 4,350,000 shares of Series A Preferred Stock, at $1.00, for gross proceeds of $4,350,000. Issuance costs totaled $42,730, and, prior to the conversion of Series A Preferred Stock to common stock, were accreted on a straight-line basis to the carrying value of the Series A Preferred Stock over the period to the stock’s earliest redemption date.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

The rights and privileges of Series A Preferred Stock, if issued and outstanding, would be as follows:

Dividends

From and after the date of issuance of each share of Series A Preferred Stock, dividends will accrue, but not compound, on each share, whether or not the funds are legally available therefore, and whether or not declared by the Board of Directors, at the rate of 8% per annum of the Series A Preferred Base Liquidation Price, initially $1.00 per share. The Series A Preferred Stock dividends would occur prior and in preference to any declaration or payment of any distribution with respect to the common stock. At December 31, 2005 and 2004, there were no cumulative dividends accrued. Series A Preferred Stock would not participate in any dividends declared on the common stock.

Voting

Holders of Series A Preferred Stock would be entitled to the right to vote for each share of common stock into which the Series A Preferred Stock could then be converted as of the record date for determining stockholders entitled to vote on such matter.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Series A Preferred Stock would carry a liquidation preference of $1.00 per share, subject to adjustment for certain dilutive events, plus all dividends accrued and/or declared but unpaid on such shares at the time of dilution. The holders of Series A Preferred Stock will be paid out of the Company’s assets available for distribution to its stockholders before any payments can be made to common stockholders. The holders of Series A Preferred Stock are also entitled to share in any remaining available funds on a pro-rata basis with the holders of common stock.

Conversion

Each share of Series A Preferred Stock will be convertible at any time at the option of the holder, subject to a conversion ratio. The conversion ratio is subject to adjustment for certain dilutive and antidilutive events. The Series A Preferred Stock would be automatically convertible to common stock upon the request of at least two-thirds of the then-outstanding shares of Series A Preferred Stock, at the then-effective Series A Conversion Price.

Redemption

Unless the Series A Preferred Stock has been converted into common stock, or a qualified public offering has occurred on or prior to December 31, 2008 (or, for any other reason, no shares of Series A Preferred Stock are outstanding on such date), the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock may require the Company to redeem all, but not less than all, of the then-issued and outstanding shares of Series A Preferred Stock in three equal annual installments, beginning on March 1, 2009, by giving written notice to the Company. The Company will not be obligated to redeem any holder’s shares of Series A Preferred Stock if, on or prior to the applicable redemption date, such holder elects to convert such shares of Series A Preferred Stock into common stock. If the (i) Company has insufficient funds available for the redemption of the Series A Preferred Stock, (ii) redemption will result in the bankruptcy or insolvency of the Company or (iii) redemption will cause the Company to cease to be able to continue as a going concern, the Series A Preferred Stockholders will be entitled to share ratably in any funds available for the redemption of such shares, based on the amount each holder is entitled to, and the Company shall redeem the remaining shares as soon as practicable after the funds become available.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

12.	Stockholders’ Equity

Common shares reserved for future issuance at December 31, 2005 consist of the following:

Stock options	3,239,967
Warrants	6,023,466

Total common shares reserved	9,263,433

Private Placement

On November 4, 2004, the Company completed a private placement (“2004 Private Placement”) whereby it sold 2,000,000 shares of its common stock and issued warrants to purchase another 660,000 shares of its common stock to accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended), resulting in net proceeds (assuming no exercise of the warrants) of approximately $5,600,000. The shares were issued at a purchase price of $3.00 per share pursuant to the terms of a Securities Purchase Agreement entered into by the Company and each of the investors. Each of the investors received a five (5)-year warrant to purchase up to thirty-three percent (33%) of the number of shares purchased by such investor in the closing of the 2004 Private Placement, at an exercise price per share of $6.00.

In consideration of the investment in the 2004 Private Placement, the Company granted to each investor certain registration rights on a best efforts basis with respect to the shares and the warrants. Additionally, each investor shall have the right to participate in up to one hundred percent of subsequent financings completed by the Company during the twelve month period following the closing of the 2004 Private Placement.

Pursuant to the terms of a letter agreement, dated as of October 28, 2004, between the Company and Rodman & Renshaw, LLC (“Rodman”), the Company issued Rodman warrants to purchase up to 100,000 shares of its common stock upon the closing of the 2004 Private Placement. The warrants were issued as partial consideration for Rodman’s services as the Company’s placement agent in the transaction described above.

On September 26, 2005, the Company completed a private placement (“2005 Private Placement”) whereby it sold 9,536,000 shares of common stock and issued warrants to purchase another 4,768,000 shares of our common stock to accredited investors. The shares were issued at a purchase price of $1.20 per share pursuant to the terms of the Securities Purchase Agreement, resulting in net proceeds, assuming no exercise of warrants issued, of $10,661,206. Each of the investors received a five-year warrant to purchase up to fifty percent (50%) of the number of shares purchased by such investor in the 2005 Private Placement at an exercise price per share of $1.60.

In consideration of the investment in the 2005 Private Placement, the Company granted to each investor certain registration rights on a best efforts basis with respect to the Shares and the Warrant Shares. The Shares and Warrant Shares were registered under a Form SB-2, which the Securities and Exchange Commission declared effective on October 31, 2005.

As partial consideration for the services rendered in connection with leading the 2005 Private Placement, the Company issued 300,000 shares of the Company’s common stock and warrants, identical to those described above, to purchase 284,384 shares of the Company’s common stock for services rendered in connection with the 2005 Private Placement. These warrants were valued at $358,548 calculated using the Black-Scholes option pricing model with the following assumptions: 100% volatility, risk-free interest rate of 3.75%, no dividend yield and a 5-year term.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

13.	Stock Option Plans

2002 Equity Incentive Plan

On August 12, 2002, the Company’s Board of Directors and stockholders adopted the 2002 Equity Incentive Plan (the 2002 Equity Plan). The 2002 Equity Plan provides for the granting of up to 1,833,333 shares of common stock pursuant to incentive stock options, nonqualified option awards, stock grants and other restricted stock awards for officers, directors, employees, consultants and advisers. On April 30, 2004, Cyberkinetics’ Board of Directors and its stockholders amended the 2002 Equity Plan to increase the total number of shares available from 1,833,333 to 2,533,333. On June 23, 2005, Cyberkinetics’ Board of Directors and its stockholders amended the 2002 Equity Plan to increase the number of shares available from 2,533,333 to 3,500,000. At December 31, 2005, a total of 2,175,552 shares of common stock have been reserved for the exercise of stock options outstanding under the 2002 Equity Plan.

Pursuant to the 2002 Equity Plan, the Board of Directors (or committees designated by the Board) may grant incentive and nonqualified stock options, restricted stock and other stock awards to the Company’s employees, directors and consultants. The options can be exercisable at various dates, as determined by the Company’s Board of Directors, and will expire no more than ten years from the date of grant. Options granted under the 2002 Equity Plan are restricted as to transfer. For holders of more than 10% of the Company’s voting stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company’s common stock at the date of grant, with an expiration date not to exceed five years. Options granted generally vest at a rate of 25% on the last of the month in which the first anniversary of the grant occurs and 6.25% of the shares at the end of each successive three-month period.

2002 Founders’ Option Plan

On August 12, 2002, the Company’s Board of Directors and stockholders adopted the 2002 Founders’ Option Plan (the 2002 Founders’ Plan). All options granted on or after October 15, 2005, the date the Company’s common stock began trading publicly, are valued using the closing sales price for the Company’s common stock as of the date of the grant. The 2002 Founders’ Plan provides for the granting of up to 1,430,915 shares of common stock pursuant to incentive stock options, nonqualified option awards, stock grants and other restricted stock awards for certain key employees and stockholders. On June 20, 2003, the Company’s Board of Directors and its stockholders amended the 2002 Founders’ Plan to reduce the total number of shares available from 1,430,915 to 1,230,915. At December 31, 2005, a total of 1,064,415 shares of common stock have been reserved for the exercise of stock options outstanding under the 2002 Founders’ Plan.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

A summary of option activity for all plans for the years ended December 31, 2005, 2004 and 2003 is as follows:

	2005		2004		2003
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at beginning of year	3,102,750	$0.07	2,836,283	$0.07	30,868	$0.30
Granted	600,585	$1.91	592,075	$1.37	2,808,415	$0.07
Exercised	(174,203)	$0.12	(176,188)	0.22	—	$—
Forfeited	(289,165)	$1.20	(149,420)	$0.13	(3,000)	$0.10

Outstanding at end of year	3,239,967	$0.54	3,102,750	$0.32	2,836,283	$0.07

Exercisable at end of year	1,738,202	$0.21	1,140,694	$0.07	446,009	$0.11

Available for grant at end of year	1,092,127		436,880		179,535

The following table summarizes information about stock options outstanding at December 31, 2005:

	Options Outstanding
		Weighted-		Options Exercisable
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Exercise Price	Outstanding	Life (Yrs.)	Price	Exercisable	Price

$0.01	900,000	7.06	$0.01	618,750	$0.01
$0.10	1,503,940	7.61	$0.10	976,553	$0.10
$0.30 - $0.50	212,638	7.53	$0.49	63,000	$0.45
$1.21 - $1.79	286,589	9.69	$1.44	15,774	$1.27
$2.20 - $2.65	208,800	9.20	$2.25	37,125	$2.25
$4.50 - $4.89	128,000	8.95	$4.64	27,000	$4.72

	3,239,967			1,738,202

Stock-Based Compensation

During 2002, 48,430 common stock warrants were issued to Brown University Research Foundation (“BURF”) out of the 2002 Equity Plan. See Note 14 for additional information regarding these warrants.

During 2003, all stock options were granted to employees at exercise prices deemed to be less than the fair value of the underlying common stock for accounting purposes. Aggregate deferred compensation of $174,725 was recorded in connection with the stock options granted in 2003, which is being amortized as compensation expense on a straight-line basis generally over four years. On January 1, 2005, the Company appointed John P. Donoghue, Ph.D. as its Chief Scientific Officer. Dr. Donoghue is a founder and director of the Company. Dr. Donoghue had previously worked for the Company under a consulting agreement. As a result of this change in employment status, the Company changed the accounting treatment for all of the options previously issued to Dr. Donoghue from the fair value method under SFAS 123 and EITF 96-18 to the intrinsic value method under APB 25. The Company recorded additional deferred compensation related to all of Dr. Donoghue’s unvested options as of January 1, 2005 of $1,185,021 in accordance with APB 25. The intrinsic value of these options will be amortized as compensation expense on a straight-line basis over the remaining vesting period of the options. During the years ended December 31, 2005 and 2004, the Company recorded stock-based compensation expense related to options issued to employees of $488,148 and $42,054, respectively.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

During 2003, stock options to purchase common stock were issued to consultants at exercise prices less than the fair value of the underlying common stock, with performance-based vesting. These options have been recorded at fair value using the Black-Scholes option-pricing model assumptions. These options are subject to variable plan accounting and are re-measured at each reporting period. During the years ended December 31, 2005 and 2004, the Company recorded stock-based compensation expense related to options issued to non-employees of $805,749 and $1,305,602, respectively.

14.	Licensing Arrangements

In August 2002 (see Note 13), the Company issued warrants to purchase 48,430 fully paid and nonassessable warrants for shares of common stock to BURF, at a price of $0.10 per share, as partial consideration for an exclusive, royalty-bearing license, including the right to grant sublicenses, of Brown University’s and MIT’s collaborative licensed technology pertaining to neural signal decoding. These warrants expire in July 2007. Also in consideration, the Company issued 43,600 and 10,900 shares of common stock to BURF and to MIT, respectively. In addition, the Company will pay BURF royalties equal to 3% of the first $50,000,000 of aggregate net sales, and 1.5% of net sales over $50,000,000. The Company paid a fee of $50,000 upon execution, which was charged to research and development expense, and will commence paying $50,000 each year in maintenance fees beginning on the third anniversary date. The Company’s obligation to pay royalties will terminate on a country-by-country basis upon the date on which the last valid claim of infringement by the manufacture, use or sales of the licensed product would cease to be a valid claim. After such lapse, no further royalty payment will be due in each respective country, and the Company will hold a fully paid-up, perpetual, exclusive, irrevocable, royalty-free license. During 2005, the Company made its first $50,000 maintenance fee payment due under this license agreement. This amount was charged to research and development expense. The Company has the right to terminate the license agreement with BURF and MIT at any time by giving written notice. Termination will not release either party from any obligations that have matured by the effective termination date, and certain obligations survive the termination, including royalty payments on net sales of licensed products, as defined.

The common stock issued to BURF and MIT was recorded using a fair value of $0.15 per share. In accordance with guidance in APB 29, Accounting for Non-Monetary Transactions (APB 29), the Company determined that using the market value of the common stock on the date the shares were issued was a better measure of the value of the transaction rather than using the value of the license agreement, which was not as readily determinable. The aggregate fair value of the common stock issued to BURF and MIT was $8,175, and was expensed to research and development in 2002. The warrants vest upon the occurrence of four certain vesting events. In accordance with FAS 123, as amended by FAS 148, and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, the Company has determined that the measurement date is the date at which vesting occurs. A significant disincentive for nonperformance does not exist and thus there is no performance commitment. A “vesting event” occurs when the Company elects to exercise its option to acquire an exclusive license to an Additional Invention, as defined in the license agreement, and such additional license is licensed to the Company in accordance with the license agreement. The warrant will vest 25% for the first vesting event, 25% for the second vesting event, 25% for the third vesting event, and 25% for the fourth vesting event. Based on this vesting schedule, the amount of shares that will eventually vest, if any, is uncertain at the time of grant. In accordance with guidance noted above, the Company will use the lowest aggregate amount within a range of potential values for measurement and recognition purposes. Such amount is currently zero. The Company performs a quarterly evaluation of whether Additional Inventions exist that it may be interested in acquiring an exclusive license. If strong evidence exists that the Company will elect to acquire an exclusive license to an Additional Invention, the Company will determine the fair value of the first 25% of the warrants, or more as appropriate, using the Black-Scholes option-pricing model. The Company will record the fair value of the warrants to research and development expense when the warrants vest. In September, 2005, the

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

Company signed a collaborative research and licensing agreement with Brown University through which Cyberkinetics will allow specific researchers at Brown University access to certain human clinical data obtained through the Company’s research and development programs in exchange for the Company’s right to a range of options to exclusive worldwide licenses for any proprietary inventions derived from the work done by the researchers based upon Cyberkinetics’ data. In connection with executing the agreement, the Company agreed to fully vest the warrant. As a result, the Company charged $90,077, the fair value of the warrant, to research and development expense. The value of the warrant was calculated using the Black-Scholes option pricing model with the following assumptions: 100% volatility, risk-free interest rate of 3.75%, no dividend yield, and a 2-year term.

In August 2002, the Company entered into an agreement with Emory University (“Emory”) for an exclusive, sublicenseable, royalty-bearing license for Emory’s technology pertaining to the control of external devices by nervous system signals. The Company paid fees of $40,000 related to the license, and issued 40,000 shares of common stock in partial consideration. The Company agreed to pay a 3% royalty on the first $17 million in annual net licensed product sales, and 1% on net sales exceeding $17 million within the same year. These annual royalties payable may be reduced by 50% of royalties payable to third parties by the Company or its affiliates or sublicensees on the same net sales, provided that no less than 1% of net sales is paid to Emory in any given year. The royalties will terminate at the later of either the expiration of the last valid claim upon the patents or the tenth year anniversary of the Company’s first commercial shipment. Additionally, the Company is obligated to make milestone payments to Emory of $25,000 and $50,000 upon the occurrence of U.S. Investigational Device Exemption (“IDE”) approval and U.S. 510(k) approval, respectively. Commencing upon the fourth anniversary of the agreement’s effective date, the Company will make annual minimum royalty payments of $75,000 to Emory. These minimum royalties may net against the running royalties payable in the same period. The 40,000 shares of common stock issued was recorded using a fair value of $0.15 per share. In accordance with APB 29, the Company determined that using the market value of the common stock on the date the shares were issued was a better measure of the value of the transaction rather than using the value of the license agreement which was not as readily determinable. The aggregate fair value of the common stock issued to Emory was $6,000, and was expensed to research and development in 2003. The $30,000 reimbursement and $10,000 execution fees were charged to research and development expense in 2002. The $25,000 milestone payment for U.S. IDE approval was charged to research and development in 2004.

In January 2003, the Company issued warrants to purchase 33,189 shares of common stock to the University of Utah Research Foundation (“UURF”), for an exercise price of $0.015 per share, in partial consideration for an exclusive, royalty-bearing license, including right to grant sublicenses for UURF’s proprietary technology pertaining to neural signal amplification and electrode arrays. These warrants expire in August 2007. The fair value of the warrants were determined using the Black-Scholes method based on contractual lives of the warrants of five years, a risk-free interest rate of 3.33%, volatility of 70% and no expected dividends. The market value of the common stock used in this fair value calculation was $0.15 per share. The fair value of the warrants was determined to be $4,554. The warrants were fully exercisable upon execution of the agreement and accordingly, the full fair value of $4,554 was recorded immediately to research and development expense. In addition to the warrants, the Company will also pay UURF royalties equal to 2.5% of net sales of licensed products. The Company will also pay UURF royalties equal to 40% of gross consideration, as defined in the license agreement, received from sublicensees through December 31, 2003, 30% through December 31, 2005 and 25% thereafter. The Company has paid $3,000 to UURF in each of the years ended December 31, 2005 and 2004, respectively. The Company has the right to terminate the license agreement at any time by giving written notice. Termination will not release either party from any obligation or liability accrued prior to the effective termination date. The Company will also be required to pay royalties to UURF on any licensed products held at termination, which are disposed of within 90 days of the effective termination date.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

15.	Related Party Transactions

In connection with the acquisition of Bionic Technologies, LLC (“Bionic”) in 2002, the Company assumed three notes payable to two parties. The first note, in the amount of $59,157, was issued to Bionic’s founder, president and Chief Executive Officer (“CEO”). On April 30, 2004, the Company accepted the resignation of Bionic’s CEO. In exchange for a release of claims outlined in his agreement of resignation, the individual exercised his rights to (i) pay the exercise price of $0.10 per share for 112,500 vested shares under the Founders’ Option grant through the cancellation of $11,250 of the promissory note amount due him by the Company and (ii) pay the exercise price of $0.50 per share for 50,000 vested shares under an Additional Founder’s Option grant through the cancellation of $25,000 of the promissory note amount due him by the Company. There was $31,868 in principal and accrued interest outstanding on this note at December 31, 2004. This note was paid in full as of December 31, 2005. The second note, also issued to Bionic’s CEO in the amount of $30,000, was paid in full as of February 2003. The third note, in the amount of $59,054, was issued to a holder of membership units of Bionic. There was $69,447 in principal and accrued interest outstanding on the notes at December 31, 2004. This note was paid in full as of December 31, 2005.

During 2005 and 2004, the Company recognized product sales of $4,013, and $144,249 to Brown University, respectively. The Company’s Chief Scientific Officer, who is also a member of the Company’s Board of Directors, is a professor and the Chairman of the Neuroscience Department at Brown University. Amounts due from Brown University at December 31, 2005 and 2004 totaled $0 and $119,775 respectively.

The Company recognized product sales of $4,395 and $14,500 to the University of Chicago in 2005 and 2004, respectively. A member of the Company’s Board of Directors is an assistant professor at the University of Chicago. Amounts due from the University of Chicago at December 31, 2005 and 2004 totaled $0 and $5,525 respectively.

16.	Employee Benefit Plan

The Company sponsors a defined contribution 401(k) benefit plan for all employees over the age of 21. Employees may elect to defer up to 15% of their annual compensation, up to the statutory limits. The Company matches the contributions of employees at 50% of the first 4% of their contributions. The Company made contributions to the plan of $47,327 and $42,872 during 2005 and 2004, respectively.

17.	Subsequent Events

On January 5, 2006, the Company paid all amounts due and owing under the Line of Credit. On January 10, 2006, the Company borrowed $4,000,000 under the Loan Agreement. The borrowings bear interest at 10.72% annually and is payable as interest only for six months; thereafter, it is payable in thirty equal monthly payments of principal plus interest. If the Company fails to pay any obligation when due under the Borrowing, the Lender may declare that all Borrowings are immediately due and payable. In connection with the execution of the Borrowing, the Company issued to the Lender a ten-year warrant to purchase 55,944 shares of the common stock at an exercise price of $1.79 per share. The warrant was valued $77,918 under the Black Scholes option pricing model with the following assumptions: 100% volatility, risk-free interest rate of 3.75%, no dividend yield and a 10-year term. The fair value of the warrant will be charged to interest expense over the thirty-six month term of the loan.

Subsequent to year end, the Company acquired Andara Life Science, Inc. (“Andara”), an Indiana corporation, through the merger of a wholly owned subsidiary of Cyberkinetics with and into Andara (the “Andara Merger”). Prior to its acquisition by the Company, Andara was a privately held company engaged in the development of a portfolio of programs related to the repair and regeneration of neural tissues, which were developed at the Center for Paralysis Research at Purdue University. Pursuant to an Agreement and Plan of Merger dated February 14, 2006 (the “Andara Merger Agreement”), among the Company, Andara and Andara

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Consolidated Financial Statements — (Continued)

Acquisition Corp., a wholly owned subsidy of the Company, (“Acquisition”), on the filing of a Certificate of Merger in the State of Delaware and Articles of Merger in the State of Indiana, Acquisition merged with and into Andara and all of the issued and outstanding capital stock of Andara was exchanged for an aggregate of 3,029,801 shares of common stock, $0.001 par value per share (“Common Stock”) of the Company, of which 993,377 shares of Common Stock were issued pursuant to a restricted stock award and subject to forfeiture (“Restricted Stock”). The Restricted Stock is subject to forfeiture if certain specific milestones are not achieved by the surviving corporation within thirty-six (36) months of the Merger. At the date of acquisition, Andara was a development stage enterprise engaged in the development of a portfolio of programs related to the repair and regeneration of neural tissues. Cyberkinetics purchased Andara for access to its in-process research and development programs and its core technology, the Andara Oscillating Field Stimulator. The Company has not yet determined how it will allocate the consideration paid but expects that it will allocate significant value to intangible assets.

ITEM 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES.

On October 25, 2005, Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) engaged Vitale, Caturano & Company, Ltd. as its independent registered public accounting firm to perform the Company’s annual audit for its fiscal year ending December 31, 2005, and review of the Company’s interim quarterly financial statements for the quarter ended September 30, 2005. The Company had previously engaged Ernst & Young LLP as its principal accountants. On October 25, 2005, the Company dismissed Ernst & Young LLP as its principal accountants. The decision to engage Vitale, Caturano & Company Ltd. and dismiss Ernst & Young LLP was made by the Audit Committee of the Board of Directors.

In connection with the audits of the two fiscal years ended December 31, 2004 and 2003, and the subsequent interim period through June 30, 2005, there were no: (1) disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events as described by Item 304(a)(1)(v) of Regulation S-K.

The audit report of Ernst & Young LLP relating to the consolidated financial statements of Cyberkinetics Neurotechnology Systems, Inc. and subsidiaries as of December 31, 2004 and for the two years then ended, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and in the subsequent interim period, the Company has not consulted with Vitale, Caturano & Company, Ltd. on any matter.

ITEM 8A.	CONTROLS AND PROCEDURES.

(a) Evaluation of disclosure controls and procedures.  As of December 31, 2005, an evaluation was carried out under the supervision and with the participation our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934). Based on their evaluation, our principal executive officer and principal financial officer have concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.

(b) Changes in internal controls over financial reporting.  There was no change in our internal control over financial reporting during the fourth quarter of fiscal 2005 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 8B.	OTHER INFORMATION.

Not applicable.

Certain information required by Part III is omitted from this report in that the Company will file a definitive proxy statement pursuant to Regulation 14A not later than 120 days after the end of the fiscal year covered by this report and certain information included therein is incorporated herein by reference. Only those sections of the Company’s definitive proxy statement for its Annual Meeting of Stockholders to be held on or about June 2, 2006 that specifically address the items set forth herein are incorporated by reference. Such incorporation does not include the Compensation Committee Report or the Performance Graphs included in the Company’s definitive proxy statement for its Annual Meeting of Stockholders to be held on or about June 2, 2006.

PART III

ITEM 9.	DIRECTORS AND EXECUTIVE OFFICERS.

The information required by this Item is set forth under the captions “Proposal No. 1 — Election of Directors — Information Concerning the Nominees” and “— Directors and Executive Officers” in our definitive Proxy Statement to be filed with the Securities and Exchange Commission and is incorporated herein by this reference.

ITEM 10.	EXECUTIVE COMPENSATION.

The information required by this Item is set forth under the caption “Executive Compensation” in our definitive Proxy Statement to be filed with the Securities and Exchange Commission and is incorporated herein by this reference.

ITEM 11.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The information required by this Item is set forth under the captions “Security Ownership of Certain Beneficial Owners and Management” and “Equity Compensation Plan Information” in our definitive Proxy Statement for our Annual Meeting of Stockholders to be held on or about June 2, 2006 to be filed with the Securities and Exchange Commission and is incorporated herein by this reference.

ITEM 12.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The information required by this Item is set forth under the caption “Certain Transactions” in our definitive Proxy Statement to be filed with the Securities and Exchange Commission and is incorporated herein by this reference.

ITEM 13.	EXHIBITS LIST AND REPORTS ON FORM 8-K.

(a) Exhibits

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger by and among Trafalgar Ventures Inc., Cyberkinetics, Inc., Trafalgar Acquisition Corporation and Robert Gorden Smith, dated July 23, 2004 (incorporated by reference to Current Report on Form 8-K filed July 27, 2004).

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among Trafalgar Ventures Inc., Cyberkinetics, Inc., Trafalgar Acquisition Corporation and Robert Gorden Smith, dated October 7, 2004 (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

2.3	Agreement and Plan of Merger by and among Andara Life Science, Inc., Andara Acquisition Corp and Cyberkinetics, Inc., dated February 14, 2006 filed herewith.

3.1	Certificate of Incorporation (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

3.2	Bylaws (incorporated by reference to Current Report on Form 8-K filed October 8, 2004)

4.1	Form of Warrant, issued November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.2	Common Stock Registration Rights Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.3	Warrant Shares Registration Rights Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.4	Warrant issued to University of Utah Research Foundation, dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.5	Warrant issued to Brown University Research Foundation, dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

Exhibit
Number		Description of Exhibit

4.6		Warrant issued to General Electric Capital Corporation, dated December 8, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004)

4.7		Registration Rights Agreement, dated October 7, 2004 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.8		Warrant issued to Silicon Valley Bank, dated March 31, 2005 (incorporated by reference to Current Report on Form 8-K filed April 4, 2005)

4.9		Form of Warrant, issued September 26, 2005 (incorporated by reference to Current Report on Form 8-K filed September 28, 2005).

4.10		Registration Rights Agreement, dated September 26, 2005 (incorporated by reference to Current Report on Form 8-K filed September 28, 2005).

4.11		Warrant issued to General Electric Capital Corporation, dated January 10, 2006 (incorporated by reference to Current Report on Form 8-K filed January 13, 2006)

10.1		Employment Agreement with Timothy R. Surgenor, dated November 3, 2004 (incorporated by reference to Current Report on Form 8-K filed November 8, 2004).

10.2		Securities Purchase Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

10	.3*	License Agreement between Bionic Technologies, Inc. and University of Utah Research Foundation, dated August 1, 1996 and amended as of October 15, 1997, November 10, 1999 and February 7, 2002 (incorporated by reference to Form SB-2 filed December 3, 2004).

10.4		Consulting Agreement between Cyberkinetics, Inc. and John Donoghue, dated July 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004)

10	.5*	License Agreement among Brown University Research Foundation, Massachusetts Institute of Technology and Cyberkinetics, Inc. dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10	.6*	Exclusive License Agreement between Emory University and Cyberkinetics, Inc., dated August 28, 2002 (incorporated by reference to Form SB-2 filed on December 3, 2004).

10.7		Lease Agreement between Cyberkinetics, Inc. and 100 & 200 Foxborough Boulevard Realty Trust, dated May 9, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.8		Master Lease Agreement between Cyberkinetics, Inc. and General Electric Capital Corporation, dated November 18, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.9		Clinical Study Agreement, dated December 22, 2003, by and among Cyberkinetics, Inc., Jon Mukand, M.D., Ph.D. and Sargent Rehabilitation Center (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.10		Second Amended and Restated Founders’ Option Plan (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.11		Clinical Study Agreement, dated May 10, 2004, by and among Cyberkinetics, Inc., Rhode Island Hospital and Gerhard Friehs, M.D. (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.12		Form of Lock-Up Agreement with certain shareholders, dated October 7, 2004 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.13		Lease agreement between Kax Co. and Cyberkinetics Inc., dated January 28, 2005 (incorporated by reference to Current Report on Form 8-K filed February 1, 2005.)

10.14		Employment Agreement between Cyberkinetics, Inc. and John Donoghue, dated March 24, 2005 (incorporated by reference to Current Report on Form 8-K filed March 28, 2005)

10.15		Loan and Master Security Agreement between Silicon Valley Bank and Cyberkinetics, Inc. dated March 31, 2005 (incorporated by reference to Current Report on Form 8-K filed April 4, 2005.)

Exhibit
Number		Description of Exhibit

10.16		Third Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Current Report on Form 8-K filed June 28, 2005).

10.17		Loan and Master Security Agreement between General Electrical Capital Corporation and Cyberkinetics, Inc. dated December 25, 2005 (incorporated by reference to Current Report on Form 8-K filed December 27, 2005.)

10.18		Promissory Note between General Electrical Capital Corporation and Cyberkinetics, Inc. dated January 10, 2006 (incorporated by reference to Current Report on Form 8-K filed January 13, 2006.)

10.19		Employment Agreement between Cyberkinetics, Inc. and Mark A. Carney, dated February 14, 2006 (incorporated by reference to Current Report on Form 8-K filed February 21, 2006)

10	.20**	License Agreement between Purdue Research Foundation and Andara Life Science, Inc., dated February 28, 2005, filed herewith.

10	.21**	License Agreement between Indiana University Research and Technology Corporation and Andara Life Science, Inc., dated July 29, 2005, filed herewith.

14.1		Code of Ethics (incorporated by reference to Annual Report on Form 10-KSB filed March 31, 2005).

16.1		Letter from Morgan & Company regarding change in independent accountants dated October 7, 2005 (incorporated by reference to Current Report on Form 8-K filed October 8, 2005).

21.1		Subsidiaries of the Registrant, filed herewith.

23.1		Consent of Ernst & Young LLP, Independent Registered Accounting Firm, filed herewith

23.2		Consent of Vitale, Caturano & Company, Independent Registered Accounting Firm, filed herewith.

24.1		Power of Attorney (included on signature page).

31.1		Certification of Chief Executive Officer pursuant to Item 601(b)(31) of Regulation S-B, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2003, filed herewith.

31.2		Certification of Vice President of Finance pursuant to Item 601(b)(31) of Regulation S-B, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2003, filed herewith.
32.1		Certifications of Chief Executive Officer and Vice President of Finance pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, filed herewith.

*	Confidential treatment was approved by the staff of the Securities and Exchange Commission for certain portions of these agreements.

**	Confidential treatment requested for certain portions of these agreements.

(b) Current Reports on Form 8-K

Current Report filed January 12, 2005 reporting Item 5.02
Current Report filed February 1, 2005 reporting Items 1.01 and 9.01
Current Report filed March 28, 2005 reporting Items 1.01, 5.02 and 9.01
Current Report filed/furnished April 4, 2005 reporting Items 1.01, 2.02, 2.03 and 9.01
Current Report filed April 6, 2005 reporting Items 8.01 and 9.01
Current Report filed April 12, 2005 reporting Item 1.01
Current Report furnished May 13, 2005 reporting Items 2.02 and 9.01
Current Report filed June 28, 2005 reporting Items 1.01 and 9.01
Current Report filed September 28, 2005 reporting Items 1.01, 3.02 and 9.01
Current Report filed October 14, 2005 reporting Items 8.01 and 9.01
Current Report filed October 19, 2005 reporting Item 5.02
Current Report filed October 26, 2005 reporting Items 4.01 and 9.01
Current Report filed November 14, 2005 reporting Items 7.01 and 9.01
Current Report filed December 27, 2005 reporting Items 1.01, 2.03 and 9.01
Current Report filed January 10, 2006 reporting Item 1.02
Current Report filed January 13, 2006 reporting Items 2.03 and 9.01

Current Report filed February 21, 2006 reporting Items 1.01, 2.01, 3.02, 5.02 and 9.01
Current Report furnished March 28, 2006 reporting Items 2.02 and 9.01

The information contained under Item 2.02 and Item 9.01, as applicable, was “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES.

The information required by this Item is set forth under the caption “Independent Accountant Fees” in our definitive Proxy Statement to be filed with the Securities and Exchange Commission and is incorporated herein by this reference as if set forth in full.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CYBERKINETICS NEUROTECHNOLOGY
SYSTEMS, INC.

By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 30, 2006

By:	/s/ Kimi E. Iguchi
Kimi E. Iguchi
Vice President, Finance
(Principal Financial and Accounting Officer)

Date: March 30, 2006

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signature appears below hereby constitutes and appoints Timothy R. Surgenor and Kimi E. Iguchi, each of them acting individually, as his or her attorney-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-KSB, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures as they may be signed by our said attorney-in-fact and any and all amendments to this Annual Report on Form 10-KSB.

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy R. Surgenor Timothy R. Surgenor	President, Chief Executive Officer, Director (Principal Executive Officer)	March 30, 2006

/s/ John P. Donoghue John P. Donoghue, Ph.D.	Chief Scientific Officer, Director	March 30, 2006

/s/ Kimi E. Iguchi Kimi E. Iguchi	Vice President, Finance (Principal Financial and Accounting Officer)	March 30, 2006

/s/ Mark A. Carney Mark A. Carney	Executive Vice President, Director	March 30, 2006

/s/ Mark P. Carthy Mark P. Carthy	Director	March 30, 2006

/s/ George N. Hatsopoulos George N. Hatsopoulos, Ph.D.	Director	March 30, 2006

/s/ Nicholas G. Hatsopoulos Nicholas G. Hatsopoulos, Ph.D.	Director	March 30, 2006

/s/ Theo Melas-Kyriazi Theo Melas-Kyriazi	Director	March 30, 2006

/s/ Daniel E. Geffken Daniel E. Geffken	Director	March 30, 2006

Exhibit 2.3
AGREEMENT AND PLAN OF MERGER
     This Agreement and Plan of Merger (this “Agreement”) dated as of February 14, 2006 is made and entered into by and among Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation (“Cyberkinetics”), Andara Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Cyberkinetics (“Acquisition Sub”) and Andara Life Science, Inc., an Indiana corporation (the “Company”).
     Accordingly, the parties hereto, in consideration of the mutual covenants, representations and warranties contained herein, agree as follows:
ARTICLE 1 CERTAIN DEFINITIONS
     As used in this Agreement, the following terms shall have the respective meanings set forth below:
     “Affiliate” shall have the meaning set forth in Section 4.12.
     “Articles of Merger” shall have the meaning set forth in Section 2.2.
     “Balance Sheet” means the Company’s balance sheet dated December 31, 2005 contained in the Financial Statements, and any accompanying notes and schedules thereto.
     “Balance Sheet Date” means December 31, 2005.
     “Basket” shall have the meaning set forth in Section 7.8.
     “Business” means the business of the Company including, without limitation, its business of research, development and commercialization of certain therapeutic devices and drugs for use in the treatment of central nervous system injury and disease, as the same may be operated before and after the Closing by the Company or any successor, except that for purposes of Article 4, “Business” means the business of the Company including, without limitation, its business of research, development and commercialization of certain therapeutic devices and drugs for use in the treatment of central nervous system injury and disease, as operated before the Closing by the Company.
     “Business Day” means any day other than Saturday, Sunday or any day in which banks in the State of Delaware are authorized by Law to be closed.
     “Certificate of Merger” shall have the meaning set forth in Section 2.2.
     “Closing” means the closing of the transactions contemplated by this Agreement.
     “Closing Date” shall have the meaning set forth in Section 3.1.
     “Code” means the Internal Revenue Code of 1986, as amended to date and the rules and regulations promulgated thereunder from time to time.
     “Commission” means the Securities and Exchange Commission.
     “Company Licenses” shall have the meaning set forth in Section 4.11.

1

     “Company’s Knowledge” means actual knowledge after reasonable inquiry of Mark A. Carney, the sole officer and director of the Company.
     “Contract” means any agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking or authorization, whether written or oral.
     “Court Order” means any writ, judgment, decree, injunction, determination or any other order, charge or ruling of any Governmental Authority; and any order, decree, charge, ruling or arbitration award binding upon any Person.
     “Cyberkinetics Common Stock” means the shares of common stock, $0.001 par value per share, of Cyberkinetics.
     “Cyberkinetics Restricted Stock” means the shares of Cyberkinetics Common Stock issued at the Closing pursuant to the Restricted Stock Agreement.
     “Cyberkinetics SEC Filings” shall have the meaning set forth in Section 5.5.
     “Damages” means any loss, Liability, claim, damage and expense (including, but not limited to, costs of investigation and defense and reasonable attorneys’, accountants’, consultants’ and experts’ fees and other expenses that would not have been expended but for the claimed breach) whether or not involving a third party claim; provided, however, that Damages shall be determined net of (a) the sum of any amounts received under insurance policies with respect to such Damages and (b) Tax benefits.
     “Default” means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.
     “DGCL” means the Delaware General Corporation Law, as amended.
     “Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule 3.
     “Effective Time” means the date and time that the Certificate of Merger is filed with the Secretary of State of Delaware (in accordance with Section 252 of the DGCL) and the Articles of Merger is filed with the Secretary of State of the State of Indiana (in accordance with Section 23-1-40-5 of the IBCL), unless Acquisition Sub and the Company agree that another time shall be the Effective Time, in which case such time shall be specified in the Certificate of Merger and the Articles of Merger.
     “Employees” shall have the meaning set forth in Section 4.19.
     “Employment Agreement” means that certain Employment Agreement, dated of even date herewith, by and between Cyberkinetics and Mark A. Carney, a copy of which is attached hereto and incorporated herein as Exhibit A.
     “Environmental Laws” shall have the meaning set forth in Section 4.22.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended and rules and regulations promulgated thereunder.

2

     “Escrow Amount” means that number of shares of Cyberkinetics Common Stock equal to One Hundred Sixty-Seven Thousand Dollars ($167,000), based upon the per share value of Cyberkinetics Common Stock determined in Section 2.9, to be held by Cyberkinetics in accordance with the terms and conditions of this Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.
     “Financial Statements” means the unaudited financial statements of the Company, consisting of the balance sheet as of December 31, 2005 and the statements of operations and retained earnings for the year ended December 31, 2005, together with any accountant’s review report, if any, each as attached hereto as Schedule 4.
     “GAAP” means generally accepted accounting principles applied on a basis consistent with prior periods as promulgated by the American Institute of Certified Public Accountants from time to time.
     “Governmental Authority” means any federal, state, local, foreign, national, or provincial governmental agency, body, authority, district, board, commission, court, tribunal, political subdivision or other governmental instrumentality or any self-regulatory organization and any agency, branch, division or department thereof.
     “Hazardous Material” shall have the meaning set forth in Section 4.22.
     “IBCL” means the Indiana Business Corporation Law, as amended.
     “Indemnified Party” shall have the meaning set forth in Section 7.4.
     “Investment Representation Letter” or “Investment Representation Letters” shall have the meaning set forth in Section 2.7(a).
     “Law” means any foreign or domestic Court Order and any foreign or domestic statute, law (including common law), ordinance, regulation, decision or rule of any Governmental Authority.
     “Liability” means any direct or indirect liability, indebtedness, obligation, expense, claim, deficiency or guaranty of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or other.
     “License” means any license, franchise, permit, easement, right, authorization, approval, consent, waiver or certification.
     “Lien” means any mortgage, lien, security interest, pledge, encumbrance, restriction on transferability, defect in title, charge or claim of any nature whatsoever on any property or property interest, other than statutory liens for Taxes not yet due and payable.
     “Material Adverse Effect” shall have the meaning set forth in Section 4.9(c).
     “Merger Consideration” shall have the meaning set forth in Section 2.6(c).
“Ordinary Course of Business” means the ordinary course of business of the Company consistent

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with past customs and practices.
     “Person” means a natural person, corporation, trust, partnership, limited liability company, Governmental Authority, joint stock company, joint venture, an unincorporated organization or any other legal entity.
     “Proceeding” means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry or examination or audit involving the Company or by which it or any of its assets may be bound.
     “Proprietary Property” shall have the meaning set forth in Section 4.11.
     “Restricted Stock Agreement” means that certain Restricted Stock Agreement, dated of even date herewith, by and among Cyberkinetics and the Stockholders, a copy of which is attached hereto and incorporated herein as Exhibit B.
     “Scientific Advisors” shall have the meaning set forth in Section 3.1(a)(xi).
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.
     “Share” means a common share of the Company, without par value, and “Shares” means all of such shares.
     “Stockholders” means the holders of the issued and outstanding common shares, without par value, of the Company.
     “Surviving Corporation” means the Company, the corporation that will survive the Merger.
     “Taxes” means any federal, state, local, foreign or other tax, fee, levy, assessment or other governmental charge, including, without limitation, any income, franchise, gross receipts, property, sales, use, services, value added, withholding, social security, estimated, accumulated earnings, alternative or add-on minimum, transfer, license, privilege, payroll, profits, capital stock, employment, unemployment, excise, severance, stamp, occupancy, customs or occupation tax, and any interest, additions to tax and penalties in connection therewith.
     “Tax Returns” means all returns, amended returns, declarations, reports, estimates, information returns and statements regarding Taxes which are or were filed or required to be filed under applicable Law, whether on a consolidated, combined, unitary or individual basis.
     “Trade Payable Amount” means the aggregate sum of all of the outstanding trade payables and fees for professional services of the Company immediately prior to the Effective Time, which amount shall not exceed $425,000.00. Cyberkinetics shall, immediately following the Effective Time, loan or contribute to the Surviving Corporation cash in an amount sufficient to enable the Surviving Corporation to discharge in full the Trade Payable Amount.
ARTICLE 2 THE MERGER
     2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Acquisition Sub shall be merged with and into the Company in accordance with the DGCL and the IBCL. Following the Merger, the Company shall continue as the Surviving

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Corporation and a wholly-owned subsidiary of Cyberkinetics, and the separate corporate existence of Acquisition Sub shall cease. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code and that this Agreement shall constitute a “plan of reorganization” for the purposes of Section 368 of the Code.
     2.2 Effective Time. Immediately following the Closing, the parties (a) shall cause a certificate of merger (the “Certificate of Merger”) with respect to the Merger to be filed and recorded in accordance with Section 252 of the DGCL, (b) shall cause articles of merger (the “Articles of Merger”) to be filed in accordance with Section 20-1-40-5 of the IBCL and (c) shall take all such further actions as may be required by Law to make the Merger effective. The Merger shall be effective at the Effective Time. Before the filing of the Certificate of Merger and the Articles of Merger, the Closing will be held at the offices of Kirkpatrick & Lockhart Nicholson Graham LLP, 75 State Street, Boston, Massachusetts (or such other place as the parties may agree) for the purpose of confirming all the foregoing.
     2.3 Effects of the Merger. The Merger shall have the effects set forth in Sections 259, 260 and 261 of the DGCL and in Section 23-1-40-6 of the IBCL.
     2.4 Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of the Company, in each case as in effect at the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.
     2.5 Directors and Officers of Surviving Corporation. The duly qualified and acting directors and officers of Acquisition Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, to hold office as provided in the Bylaws of the Surviving Corporation.
     2.6 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Stockholders, Cyberkinetics, Acquisition Sub or the Company:
          (a) Each issued and outstanding share of common stock of Acquisition Sub outstanding immediately prior to the Effective Time shall be converted into and become one (1) common share, without par value, of the Surviving Corporation and thereafter will constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.
          (b) All of the Shares held by the Company as treasury stock, if any, immediately prior to the Effective Time shall be canceled and no payment of any consideration shall be made with respect thereto.
          (c) All of the Shares which are outstanding immediately prior to the Effective Time shall be automatically converted without any action on the part of the holder thereof into and be exchangeable for fully-paid and nonassessable shares of the Cyberkinetics Common Stock and the Cyberkinetics Restricted Stock listed opposite each Stockholder’s name on Schedule 1 hereto (the “Merger Consideration”), which shall equal, in the aggregate, the following:
     (i) The number of shares of Cyberkinetics Common Stock, determined in accordance with Section 2.9; and

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     (ii) That number of shares of Cyberkinetics Restricted Stock, determined in accordance with Section 2.10, which shall be held by Cyberkinetics and subject to forfeiture pursuant to the terms and conditions of the Restricted Stock Agreement.
     The parties hereto acknowledge and agree that the aggregate amount of the Merger Consideration is equal to $4,575,000 and none of the parties hereto shall adopt a position or prepare, submit or file any report or other document with a Governmental Authority that is inconsistent therewith, other than to reflect a reduction thereof due to a forfeiture or set-off against the Cyberkinetics Restricted Common Stock or a set-off against the Escrow Amount.
     2.7 Exchange of and Payment for Shares.
          (a) On or promptly following the Effective Time (but in no event before surrender to Cyberkinetics of any certificate(s) which prior to the Effective Time shall have represented Shares and delivery of an Investment Representation Letter in the form of Exhibit C hereto (each, an “Investment Representation Letter” and collectively, the “Investment Representation Letters”), subject to the provisions of subsection (c) below, Cyberkinetics shall cause to be distributed to the Person in whose name such certificate(s) shall have been registered, the Merger Consideration set forth on Schedule 1 to this Agreement listed opposite such Stockholder’s name. Until surrendered as contemplated by the preceding sentence, each certificate which immediately prior to the Effective Time shall have represented any Shares shall be deemed at and after the Effective Time to represent only the right to receive upon such surrender, subject to the provisions of subsection (c) below, the Merger Consideration contemplated by the preceding sentence.
          (b) No dividends or other distributions declared after the Effective Time with respect to Cyberkinetics Common Stock shall be paid to the holder of any unsurrendered certificate representing Shares until the holder thereof shall surrender such certificate in accordance with this Section 2.7. After the surrender of such certificate in accordance with this Section 2.7, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which on and after the Effective Time and prior to surrender had become payable with respect to shares of Cyberkinetics Common Stock represented by such certificate.
          (c) If any certificate representing shares of Cyberkinetics Common Stock or Cyberkinetics Restricted Common Stock is to be paid to or issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the payment or issuance thereof that the certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to Cyberkinetics any transfer or other Taxes required by reason of the issuance of a certificate representing shares of Cyberkinetics Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of Cyberkinetics that such Tax has been paid or is not payable.
          (d) All rights to receive Cyberkinetics Common Stock and Cyberkinetics Restricted Common Stock as described above shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to the Shares.
          (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for Cyberkinetics Common Stock into which they were converted as provided herein.

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          (f) In the event any certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by a Stockholder claiming such certificate to be lost, stolen or destroyed and, if required by Cyberkinetics or its stock transfer agent, the posting by such Stockholder of a bond in such amount as Cyberkinetics or its stock transfer agent may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, Cyberkinetics will issue in exchange for such lost, stolen or destroyed certificate the Cyberkinetics Common Stock and Cyberkinetics Restricted Common Stock deliverable pursuant to this Agreement in respect thereof.
     2.8 Restrictive Legends; Other Restrictions. The certificates representing shares of Cyberkinetics Common Stock and Cyberkinetics Restricted Stock to be issued hereunder will not be registered under the Securities Act and will bear restrictive legends requiring compliance with the contractual prohibitions on transfer contained in this Agreement or the Restricted Stock Agreement and the legal prohibitions imposed by the Securities Act in connection with any resale of such shares.
     2.9 Shares of Cyberkinetics Common Stock. The number of shares of Cyberkinetics Common Stock payable as a portion of the Merger Consideration in connection with Section 2.6(c)(i) shall be that number of shares with an aggregate value of $3,075,000. The per share value of the Cyberkinetics Common Stock shall be the average closing price of Cyberkinetics Common Stock over the thirty (30) trading days ending on February 8, 2006; provided however, that such calculated per share price shall not be less than $1.25 or exceed $1.75.
     2.10 Shares of Cyberkinetics Restricted Stock. The number of shares of Cyberkinetics Restricted Stock payable as a portion of the Merger Consideration in connection with Section 2.6(c)(ii) shall be that number of shares of Cyberkinetics Common Stock with an aggregate value of $1,500,000.00 calculated using the per share price as determined in Section 2.9. Such shares shall be restricted and subject to forfeiture in accordance with the terms and conditions of the Restricted Stock Agreement.
     2.11 Escrow Fund. At the Effective Time, Cyberkinetics shall retain Cyberkinetics Common Stock equal to the Escrow Amount out of the Merger Consideration provided for in Section 2.6(c)(i) for the benefit of the Stockholders, such amount to be held and disposed of by Cyberkinetics as provided in Exhibit 2.11 of this Agreement.
ARTICLE 3 CLOSING; CONDITIONS TO CLOSING
     3.1 The Closing. The Closing shall take place on the date of this Agreement, or such other date agreed to by the parties hereto, and be deemed to have occurred at the offices of Kirkpatrick & Lockhart Nicholson Graham LLP, 75 State Street, Boston, Massachusetts 02109 (or such other place as the parties may agree). The date on which the Closing is to occur is referred to herein as the “Closing Date.” The parties hereto acknowledge and agree that all proceedings at the Closing shall be deemed to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.
          (a) The Company’s Deliveries. At the Closing, as a condition of Cyberkinetics’ and Acquisition Sub’s obligations to consummate the transactions contemplated by this Agreement, the

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Company has delivered or has caused to be delivered to Cyberkinetics and Acquisition Sub the following (or has received Cyberkinetics’ and Acquisition Sub’s written waiver with respect thereto):
     (i) A counterpart to this Agreement, duly executed by the Company;
     (ii) A counterpart to the Restricted Stock Agreement, duly executed by the Stockholders;
     (iii) A counterpart to the Employment Agreement, duly executed by Mark A. Carney;
     (iv) Copies of the Investment Representation Letters, duly executed by each of the Stockholders;
     (v) Copies of the resolutions of the Board of Directors and Stockholders of the Company, each certified by its Secretary as being true, complete and correct as of the Closing Date, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of its officers in carrying out the terms and provisions hereof, and a copy its Bylaws and a list of officers and directors currently holding offices, each certified by its Secretary as being complete and correct as of the Closing;
     (vi) An opinion of Ice Miller, counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Cyberkinetics and Acquisition Sub and their counsel, a copy of which is attached hereto and incorporated herein as Exhibit D;
     (vii) A copy of the Company’s articles of incorporation, certified as of a recent date by the Indiana Secretary of State;
     (viii) A Certificate of Existence, issued by the Indiana Secretary of State, dated within five (5) Business Days of the Closing;
     (ix) Consents reasonably satisfactory in form and substance to Cyberkinetics and Acquisition Sub to the transactions contemplated by this Agreement where such consents are required;
     (x) An executed copy of the debt conversion agreements evidencing the conversion of all amounts owed by the Company to Mark A. Carney and the Purdue Research Foundation to Shares prior to the Closing;
     (xi) An executed copy of each of those certain Amendments to Consulting Agreements, dated of even date herewith, between the Company and each of Drs. Borgens, Shi, Byrn, Irazoqui and Smith (collectively, the “Scientific Advisors”);
     (xii) An executed copy of those certain Amendments No. 1 to Restricted Stock Grants, by and between the Company and each of Mark A. Carney and Drs. Borgens, Shi, Byrn and Smith;
     (xiii) An executed copy of Amendment No. 1 to License Agreement with Purdue Research Foundation;
     (xiv) The share ledger and corporate minute book of the Company; and

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     (xv) Executed copies of pay-off letters from the Company’s creditors confirming the total outstanding amounts owed by the Company and acknowledging that upon payment by the Company of such amounts no further amounts will be due.
          (b) Cyberkinetics’ and Acquisition Sub’s Deliveries. At the Closing, as a condition of the obligation of the Company to consummate the transactions contemplated by this Agreement, Cyberkinetics and Acquisition Sub have delivered or caused to be delivered to the Company the following (or have received the written waiver of the Company with respect thereto):
     (i) A counterpart to this Agreement, duly executed by Cyberkinetics and Acquisition Sub;
     (ii) A counterpart to the Restricted Stock Agreement, duly executed by Cyberkinetics;
     (iii) A counterpart to the Employment Agreement, duly executed by Cyberkinetics;
     (iv) A copy of the resolutions of the Board of Directors of Cyberkinetics certified by its Secretary or Assistant Secretary as being true, complete and correct as of the Closing Date, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers of Cyberkinetics in carrying out the terms and provisions hereof, and a copy of Cyberkinetics’ Certificate of Incorporation and Bylaws certified by its Secretary or Assistant Secretary as being true, complete and correct as of the Closing;
     (v) A copy of the resolutions of the Board of Directors of Acquisition Sub certified by its Secretary or Assistant Secretary as being true, complete and correct as of the Closing Date, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers of Acquisition Sub in carrying out the terms and provisions hereof, and a copy of Acquisition Sub’s Certificate of Incorporation and Bylaws certified by its Secretary or Assistant Secretary as being true, complete and correct as of the Closing;
     (vi) An opinion of Kirkpatrick & Lockhart Nicholson Graham LLP, counsel to Cyberkinetics and Acquisition Sub, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company and its counsel, a copy of which is attached hereto and incorporated herein as Exhibit E;
     (vii) A copy of Cyberkinetics’ Certificate of Incorporation, certified as of a recent date by the Secretary of State of Delaware;
     (viii) A Certificate of Good Standing for Cyberkinetics, issued by the Secretary of State of Delaware;
     (ix) A copy of Acquisition Sub’s Certificate of Incorporation, certified as of a recent date by the Secretary of State of Delaware;
     (x) A Certificate of Good Standing for Acquisition Sub, issued by the Secretary of State of Delaware; and certificates of foreign qualification with respect to all other states in which Acquisition Sub is qualified to do business; and

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     (xi) The Merger Consideration payable pursuant to Section 2.6 herein.
     3.2 Effective Closing Date. Notwithstanding the foregoing, the consummation of the transactions contemplated by this Agreement for financial reporting purposes shall be deemed to have taken place at 12:01 a.m. Eastern Standard Time on February 15, 2006.
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to Cyberkinetics and Acquisition Sub that, except as expressly provided in the Disclosure Schedule by specific reference to a subsection of this Article 4:
     4.1 Organization and Authority. The Company is a corporation duly incorporated and validly existing under the Laws of the State of Indiana, and has full corporate power and authority to conduct its business and own its property as now conducted and owned. The Company is qualified or licensed as a foreign corporation in those states listed in Section 4.1 of the Disclosure Schedule, which are the only jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in each case where the failure to be so qualified or licensed as a foreign corporation would not have a Material Adverse Effect on the Company. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by a unanimous vote of the Board of Directors and the Stockholders, and no other corporate proceedings on the part of the Company, and no other actions on the part of the Stockholders, are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. No Stockholder of the Company has the right to assert or claim any appraisal or dissenter’s rights with respect to the Merger.
     4.2 Capitalization of the Company; No Subsidiaries; Title. The authorized capital and number of issued and outstanding shares of capital stock of the Company, together with the name, mailing address and social security number of each holder of outstanding stock, are as set forth in Section 4.2 of the Disclosure Schedule. Except as set forth in Section 4.2 of the Disclosure Schedule, no shares of capital stock are held in the Company’s treasury. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record and beneficially by the Stockholders as listed in Section 4.2 of the Disclosure Schedule. The authorized capital stock of the Company consists of 15,000,000 common shares, no par value, and 5,000,000 preferred shares, no par value. No preferred shares are issued, outstanding or designated. The Company neither owns nor has owned any shares of capital stock or other securities of, or any other interest in, and the Company neither controls nor has controlled, directly or indirectly, any other corporation, association, joint venture, partnership or other business organization. The securities of the Company offered and sold to date have been issued and sold in compliance in all material respects with all applicable federal and state securities Laws.

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     4.3 No Rights to Purchase or Register Stock. No Person has any written or oral agreement, option, warrant, call, understanding, commitment, or any right or privilege capable of becoming a binding agreement for the acquisition of shares of any capital stock of the Company (other than this Agreement), and the Company has not otherwise agreed to issue or sell any shares of its capital stock or obligated itself to register any shares of capital stock under the Securities Act. The Company is not obligated directly, indirectly or contingently to purchase any shares of its capital stock, and the Company has not, directly or indirectly, repurchased any shares of its capital stock.
     4.4 Name. The Company does not conduct or operate its business under any name other than “Andara Life Science, Inc.”; provided, however, the Company was previously known as “NPLS, Inc.” until February 11, 2005, when the Company filed an amendment to its articles of incorporation with the Secretary of the State of Indiana, and February 23, 2005, when Articles of Correction were filed with the Secretary of the State of Indiana to correctly show the name change as “Andara Life Science, Inc.”
     4.5 Validity of Contemplated Transactions. Neither the execution and delivery of this Agreement, nor the execution and delivery of the documents and instruments contemplated herein by the Company, nor the consummation of the transactions contemplated hereby or thereby, will directly or indirectly:
          (a) Contravene, conflict with or result (with or without notice or lapse of time) in violation of (i) any of the provisions of the articles of incorporation or Bylaws of the Company or (ii) any resolution adopted by the Board of Directors or the Stockholders of the Company that is in effect on the date hereof,
          (b) Contravene, conflict with or result (with or without notice or lapse of time) in a violation in any material respect of any Laws or Court Order to which the Company may be subject;
          (c) Contravene, conflict with or result (with or without notice or lapse of time) in a material violation or material breach of any of the terms or requirements of, or give any Governmental Authority the right (with or without notice or lapse of time) to revoke, withdraw, suspend, cancel, terminate or modify, any License that is held by the Company or that otherwise relates to the Business;
          (d) Contravene, conflict with or result (with or without notice or lapse of time) in a material violation or material breach of any of the provisions of, or give any person the right (with or without notice or lapse of time) to declare a Default or exercise any right or remedy under, or to accelerate the maturity or performance of or cancel, terminate or modify, any Contract to which the Company is a party or under which the Company has any rights, or by which the Company, or any of the assets owned or used by the Company, may be bound; or
          (e) Result (with or without notice or lapse of time) in the imposition or creation of any Lien upon or with respect to any of the Company’s assets or the Company.
     4.6 No Consents or Approvals of Governmental Authorities. No consent or approval of, or filing and expiration of a waiting period or a period for disapproval by, any Governmental Authority is required for the Company to consummate the transactions contemplated by this Agreement, except for filing and acceptance of the Certificate of Merger pursuant to the DGCL and the Articles of Merger pursuant to the IBCL.

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     4.7 Financial Statements. The Financial Statements fairly present in all material respects the financial position and results of operations of the Company as of and for their respective dates, in accordance with the accounting principles that have been utilized by the Company on a consistent basis. The Financial Statements were created from the books and records of the Company, which books and records are complete and correct. No material modifications would be required to be made to the Financial Statements for their presentation to be in conformity with GAAP, except as set forth in Section 4.7 of the Disclosure Schedule.
     4.8 Absence of Undisclosed Liabilities. Except as set forth, or reserved against, in the Balance Sheet, the Company (a) as of the Balance Sheet Date did not have any Liability, including, without limitation, Liabilities that may become known or arise after the date thereof and which relate to transactions entered into or any state of facts existing on or before the Balance Sheet Date, which would be required under the accounting practices utilized by the Company, consistently applied, to be shown in such Balance Sheet, and (b) since the Balance Sheet Date has incurred neither any material Liability nor any Liability that is not in the Ordinary Course of Business other than expenses incurred in connection with this Agreement.
     4.9 Conduct of Business since the Balance Sheet Date. Since the Balance Sheet Date, the Company has not:
          (a) issued or repurchased, or entered into any agreement to issue or repurchase, any shares of capital stock or stock options, rights, warrants or other securities convertible into capital stock of the Company, except in connection with the conversions set forth in Section 4.9(a) of the Disclosure Schedule;
          (b) entered into or agreed to enter into any transaction, agreement or commitment other than in the Ordinary Course of Business, except as contemplated by this Agreement, including the expenses incurred in connection with the transactions contemplated by this Agreement;
          (c) entered into or agreed to enter into any transaction, agreement or commitment, suffered the occurrence of any event or events, or experienced any material change in financial condition, business, results of operations or business prospects, that (i) has interfered or is reasonably likely to interfere, with the normal and usual operations of the Business, or (ii) singly or in the aggregate has resulted in or, to the Company’s Knowledge, is reasonably likely to have, a material adverse effect on the business, assets, financial position, results of operations of the Company (a “Material Adverse Effect”);
          (d) except as set forth in Section 4.9(d) of the Disclosure Schedule, incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed, or otherwise become responsible for the obligations of any other Person (except to endorse checks for collection for deposit in the Ordinary Course of Business), or made any loan or advance to any Person;
          (e) made any investment of a capital nature or entered into a commitment for such investment either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase or lease of any property or assets of any other Person, other than capital expenditures in the Ordinary Course of Business;
          (f) mortgaged, pledged or otherwise encumbered, or, other than in the Ordinary Course of Business, sold, transferred, or otherwise disposed of, any of the properties or assets of the Company, including any canceled, released, hypothecated, or assigned indebtedness owed to the Company or any claims held by the Company;

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          (g) declared, set aside or paid any extraordinary dividend or other extraordinary distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company that would, if treated as additional cash consideration in the Merger, cause the Merger not to meet the requirements of Section 368(a) of the Code, or otherwise acquired, directly or indirectly, any shares of capital stock of the Company;
          (h) paid any bonus compensation or fee to any officer, director, Stockholder, employee or consultant of the Company or otherwise increased the compensation paid or payable to any of the foregoing;
          (i) sold, assigned or transferred any Proprietary Property;
          (j) contracted with or committed to any third party (i) to sell any capital stock of the Company, (ii) to sell any assets of the Company other than in the Ordinary Course of Business, or (iii) to effect any merger, consolidation, or other reorganization of the Company;
          (k) paid any long-term Liability, otherwise than in accordance with its terms;
          (l) changed its accounting methods, practices or principles;
          (m) terminated or waived any rights of material value to the Business;
          (n) modified any material Contract; or
          (o) made or entered into any agreement or understanding to do any of the foregoing (except as provided for herein).
     4.10 Title to Assets. Section 4.10 of the Disclosure Schedule contains a list of all material tangible personal property owned by the Company. The Company does not own any real property and leases its current office space, which is the only lease of real property to which the Company is or has been a party. The Company has good and sufficient title to all tangible personal property owned by it, including, without limitation, all property reflected on the Balance Sheet, other than property disposed of in the Ordinary Course of Business subsequent to the Balance Sheet Date (none of such dispositions being materially adverse), free and clear of any Lien, except (a) the lien of Taxes not yet due or payable or being contested in good faith by appropriate proceedings and (b) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby or otherwise materially impair the Company’s business operations.
     4.11 Proprietary Property. As used in this Agreement, “Proprietary Property” means all of the Company’s (i) patents, patent applications, patent disclosures and improvements thereto; (ii) trademarks, service marks, logos, trade names, and corporate names and registrations and applications for registration thereof; (iii) copyrights and registrations and applications for registration thereof; (iv) computer software, data and documentation; (v) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and

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information); (vi) other proprietary rights owned by the Company or used in the Business; and (vii) copies and tangible embodiments thereof (in whatever form or medium). The Disclosure Schedule contains (x) a complete and correct list and, where appropriate, a summary description of all Proprietary Property described in (i), (ii), (iii), (iv) and (vi) of the preceding sentence and (y) a true, correct and complete list of all licenses or similar agreements or arrangements to which the Company is a party, either as licensee or licensor or sublicensee or sublicensor, with respect to the Proprietary Property (collectively, the “Company Licenses”).
          Except as disclosed in Section 4.11 of the Disclosure Schedule:
          (a) the Company is either the sole and exclusive owner of or holds an exclusive, perpetual (subject to statutory renewal requirements), fully-paid or royalty free, fully-transferable license (with right to sublicense) to, all right, title and interest in and to the Proprietary Property, free and clear of all Liens;
          (b) the Company has the sole and the exclusive right and authority to use the Proprietary Property in connection with the conduct of Business in the manner presently conducted, and to the Company’s Knowledge, such use does not conflict with, infringe upon, contribute to or induce the infringement of, or violate any rights of any other Person;
          (c) the Company has not received notice of, and to the Company’s Knowledge there is no reasonable basis for, a pleading or threatened claim, interference action or other judicial or adversarial proceeding against the Company that any of the present operations, activities, products, services or publications of the Company infringe or will infringe any patent, trademark, service mark, trade name, copyright, trade secret or other proprietary right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or proprietary rights of others;
          (d) there is no existing or, to the Company’s Knowledge, threatened infringement, misuse or misappropriation of the Proprietary Property by others, and, to the Company’s Knowledge, there is no reasonable basis for any such claim;
          (e) there is no existing or threatened claim by the Company against others for infringement, misuse or misappropriation of the Proprietary Property, and, to the Company’s Knowledge, there is no reasonable basis for any such claim;
          (f) there are no existing or, to the Company’s Knowledge, threatened disputes or other disagreements with respect to any Company License, and, to the Company’s Knowledge, there is no reasonable basis for any such dispute or disagreement, and the Company is not in Default, nor has it received any written notice of any claims of Default, with respect to any Company License;
          (g) the Proprietary Property owned or licensed by the Company is sufficient to conduct and, to the Company’s Knowledge, continue conducting the Business in the same manner as has been conducted to date;
          (h) the Company has taken all steps reasonably necessary to protect and preserve (i) the security, confidentiality and value of the Company’s trade secrets and other confidential information, (ii) the Company’s continuing right, title and interest in and to the Proprietary Property and (iii) the Company’s continued use of the Proprietary Property;

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          (i) except as set forth in the Company Licenses, the Company has no obligation outstanding to compensate other Persons for the use of any Proprietary Property or for the sale of any service or product comprising or derived from Proprietary Property;
          (j) to the Company’s Knowledge, no university, Governmental Authority (whether federal or state) or other organization which sponsors or sponsored research and development conducted by the Company has any claim of right to or ownership of or other encumbrance upon the Proprietary Property;
          (k) to the Company’s Knowledge, no Stockholder, employee or consultant of the Company has used any trade secrets or other confidential information of any other Person in the course of his or her involvement with or work for the Company; to the Company’s Knowledge, the Company is not making unlawful use of any confidential information or trade secrets belonging to any past or present employees or consultants of the Company, and to the Company’s Knowledge, the activities of the Company’s Stockholders, employees and consultants on behalf of the Company do not violate in any material respect any other agreements or arrangements known to the Company which any such employees, Stockholders or consultants have with former employers or any other Person to whom such employees, Stockholders or consultants may have rendered services;
          (l) to the Company’s Knowledge, no Person other than the Company, its employees and agents has or has had or is authorized, by written agreement or otherwise, to have access to the source code versions of the Proprietary Property, if any, or was or is otherwise in a position to duplicate or make any unauthorized use of the source code versions of the Proprietary Property, if any;
          (m) all of the Proprietary Property was either (i) developed by employees of the Company within the scope of their employment or (ii) developed by independent contractors who have either (A) been a party to a written “work for hire” agreement with the Company, in accordance with applicable federal, state and foreign Laws, that has accorded the Company full, exclusive and original ownership of all tangible and intangible property thereby arising or (B) executed appropriate instruments of assignment in favor or the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising;
          (n) the cancellation or expiration of any Company License would not have a Material Adverse Effect; and
          (o) each Company License is a legal, valid and binding agreement of (i) the Company and (ii) to the Company’s Knowledge, the other parties thereto, and the Company does not have any written notice of any termination or change to, or receipt of proposal with respect to, any Company License as a result of the closing of the transactions contemplated by this Agreement or otherwise.
     4.12 Obligations to or from Affiliates. Section 4.12 of the Disclosure Schedule contains a true and complete list of each transaction conducted or completed, in whole or in part, since January 1, 2005, or currently proposed, between the Company (on the one hand) and (on the other hand) any Stockholder, any officer or director of the Company, or any Affiliate (as defined below) of any such Person, other than employment or consulting arrangements between any such Stockholder, officer or director disclosed on the Disclosure Schedule. Each transaction heretofore between the Company and any Stockholder, officer or director or any Affiliate of such Stockholder, officer or director has been conducted on an arm’s-length basis on terms no different than would be obtained if the transaction had been between the Company and an unrelated party. Except for debts or other outstanding obligations reflected on the Balance Sheet, there are no

15

debts or other obligations of the Company to, or to the Company from, any Stockholder, officer or director, or any Affiliate of such Stockholder, officer or director. As used herein, an “Affiliate” of a Stockholder or an officer or director means any member of the immediate family of such person or any entity in which such person or any such family member is an officer or director or owner of more than ten percent (10%) of beneficial interest in the entity’s outstanding equity securities.
     4.13 Contracts.
          (a) Section 4.13 of the Disclosure Schedule lists all material Contracts (whether written or oral) relating to the conduct of the Business and, where applicable, all consents or approvals required under any such Contract as a result of the Merger. The Company has delivered to Cyberkinetics true and correct copies of each such Contract and a written description, accurate in all material respects, of each oral arrangement so listed. Without limiting the generality of the foregoing, the aforesaid list includes all material Contracts of the following types to which the Company is a party:
     (i) labor union Contracts, together with a list of all labor unions representing or attempting to represent employees of the Company;
     (ii) pension, retirement, deferred compensation, death benefit, profit sharing or other employee incentive, fringe benefit, stock purchase, stock option, hospitalization or insurance plans or arrangements (and grant certificates or other documents issued thereunder), or vacation pay, severance pay and other similar benefit arrangements for officers, employees or agents, together with a list of all pensioned present or former employees, or obligations to provide any pensions hereafter other than pursuant to the foregoing plans;
     (iii) bonus plans or arrangements maintained by the Company, together with a list of employees eligible to participate;
     (iv) employment Contracts, consulting Contracts, Contracts providing for termination or severance benefits, non-competition Contracts, non-disclosure Contracts, Contracts for professional services, Contracts with persons engaged in sales or distributing activities, and advertising Contracts;
     (v) Contracts of any kind with any officer, director, employee, Stockholder or agent of the Company;
     (vi) indentures, loan agreements, notes, security agreements, mortgages, conditional sales Contracts, leases of personal property, Contracts for the purchase or sale of real or personal property, and Contracts for financing;
     (vii) the Company Licenses;
     (viii) other license Contracts (whether the Company is licensor or licensee);
     (ix) Contracts or other arrangements to which the Company and/or any of its Stockholders is a guarantor, surety or endorser;
     (x) Contracts providing for the purchase or sale of all or substantially all of the Company’s or a customer’s requirements for a particular product or service from a single supplier or to a single customer;

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     (xi) Contracts limiting the freedom of the Company from competing in any line of business or with any Person;
     (xii) leases of real property (regardless of whether the Company is the lessor or lessee); and
     (xiii) Contracts that have not been included in items (i) through (xiii) above which otherwise are material to the Business or the Company.
          (b) The Company has received no written or oral notice that any other party to a material Contract intends to cancel or terminate any material Contract or to exercise or refrain from exercising any option under any material Contract, other than material Contracts that have been previously terminated or material Contracts with respect to which the options have lapsed prior to the date of this Agreement.
          (c) The Company has received no written notice that any other party to a material Contract has (i) ceased, or indicated any intention to cease, doing business with the Company or (ii) indicated that it will not consent to or approve the transfer or assignment of such business from the Company in connection with the Merger (if such consent or approval is required).
          (d) All of the material Contracts are in full force and effect, are valid and binding and are enforceable in accordance with their terms against the Company and all other parties thereto. No condition exists or event has occurred as a result of action or inaction by the Company or, to the Company’s Knowledge, any other Person that, with notice or lapse of time or both, would constitute a Default or a basis for force majeure or other claim of excusable delay or non-performance under any material Contract (other than as a result of the consummation of the transactions contemplated by this Agreement). There are no provisions of, nor to the Company’s Knowledge, developments outside of the Company’s control affecting any such Contract which would reasonably be expected to prevent the Surviving Corporation from realizing the benefits thereof after the completion of the Merger.
          (e) There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any amounts paid or payable to the Company under current or completed material Contracts with any Person having the contractual or statutory right to demand or require such renegotiation, except as required or contemplated by this Agreement. No such Person other than the Company has made demand for such renegotiation.
     4.14 Claims. There is no Proceeding now pending or, to the Company’s Knowledge, threatened before any court, grand jury, administrative or regulatory body, Governmental Authority, arbitration or mediation panel or similar body to which the Company is a party relating to the Business, and to the Company’s Knowledge, there is no reasonable basis for any such Proceeding. There is no Court Order of any Governmental Authority or arbitrator outstanding against the Company or otherwise affecting the Business.
     4.15 Taxes.
          (a) (i) All Tax Returns of, relating to or including the Company have been filed on a timely basis with the appropriate Governmental Authorities and all such Tax Returns are true, correct and complete in all material respects; (ii) all Taxes required to have been paid by the Company (including amounts collected or withheld from third parties required to have been paid over to the appropriate Governmental Authorities) have been paid in full on a timely basis to the appropriate Governmental

17

Authorities; and (iii) all Taxes or other amounts required to have been collected or withheld by the Company have been timely and properly collected or withheld.
          (b) (i) No Governmental Authority or Taxing Authority has asserted in writing to the Company any adjustment, deficiency, or assessment that could result in additional Tax for which the Company is or may be liable; (ii) there is no pending audit, examination, investigation, dispute, proceeding or claim for which the Company has received written notice relating to any Tax for which the Company is or may be liable; (iii) no statute of limitations with respect to any Tax for which the Company is or may be liable has been waived or extended; (iv) the due date of any Tax Return that the Company is required to file has not been extended; and (v) the Company is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding.
          (c) There are no Liens on any of the assets of the Company which arose in connection with any failure or asserted failure to pay any Tax.
          (d) The Company is not a party to any Contract that, individually or collectively, could give rise to any payment that would not be deductible by reason of Section 280G or 404 of the Code.
          (e) The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return, and the Company is not liable for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law) as transferee or successor, by Contract or otherwise.
          (f) Copies of (i) any Tax examinations, (ii) extensions of statutory limitations, (iii) the federal, state and local income Tax Returns and franchise Tax Returns of the Company, and (iv) correspondence between the Company and all Taxing authorities for its last three (3) taxable years previously have been furnished to Cyberkinetics and such Tax Returns are true, correct and complete in all material respects.
          (g) The provision for Taxes and any reserve for Taxes, if any, shown on the Balance Sheet are adequate to cover the aggregate Liability of the Company arising out of facts or circumstances occurring on or prior to the Balance Sheet Date for all Taxes.
          (h) The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.
          (i) The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company, and the Company has no knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.
          (j) The Merger is to be carried out for substantial business purposes.
          (k) The Company, as a result of any “closing agreement” as defined in section 7121 of the Code (or corresponding provision of any state, local or foreign tax Law), is not required to include any item of income in, or exclude any item of deduction from, taxable income.
          (l) The Company hereby incorporate as part of this Section 4.15, the representations set forth in Section B of Exhibit F of this Agreement.

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     4.16 Absence of Material Events. Since the Balance Sheet Date, there has not been: (a) any material adverse change in the Business; (b) any actual or, to the Company’s Knowledge, threatened, anticipated or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by any Governmental Authority which has had or may have a Material Adverse Effect; (c) any material and adverse pending or, to the Company’s Knowledge, threatened, anticipated or contemplated dispute of any kind with any material customer, supplier, source of financing, employee, lessor or licensee of the Company, or, any pending or, to the Company’s Knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any material reduction in the amount, or any material change in the terms or conditions, of business with any customer, lessor, supplier, or source of financing; or (d) any pending, or, to the Company’s Knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which could have a Material Adverse Effect.
     4.17 Absence of Improper Payments. Except as set forth in Section 4.17 of the Disclosure Schedule, since its inception, the Company: (a) has not made any contributions, payments or gifts of its property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the Laws of the United States, any state thereof or any other jurisdiction (foreign or domestic); (b) has neither established or maintained any unrecorded fund or asset for any purpose, nor made any false or artificial entries on its books or records for any reason; (c) has not made any payments to any Person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment; or (d) has neither made any contribution, nor reimbursed any political gift or contribution made by any other Person, to candidates for public office, whether Federal, state or local, where such contribution or reimbursement would be in violation of applicable Law.
     4.18 ERISA. The Company has not adopted any “employee benefit plan” as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by the Company.
     4.19 Labor Matters. A true and complete list of all of the Company’s officers, employees and consultants (collectively, the “Employees”) and their respective salaries, wages, other compensation, dates of employment, date and amount of last salary increase and positions previously has been provided to Cyberkinetics by the Company. There are no material disputes, employee grievances or disciplinary actions pending or, to the Company’s Knowledge, threatened by or between the Company and any of the Employees. With respect to the Employees, the Company has complied in all material respects with all provisions of all Laws relating to the employment of labor and has no Liability for any arrears of wages or Taxes or penalties for failure to comply with any such Law or for any severance or termination payments of any type. No election or Proceeding relating to the labor relations of the Company is pending or, to the Company’s Knowledge, threatened. The Company has had neither any material union activity nor any material labor trouble of any kind, nature or description at any time heretofore. No Employee shall have the right to receive from the Surviving Corporation or Cyberkinetics a severance payment or other payment in the nature thereof in the event his or her employment is terminated by the Surviving Corporation or Cyberkinetics following the Closing, whether such right arises as a matter of Contract, past policy or understanding, by operation of Law, or

19

otherwise, other than as provided under the Employment Agreement. There are no claims by any Employee against the Company now pending before any Governmental Authority. No present or former Employee has given written or oral notice to the Company of, and there is no claim or any basis for any claim against the Company (whether under Law, any employment agreement or otherwise) on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit-sharing plans) for any period other than the current payroll period, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (iv) any violation of any Law relating to minimum wages or maximum hours of work. No Person (including, but not limited to, any Governmental Authority) has any claim or basis for any claim against the Company arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards. The Company has not received any written or other notice from any Governmental Authority alleging a violation of occupational safety or health standards. The Company has not had any, and there are no pending, workers’ compensation claims involving the Company.
     4.20 Compliance with Law.
          (a) The Company is not in violation in any material respect of any Court Order or any Law, and the assets of the Company have not been used or operated by the Company or any other Person in violation of any Court Order or any Law. The Company has not previously failed or is currently failing to comply in any material respect with any applicable Laws relating to the Business or the operation of its assets. The Company has not received any written or oral notice regarding any existing or unresolved violation by the Company of any Law. There are no securities, investment, safety, health, environmental, anti-competitive, discrimination or other matters which could have an adverse effect on the Company or the Business.
          (b) The Company has delivered to Cyberkinetics copies of all reports and other filings required to be filed by the Company with all Governmental Authorities since its inception. All such reports and filings were at the time of filing true and accurate in all material respects, and were prepared in material compliance with all applicable Laws.
     4.21 Licenses. The Disclosure Schedule sets forth a complete list of all material Licenses used by the Company in the operation of the Business. The Company owns, possesses or lawfully uses in the operation of its Business all Licenses or permits (or exemptions therefrom) that are necessary to conduct the Business as now conducted or to the ownership of the assets of the Company. The Company is not in Default, nor has it received any written notice of any claims of Default, with respect to any such License. Except as otherwise governed by Law, all such Licenses are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees, and will not be adversely affected by the completion of the Merger.
     4.22 Environmental Matters. The Company is in compliance in all material respects with all applicable existing foreign, federal, state and local Laws, rules, regulations and ordinances relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (“Environmental Laws”). The term “Hazardous Material” means (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any

20

“hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any law, rule, regulation or ordinance relating to the regulation of the same or the protection of human health or the environment. To the Company’s Knowledge, there is no alleged or potential Liability (including, without limitation, Liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) of the Company arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by the Company or (ii) any violation or alleged violation of any Environmental Law.
     4.23 Corporate Records. The corporate record books of the Company are in good order and are complete and accurate in all material respects, up to date, contain all necessary signatures, and set forth all meetings and actions taken by the Company’s Stockholders and directors.
     4.24 Brokers. Except for the services included in Trade Payable Amount, no broker, finder, accountant, attorney, investment banker or other Person is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
     4.25 Insurance. The Disclosure Schedule contains a list of the insurance coverage applicable to the Business and the Company since inception, including amounts and lines of coverage. All of the insurance coverage listed on the Disclosure Schedule as remaining in effect is in full force and effect and is valid, binding and enforceable in accordance with its terms. There is no Default by the Company or, to the Company’s Knowledge, by the relevant insurance company under any such coverage. There are no outstanding unpaid premiums and no written notice of cancellation or nonrenewal of any of such coverage has been received.
     4.26 Certain Information. The Disclosure Schedule lists all bank accounts, lock boxes, post office boxes and safe deposit boxes maintained in the name of or controlled by the Company and the names of the persons having access thereto. At the Closing, the Company is delivering to Cyberkinetics a list of all safe, security and computer passwords, codes, logins, combinations and similar information necessary to avail, access or use Company property.
     4.27 No Other Obligations. Except as otherwise provided in this Agreement, the Company does not have any legal or contractual obligation, absolute or contingent, to sell or otherwise dispose of all or any part of the assets of the Company (other than in the Ordinary Course of Business), or any equity interest in the Company, or to effect any merger, consolidation or reorganization of the Company or to enter into any agreement with respect thereto.
     4.28 Trade Payable Amount. The Trade Payable Amount represents the aggregate sum of all of the outstanding trade payables and fees for professional services of the Company immediately prior to the Effective Time and there are no other outstanding amounts due and payable to any Person for any goods or services rendered to the Company prior to the Effective Time.

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     4.29 Disclosure of all Material Matters. No statement of fact set forth in this Agreement (including without limitation all information in the Financial Statements and the Schedules, Exhibits, and attachments hereto, taken as a whole) is false or misleading in any material respect.
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF CYBERKINETICS AND ACQUISITION SUB
     Cyberkinetics and Acquisition Sub jointly and severally represent and warrant to the Company as follows:
     5.1 Organization; Authority. Each of Cyberkinetics and Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to conduct its business as now conducted and own its properties as now owned, and is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would, in the aggregate, have a material adverse effect on the business or financial condition of Cyberkinetics or Acquisition Sub (as the case may be). Each of Cyberkinetics and Acquisition Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of Cyberkinetics and Acquisition Sub, and no other corporate or stockholder proceedings on the part of either of them are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Cyberkinetics and Acquisition Sub and constitutes a valid and binding agreement of each of them, enforceable against each in accordance with its terms. All of the issued and outstanding shares of the Cyberkinetics Common Stock are duly authorized, fully paid and non-assessable, and were issued in compliance with all applicable Laws and were not issued in violation of the preemptive rights of any Person.
     5.2 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by either of Cyberkinetics and Acquisition Sub nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of either of them, (ii) require any consent or approval of, or filing and expiration of a waiting period or a period for disapproval by, any Governmental Authority (except for filing and acceptance of the Certificate of Merger pursuant to the DGCL and the Articles of Merger pursuant to the IBCL), (iii) result in a Default for which a waiver has not been obtained or give rise to any right to terminate, cancel or accelerate or to any loss of benefit under any of the terms, conditions, or provisions of any Contract filed Cyberkinetics as an exhibit to its filings under either the Securities Act or the Exchange Act or (iv) violate any applicable Law to which either Cyberkinetics or Acquisition Sub or any of their assets are bound.
     5.3 Litigation. There are no actions, suits or other forms of proceedings or disputes pending against either Cyberkinetics or Acquisition Sub before any Governmental Authority, that would, if resolved adversely to it, whether singly or in the aggregate, have a material adverse effect on its business or financial condition; nor has either Cyberkinetics or Acquisition Sub been subject to any Court Order the effect of which in the aggregate would have a material adverse effect on its business or financial condition. Neither Cyberkinetics nor Acquisition Sub knows or

22

has grounds to know of any basis for any such action, suit or other form of proceeding or dispute or of any governmental investigation relating to either Cyberkinetics or Acquisition Sub.
     5.4 Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either Cyberkinetics or Acquisition Sub.
     5.5 SEC Filings. The Cyberkinetics SEC Filings (as defined below) do not contain any statement that, at the time of filing and in light of the circumstances under which it was made, was false or misleading with respect to any material fact, or that omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. The financial statements contained in the Cyberkinetics SEC Filings were prepared in accordance with GAAP, and fairly present the consolidated financial position and results of operations of Cyberkinetics and its subsidiaries as of and for their respective dates, in conformity with GAAP applied on a consistent basis, except as otherwise noted therein. There has not been any change that is materially adverse to the business, assets, financial condition or results of operations of Cyberkinetics, other than any such changes set forth or described in the Cyberkinetics SEC Filings, provided that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute such a material adverse change: (a) any change in the market price or trading volume of the Cyberkinetics Common Stock; (b) any failure by the Company to meet the revenue or earnings, predictions or expectations of equity analysts for any period ending (or for which earnings are released) on or after the date of this Agreement; (c) any adverse change arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby; or (d) any change arising out of conditions affecting the industry in which the Company operates as a whole or the U.S. economy as a whole. For purposes of this Section 5.5, “Cyberkinetics SEC Filings” means (i) Cyberkinetics’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004; (ii) Cyberkinetics’ Quarterly Reports on Form 10-QSB for the three months ended March 31, 2005, June 30, 2005 and September 30, 2005; and (iii) Cyberkinetics’ Current Reports on Form 8-K as filed with the Commission on April 4, 2005, April 6, 2005, April 12, 2005, May 13, 2005, June 28, 2005, September 28, 2005, October 14, 2005, October 19, 2005, October 26, 2006, November 14, 2005, December 27, 2005, January 10, 2006 and January 13, 2006.
     5.6 Cyberkinetics and the Acquisition Sub, jointly and severally, hereby incorporate as part of this Article 5, the representations set forth in Section A of Exhibit F to this Agreement.
ARTICLE 6 COVENANTS
     6.1 Tax Free Reorganization. Neither Cyberkinetics nor the Surviving Corporation shall take or suffer to be taken any action that will cause the Merger not to constitute a reorganization within the meaning of Section 368(a) of the Code.
     6.2 Public Announcements. All public announcements, notices or other communications regarding this Agreement and the transactions contemplated hereby after the

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Closing to third parties other than the parties hereto and their respective advisors shall require the prior approval of Cyberkinetics, which approvals shall not be unreasonably withheld or delayed.
     6.3 Cyberkinetics Common Stock. Cyberkinetics agrees that all of the Cyberkinetics Common Stock to be issued pursuant to this Agreement, when issued, will be duly authorized, fully paid and non-assessable, issued in compliance with all applicable Laws and not in violation of the pre-emptive rights of any Person.
     6.4 Obligation to Commercialize. Cyberkinetics shall use commercially reasonable efforts to supply required capital and other resources, and to take all other commercially reasonable steps and actions, to enable the Surviving Corporation to timely achieve at least one of the milestones set forth in the Restricted Stock Agreement. Subject to the fiduciary duty obligations of the Cyberkinetics Board of Directors, Cyberkinetics will also develop a program with the Scientific Advisors designed to satisfy the due diligence obligations under the Company Licenses and shall use commercially reasonable best efforts to allow the Surviving Corporation to accomplish that objective.
     6.5 Obligation to List. In the event that Cyberkinetics elects to register and list its Cyberkinetics Common Stock on the American Stock Exchange or any other exchange or listing, whether domestic or international, then Cyberkinetics shall, at its expense, register the Cyberkinetics Common Stock held by the Stockholders (including the Restricted Cyberkinetics Common Stock which may be issued to the Stockholders hereunder).
     6.6 Board Representation. Following the Closing, Cyberkinetics shall nominate Mark A. Carney for, and will use commercially reasonable efforts to cause the election of Mark A. Carney to, the Board of Directors of Cyberkinetics to serve in such capacity for so long as the milestones under the Restricted Stock Agreement are achievable.
     6.7 Payment of Trade Payables. Immediately following the Effective Time, Cyberkinetics shall either make a loan or contribute to the Company an amount not to exceed $425,000 to enable the Surviving Corporation to discharge (and shall cause the Surviving Corporation to discharge) in full the Trade Payable Amount, by making payments to the creditors of the Surviving Corporation in accordance with Schedule 2 attached hereto and incorporated herein.
ARTICLE 7 SURVIVAL AND INDEMNIFICATION
     7.1 Investigations; Survival of Warranties and Indemnification Obligations.
          (a) The respective representations and warranties of the Company, Cyberkinetics and Acquisition Sub contained herein or in any certificates or other documents delivered at the Closing are true, accurate and correct and shall not be deemed waived or otherwise affected by any investigation made by any party hereto or by the occurrence of the Closing. Each and every such representation shall be deemed to have been relied upon by the party or parties to which made, notwithstanding investigation or inspection made by or on behalf of such party or parties.
          (b) Each and every such representation and warranty and indemnification obligation of any party hereunder with respect to such representation and warranty shall survive for a period of one

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(1) year after the Closing Date; provided, however, that the representations and warranties under Sections 4.1, 4.2, 4.15, 4.18 and 5.1 and the related indemnification obligations shall survive the Closing until the later of the first anniversary of the Effective Time or the date on which the Restricted Stock is disbursed to the Stockholders under the Restricted Stock Agreement (or is required to be disbursed by Cyberkinetics under the Restricted Stock Agreement) or the expiration of the 36-month period set forth therein. All covenants and obligations of a party hereto which are contemplated by the terms of this Agreement to be performed after Closing shall survive until performance is completed. Any claim made in accordance with this Section 7.1 must be made in writing within 10 days following the applicable survival period, if such claim is timely made, it shall survive until finally resolved notwithstanding expiration of the applicable survival period.
     7.2 Indemnification of Cyberkinetics and Surviving Corporation. Subject to Sections 7.1, 7.6, 7.8, 7.9 and 7.10, inclusive, Cyberkinetics and the Surviving Corporation shall be indemnified for any Damages for which a written claim is timely made under Section 7.1, arising from or in connection with (a) any material inaccuracy in any of the representations and warranties of the Company made in this Agreement or in any document, agreement, instrument or certificate delivered by the Company at the Closing pursuant to this Agreement, (b) any claims arising prior to the Closing and made against the Surviving Corporation by any security holder of the Company (other than matters for which the Stockholders are entitled to indemnification by Cyberkinetics under Section 7.3 hereof).
     7.3 Indemnification of the Stockholders. Subject to Sections 7.1, 7.9 and 7.10, inclusive, Cyberkinetics and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless the Stockholders (and each of them) and shall reimburse them for any Damages up to the amount of the Merger Consideration paid to or on behalf of the Stockholders for which a claim is timely made under Section 7.1, arising from or in connection with (a) any material inaccuracy in any of the representations and warranties of Cyberkinetics or Acquisition Sub made in this Agreement or in any document, agreement, instrument or certificate delivered by Cyberkinetics or Acquisition Sub at the Closing pursuant to this Agreement or (b) any failure by Cyberkinetics or Acquisition Sub to perform or comply with any agreement or covenant in this Agreement or under any document, agreement, instrument, or certificate delivered at the Closing by Cyberkinetics or Acquisition Sub pursuant to this Agreement.
     7.4 Third-Party Claims. After receipt by a party or a third party beneficiary of notice of the commencement of any proceeding against it for which such party or third party beneficiary is entitled or is seeking to assert a right to indemnification under Section 7.2 or 7.3 (an “Indemnified Party”), the Indemnified Party shall promptly give notice to a representative of the Stockholders if the indemnification is sought under Section 7.2 or to Cyberkinetics if indemnification is sought under Section 7.3 (the “Notice Party”) of the commencement thereof, but the failure to so notify the Notice Party shall not relieve them or it of any liability they or it may have to any Indemnified Party except to the extent of actual prejudice caused by such failure. In case any such proceeding shall be brought against an Indemnified Party and it shall give notice to the Notice Party of the commencement thereof, the Notice Party will be entitled to participate therein and, if the Notice Party is Cyberkinetics it may (except as provided in the next sentence), assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party. Cyberkinetics may not assume the defense if (i) Cyberkinetics or the Surviving Corporation is also a party to such proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate, (ii) the Notice Party fails to provide reasonable

25

assurance to the Indemnified Party of its financial capacity to defend such proceedings and provide indemnification with respect thereto, (iii) equitable relief is being sought against an Indemnified Party, (iv) the claim involves Taxes or (v) the proceeding, if adversely determined, would materially impair the financial condition, business or prospects of an Indemnified Party. If entitled and after notice from Cyberkinetics to such Indemnified Party of its election to assume the defense, Cyberkinetics shall not be liable to such Indemnified Party for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof; provided that Cyberkinetics may only assume control of the defense of such proceeding if it acknowledges in writing to the Indemnified Party that any damages, fines, costs or Liabilities that may be assessed against the Indemnified Party in connection with the proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to Section 7.2. If Cyberkinetics assumes the defense of such proceeding, no compromise or settlement thereof may be effected by the Notice Party without the Indemnified Party’s prior written consent (which consent will not unreasonably be withheld or delayed) unless the settlement provides for a full and unconditional release of the Indemnified Party without payment of any funds by the Indemnified Party or (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party and (B) the sole relief provided is monetary damages that are paid in full by Cyberkinetics. If notice is given to Cyberkinetics and the Surviving Corporation of the commencement of any proceeding and it does not, within ten days after the Indemnified Party’s notice is given, give notice to Cyberkinetics and the Surviving Corporation of its election to assume the defense thereof, the Notice Party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Party. Cyberkinetics may only compromise or settle such legal proceeding on behalf of and for the account of the Indemnified Party after it obtains the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.
     Notwithstanding the other provisions of this Section 7.4, if a third party asserts (other than by means of a proceeding) that Cyberkinetics or the Surviving Corporation is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which Cyberkinetics or the Surviving Corporation may be entitled to indemnification pursuant to Section 7.2 and Cyberkinetics or the Surviving Corporation reasonably determine in good faith that it has a valid business reason to fulfill such obligation, then (i) Cyberkinetics and the Surviving Corporation shall be entitled to satisfy such obligation, without prior consent from the Stockholders or their representative or designee, (ii) Cyberkinetics or the Surviving Corporation may subsequently make a timely claim for indemnification in accordance with the provisions of this Article 7, and (iii) Cyberkinetics or the Surviving Corporation shall be reimbursed, in accordance with the provisions of Article 7, for any such Damages for which it is entitled to indemnification pursuant to Section 7.2 (subject to the right of the Stockholders to dispute Cyberkinetics’ or the Surviving Corporation’s entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Section 7.2).
     7.5 Payment.
          (a) Subject to Section 7.6 below, in the event that any Indemnified Party determines that it is entitled to an indemnity payment pursuant to this Article 7, the Indemnified Party shall deliver a written notice to the applicable Notice Party. If the Notice Party disputes all or any portion of the claim, the Notice Party must provide written notice of its objection (detailing the objection) to the Indemnified

26

Party within fifteen (15) Business Days after the receipt of the notice from the Indemnified Party. Failure by the Notice Party to give such notice shall be deemed acknowledgment and agreement by the Notice Party that the Indemnified Party is entitled to indemnification for that portion of the claim as to which no objection is made.
          (b) If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnified Party shall be entitled to interest on the unpaid amount of such obligation for each day from the date the amount became due until payment in full, payable on demand, at the prime rate of Bank of America plus two percent (2%).
     7.6 Setoff/Exclusive Satisfaction. In the event of an indemnifiable event, after the parties have followed the procedures set forth in Section 7.4 and it has been determined that Cyberkinetics and/or the Surviving Corporation are entitled to be indemnified for Damages under Section 7.2 (or the Notice Party has consented in writing to indemnification of the Indemnified Party of a specified amount), to the extent necessary to satisfy the amount of any such Damages (a) while any of the Escrow Amount remains held pursuant to this Agreement, Cyberkinetics shall first reduce the number of shares of Cyberkinetics Common Stock due or to become due to the Stockholders from the Escrow Amount pursuant to Section 2.11, and (b) next, Cyberkinetics shall reduce the number of shares of Cyberkinetics Restricted Stock due or to become due to any of the Stockholders pursuant to Section 2.6 and the Restricted Stock Agreement. Any reduction or indemnification pursuant to clauses (i) or (ii) of the first sentence of this Section 7.6 shall be made pro rata among the Stockholders in accordance with the amount of Merger Consideration pursuant to Schedule 1.
     7.7 Contribution. The Stockholders shall not have any right of contribution against either the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements in this Agreement.
     7.8 Basket. In no event may Cyberkinetics and/or the Surviving Corporation make a claim for any Damages under Section 7.2 unless and until the total amount of all valid indemnification claims in the aggregate exceed $12,500 (the “Basket”), and then Cyberkinetics and/or Surviving Corporation may make a claim for all Damages including the $12,500.
     7.9 Lost Profits and Special Damages. Notwithstanding any other provision of this Agreement to the contrary, no party hereto shall be required to indemnify, hold harmless or otherwise protect any other party (or any of its Affiliates) for damage to reputation, lost business opportunities, lost profits, impact on purchase price calculation, mental or emotional distress, or special, consequential or exemplary damages.
     7.10 Sole and Exclusive Remedy. Except in any case involving fraud, bad faith, or intentional misconduct or misrepresentation, the rights to indemnification under this Article 7, subject to all of the terms and conditions hereof, shall constitute the sole and exclusive right and remedy available to any party hereto for any actual or threatened breach of this Agreement by any party hereto, including a breach of any representation, warranty, covenant or agreement contained herein.
     7.11 Construction. The parties intend that each representation, warranty, and covenant herein shall have independent significance. If any party has breached any representation,

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warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant, as the case may be.
ARTICLE 8 MISCELLANEOUS
     8.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and either (i) delivered by hand, (ii) made by facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.
If to Cyberkinetics:
Cyberkinetics Neurotechnology Systems, Inc.
100 Foxborough Boulevard, Suite 240
Foxborough, MA 02035
Attn: Chief Executive Officer
Facsimile: (508) 549-9985
with a copy to:
Kirkpatrick & Lockhart Nicholson Graham LLP
75 State Street
Boston, MA 02109
Attn: Michael A. Hickey, Esq.
Facsimile: (617) 261-3175
If to the Company, to:
Purdue Research Foundation
Attention: Steve Gerrish
300 Kent Avenue, Suite C2-100
West Lafayette, IN 47906-1075
Facsimile: (765) 866-0091
with a copy to:
Ice Miller LLP
One American Square
Suite 3100
Indianapolis, Indiana 46282
Attn: John R. Thornburgh, Esq.
Facsimile: (317) 592-4783
All notices, requests, consents and other communications hereunder shall be deemed to have been properly given (a) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (b) if made by facsimile transmission, at the time that receipt thereof has been

28

acknowledged by electronic confirmation or otherwise, (c) if sent by overnight courier, on the next Business Day following the day such notice is delivered to the courier service, or (d) if sent by registered or certified mail, on the fifth Business Day following the day such mailing is made.
     8.2 Entire Agreement. It is agreed that all offers, statements of intent, understandings and agreements heretofore among the parties respecting this transaction are merged in this Agreement (including the Schedules and Exhibits thereto), which fully and completely expresses the agreement of the parties, and that there are no representations, warranties or agreements except as specifically set forth or referred to in this Agreement.
     8.3 Waiver; Amendment. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of that or any other provision hereof. No supplement or modification of or amendment to this Agreement shall be binding unless agreed to and executed in writing by Cyberkinetics, the Surviving Corporation, the Company and a representative of the Stockholders.
     8.4 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the Laws of the State of Delaware, without giving effect to the conflict of Law principles thereof.
     8.5 Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement nevertheless shall remain in full force and effect.
     8.6 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
     8.7 Counterparts; Facsimile. This Agreement may be executed in counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall reexecute original forms hereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
     8.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto. Each of the parties hereto expressly intend that each of the Stockholders and a representative of the Stockholders shall have the rights and benefits under this

29

Agreement. Except as set forth in the preceding sentence, nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
     8.9 Representation By Counsel; Interpretation. Each of the parties hereto acknowledges that he, she or it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.
     8.10 Stockholders’ Designee. From time to time, the Stockholders shall be entitled to designate a Person to serve as a representative of the Stockholders under this Agreement by providing written notice to Cyberkinetics and the Surviving Corporation in accordance with the provisions of this Agreement.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement and Plan of Merger on the date first above written.

“CYBERKINETICS” Cyberkinetics Neurotechnology Systems, Inc.
By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor,
Chief Executive Officer

“ACQUISITION SUB” Andara Acquisition Corp.
By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor,
President

“COMPANY” Andara Life Science, Inc.
By:	/s/ Mark A. Carney
Mark A. Carney,
President

INDEX OF SCHEDULES AND EXHIBITS

SCHEDULES:
Schedule 1	Stockholders of the Company

Schedule 2	Trade Payable Amount

Schedule 3	Disclosure Schedule

Schedule 4	Financial Statements of the Company

EXHIBITS:
Exhibit A	Form of Employment Agreement - Mark A. Carney

Exhibit B	Form of Restricted Stock Agreement

Exhibit C	Form of Investment Representation Letter

Exhibit D	Form of Opinion of Counsel to the Company and the Stockholders

Exhibit E	Form of Opinion of Counsel to Cyberkinetics and Andara Acquisition Corp.

Exhibit F	Additional Representations

EXHIBIT 10.20
LICENSE AGREEMENT
(Agreement ID 1101)
THIS LICENSE AGREEMENT is made and entered into as of February 28, 2005 (the “Effective Date”), by and between the PURDUE RESEARCH FOUNDATION, a statutory body corporate formed and existing under the Indiana Foundation or Holding Companies Act of 1921 (hereinafter referred to as “PRF”), and ANDARA LIFE SCIENCE, INC. (hereinafter referred to as “LICENSEE”) collectively referred to hereinafter as the “Parties.”
WITNESSETH
WHEREAS, PRF is the assignee of the right, title, and interest in the materials described in Exhibit A (Licensed Patents and Licensed IP, as herein defined); and
WHEREAS, PRF wishes to have the inventions further developed and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit; and
WHEREAS, LICENSEE wishes to obtain certain rights to pursue the development and commercialization of the inventions; and
WHEREAS, PRF wishes to grant LICENSEE such rights in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, for and in consideration of the mutual covenants and the premises herein contained, the Parties, intending to be legally bound, hereby agree as follows.
Article 1. DEFINITIONS
The following terms as used herein shall have the following meaning:
     1.1 “Affiliate” shall mean any corporation, limited liability company, partnership, or other business entity directly or indirectly controlled by, or under common control with, LICENSEE.
     1.2 “Agreement” or “License Agreement” shall mean this Agreement, including all Exhibits attached to this Agreement.
     1.3 “Attributable Quarterly Gross Receipts * * *” shall mean Quarterly Gross Receipts directly attributable to Licensed Product(s) that are based on a Technology where the Licensed Product(s) are intended for * * *.
     1.4 “Attributable Quarterly Cross Receipts * * *” shall mean Quarterly Gross Receipts directly attributable to Licensed Product(s) that are based on a Technology where the Licensed Product(s) are intended for * * *.
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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     1.5 “Annual Period” for reporting and payments due under this Agreement, shall be based on the calendar year, to begin on January 1 and end on December 31 of each year during the Term of the Agreement.
     1.6 “Confidential Information” shall mean any information of a technical, scientific or commercial character which is proprietary to one of the Parties hereto or is otherwise in the legitimate possession of such party under an obligation of confidence, and which is confidential and/or not generally available from public sources, and includes any and all documents, electronic data, plans, photographs, apparatus and samples containing such information. Information that is assembled from a variety of public sources by use of Confidential Information to guide a search of such sources, shall also be deemed Confidential Information.
     1.7 “Field of Use” shall mean * * *.
     1.8 “First Year Patent Expenses” shall mean all out-of pocket fees, costs, and expenses paid or incurred by PRF in the year following the Effective Date for filing, prosecuting, and maintaining the Licensed Patents in the Licensed Territory.
     1.9 “Indication” means one of the following: (i) central nervous system injuries, diseases, and disorders; (ii) traumatic brain injury; (iii) stroke; (iv) peripheral nervous system injuries, diseases, and disorders; and (v) neurodegenerative disorders.
     1.10 “Licensed Patents” shall mean all U.S. patent applications, Patent Cooperation Treaty patent applications, or foreign patent applications filed by PRF and related to a Technology, and all divisionals, continuations, continuations-in-part, or other patent applications that claim priority from such patent applications; any patent(s) issuing from the foregoing applications and all extensions, reexaminations, and reissues of such patent(s); and any patents issuing from patent applications that are related to a Technology and that are filed by PRF subsequent to the Effective Date, and all extensions, reexaminations, and reissues of such patents.
     1.11 “Licensed IP” shall mean all know-how, technical information, copyrights and renewals, designs, drawings, specifications, manufacturing methods, and all other information owned by Purdue Research Foundation and related to the Technologies.
     1.12 “Licensed Product(s)” shall mean products or services, the development, manufacture, use or sale of which are covered by the Licensed Patents and/or Licensed IP, or that would otherwise constitute an infringement of the Licensed Patents and/or Licensed IP.
     1.13 “Licensed Territory” means worldwide.
     1.14 “OFS + Inosine Technology” means the technology covered by PRF Disclosure No. * * *, U.S. Patent Application No. * * *, and/or PCT Patent Application No. * * *.
     1.15 “Other Patent Expenses” shall mean all out-of pocket fees, costs, and expenses paid or incurred by PRF that are not Past Patent Expenses or First Year Patent Expenses.
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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     1.16 “Payment Due Date” means the dates on which royalties and payments shall be due and payable, which date shall be sixty (60) days after the end of each Reporting Period.
     1.17 “Past Patent Expenses” shall mean out-of-pocket fees, costs, and expenses paid or incurred by PRF prior to the Effective Date for filing, prosecuting, and maintaining the Licensed Patents in the Licensed Territory.
     1.18 “PRF Indemnitees” shall mean PRF, PRF’s officers, directors and employees, Purdue University, Purdue University officers, researchers and employees, and their heirs, executors, administrators, and legal representatives.
     1.19 “Projected Market” shall mean total estimated sales of a Licensed Product for a period that is the greater of (i) * * *, or (ii) * * *.
     1.20 “Quarterly Gross Receipts” means the gross payments and other consideration (whether cash or non-cash) accrued or received (net of product returns) in a Reporting Period in consideration for provision by LICENSEE, Sublicensees, and Affiliates of Licensed Product(s) to customers, including but not limited to: fees or other consideration for sale, license, or lease of Licensed Product(s), or other service or product fees otherwise related in any way to Licensed Product(s). This definition includes all amounts for installation, products, maintenance, and/or other services provided in conjunction with Licensed Product(s). Where a sale, gift, use, or other disposition of a Licensed Product is transacted for value other than cash, the term “Quarterly Gross Receipts” shall mean, per unit of said Licensed Product, the fair market value of said Licensed Product as evidenced by the retail price realized for sales of comparable Licensed Product during the immediately preceding three (3) month period. For avoidance of doubt, Licensed Products provided in an amount that is customary in the industry to hospitals, physicians, researchers, clinical research organizations, and others at no charge or at a discount for purposes including sales promotion and product testing and evaluation shall not be considered a transaction “for value other than cash.” Quarterly Gross Receipts excludes the following items as separately charged and enumerated on an invoice to customers: packing, transportation and insurance charges; and import, export, excise, sales, use and value added taxes, and customs duties. Sales of Licensed Products by a Sublicensee under a Sublicense shall be treated as Quarterly Gross Receipts for payment of the royalty specified in Article 4.2., and any income to LICENSEE from the Sublicense in excess of this amount shall be excluded from Quarterly Gross Receipts hereunder.
     1.21 “Reporting Period” means quarterly periods ending on March 31, June 30, September 30, and December 31 of each Annual Period during the term of this Agreement.
     1.22 “Sublicense” shall mean a sublicensing agreement or arrangement between LICENSEE and a third party by which the third-party is licensing Licensed Patents or Licensed IP. The holder of a Sublicense is a “Sublicensee.”
     1.23 “Technology” shall mean one of the areas of technology listed in EXHIBIT A hereof.
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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     1.24 “Third Party Agreement” shall mean a separate patent license that LICENSEE must obtain from a third party so that LICENSEE may develop, make, have made, use, and/or sell a Licensed Product.
     1.25 “Third Party Payments” shall mean the amounts paid by LICENSEE under a Third Party Agreement.
     1.26 “Trial Product” shall mean a Licensed Product as it is undergoing clinical trials prior to approval for * * *.
Article 2. GRANT OF LICENSE
     2.1 License. Subject to compliance with this Agreement, and subject to Articles 2.3 and 2.6, PRF grants, and LICENSEE accepts, an exclusive license to the Licensed Patents and Licensed IP to develop, make, have made, use, and sell Licensed Products on a royalty-bearing basis in the Field of Use in the Licensed Territory and for issuance of corresponding Sublicenses directly between LICENSEE and a Sublicensee in accordance with Article 2.5.
     2.2 No Implied License. The license and right granted in this Agreement shall not be construed to confer any rights upon LICENSEE by implication, estoppel, or otherwise.2.3 Retained License. PRF retains on behalf of itself, Purdue University, and any research collaborators, a royalty-free right and license under the Licensed Patents and Licensed IP for research and educational purposes only.
     2.4 Government Rights. The Licensed Patents and Licensed IP, or portions thereof may have been developed with financial or other assistance through grants or contracts funded by the United States government. LICENSEE acknowledges that in accordance with Public Law 96-517 and other statutes, regulations, and Executive Orders as now exist or may be amended or enacted, the United States government may have certain rights in the Licensed Patents and Licensed IP. LICENSEE shall take all action necessary to enable PRF to satisfy its obligations under any federal law relating to the Licensed Patents and Licensed IP and inventions, including any right of the United States government to a noncommercial use license. In the event PRF has or acquires such knowledge, PRF shall inform LICENSEE if any Licensed Patent and Licensed IP, or portion thereof, was developed with financial or other assistance through grants or contracts funded by the United States government.
     2.5 Sublicenses. Provided that written approval of PRF is obtained in advance, which approval shall not be unreasonably withheld, LICENSEE shall have the right to grant one or more Sublicenses consistent with license granted to LICENSEE in this Agreement. LICENSEE shall remain responsible for the operations of its Sublicensees relevant to this Agreement as if such operations were carried out by LICENSEE, including but not limited to the payment of all fees and royalties due under this Agreement, whether or not such payments are made to LICENSEE by its Sublicensees. LICENSEE shall provided to PRF a copy of each executed Sublicense on or before the 15th day following the execution of the Sublicense.
     2.6 OFS + Inosine Technology. To the extent the Licensed Patents pertain to OFS + Inosine Technology, PRF grants, and the LICENSEE accepts, a nonexclusive license to such
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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Licensed Patents to develop, make, have made, use, and sell Licensed Products on a royalty-bearing basis in the Field of Use in the Licensed Territory and for issuance of corresponding Sublicenses directly between LICENSEE and a Sublicensee in accordance with Article 2.5. Upon written notice from PRF to LICENSEE that PRF has the authority to grant LICENSEE an exclusive license from OFS + Inosine Technology, the license granted to LICENSEE under this Agreement for OFS + Inosine Technology shall become exclusive, without necessity for further action. The date of said written notice from PRF to LICENSEE is the “Nonexclusivity Conversion Date.” Royalties due under section 4.2 and Exhibit A on Quarterly Gross Receipts received prior to the Nonexclusivity Conversion Date solely in consideration for Licensed Products covered solely by the OFS + Inosine Technology (and not any other Licensed Patents and/or Licenses IP) shall be discounted by * * *% from the royalty rate stated in Exhibit A for OFT + Inosine Technology.
Article 3. DILIGENCE AND COMMERCIALIZATION
     3.1 Diligence and Commercialization. LICENSEE shall exercise reasonable business judgment throughout the term of this Agreement in executing LICENSEE’s Development Plan, as attached in Exhibit B.
     3.2 Lack of Diligence. If PRF reasonably concludes that LICENSEE is not in compliance with Article 3.1 with respect to any Technology at any time after * * * from the Effective Date, then PRF shall have the right to terminate LICENSEE’s rights to that Technology under this License Agreement, as provided under Article 12. Prior to exercising said right, PRF shall give notice to LICENSEE stating the basis for its conclusion and, upon the request of PRF, LICENSEE shall show cause why the license granted hereunder to that Technology should not be terminated. Failure of LICENSEE to cure within ninety (90) days from the date of PRF’s notice shall automatically (not subject to any requirement for further cause, legal process, or other action of PRF or LICENSEE) cause LICENSEE’s rights under this License Agreement to that Technology to be deemed to be conclusively terminated on the 90th day following said declaration. LICENSEE’s rights with respect to other Technologies will survive such termination.
     3.3 Financial Capability. At all times during the term of this license, LICENSEE shall maintain the financial capability to comply with Article 3.1. Upon inquiry from PRF regarding said capability, LICENSEE shall provide any requested assurances and disclosures and shall permit PRF to inspect LICENSEE’s financial records at agreed times during LICENSEE’s normal business hours. Such records are the Confidential Information of LICENSEE. If PRF reasonably concludes that LICENSEE is not in compliance with this Article 3.3 with respect to any Technology at any time after * * * from the Effective Date, then PRF shall have the right to terminate LICENSEE’s rights under this License Agreement to that Technology, as provided under Article 12. Prior to exercising said right, PRF shall give notice to LICENSEE stating the basis for its conclusion and, upon the request of PRF, LICENSEE shall show cause why the license granted hereunder should not be terminated. Failure of LICENSEE to cure within ninety (90) days from the date of PRF’s notice shall automatically (not subject to any requirement for further cause, legal process, or other action of PRF or LICENSEE) cause this License Agreement
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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to be deemed to be conclusively terminated on the 90th day following said declaration. LICENSEE’s rights with respect to other Technologies will survive such termination.
Article 4. CONSIDERATION FOR LICENSE
     4.1 Licensing Fee. As partial consideration for the license granted to LICENSEE under this Agreement, within fourteen (14) days after PRF executes LICENSEE’s Subscription Agreement, LICENSEE shall issue to PRF * * * shares, without par value, of LICENSEE’s common stock. Such consideration shall be in lieu of an up front fee for the grant of rights hereunder.
     4.2 Royalties. As further consideration for the grant of rights hereunder, LICENSEE will pay PRF a royalty. The royalty rates are set forth in Exhibit A. In the event that a Licensed Product falls within multiple Technology categories as set forth in Exhibit A, the effective royalty rate for the Licensed Product will be the highest of the royalty rates applicable to the multiple Technology categories.
     4.2 Milestone Payments. As further consideration for the grant of rights hereunder, LICENSEE will pay PRF certain payments for Licensed Product approval milestones, as further described in Exhibit D.
     4.3 Maintenance Payments. LICENSEE shall pay PRF the following maintenance payments:

Annual Period	Maintenance Payment
2006-2008	* * *
2009	* * *
2010-2012	* * *
(greater or equal to)2013	* * *
Such maintenance payments are due * * * following the last day of the Annual Period. Any royalties accrued during the Annual Period or other payments made by LICENSEE to PRF during the Annual Period are creditable against the maintenance payment owed for that Annual Period.
     4.4 Convertibility. * * *.
     4.5 Third Party Payments. LICENSEE may reduce the amounts paid to PRF for a Reporting Period by the amount of any Third Party Payments made in the Reporting Period, provided, however, that such reductions over the course of an Annual Period shall be limited to * * * of the amounts paid and/or owed by LICENSEE to PRF for the Annual Period.
Article 5. PAYMENTS AND REPORTS
     5.1 Payments. Unless otherwise set forth herein, all payments required under this Agreement shall be payable on or before the Payment Due Date for each payment to PRF at the
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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address set forth below in Article 5.6. If originating outside of the United States, payments shall be made by wire transfer to an account identified by PRF.
     5.2 Currency Conversion. All royalties to be paid by LICENSEE hereunder shall be paid in U.S. Dollars. To the extent that Quarterly Gross Receipts received by LICENSEE and Affiliates in any calendar quarter are received in currencies other than U.S. Dollars, for purposes of calculating the royalties due hereunder, such Quarterly Gross Receipts shall be converted to U.S. Dollars at the exchange rate existing between the U.S. Dollar and the relevant currency on the last day of such calendar quarter, as such rate is reported by the Wall Street Journal.
     5.3 Interest. Payments required under this Agreement shall, if overdue, bear interest until payment at a per annum rate * * * per month following a * * * past due date. The payment of such interest shall not foreclose PRF from exercising any other rights it may have because any payment is late.
     5.4 Progress Reports. LICENSEE will provide PRF with annual progress reports detailing the activities of LICENSEE relevant to the LICENSEE’s Development Plan. Such progress reports shall be delivered within thirty (30) days of the end of each Annual Period.
     5.5 Royalty Reports. LICENSEE agrees to make written reports and payments of earned royalties to PRF on or before the Payment Due Date for Quarterly Gross Receipts accrued in each preceding Reporting Period during the Term of this Agreement. For each Reporting Period, LICENSEE will provide information consistent with Exhibit C, Royalty Reports Requirements. Concurrent with the issuance of each report, LICENSEE shall pay PRF the amounts due for the Reporting Period, including minimum annual royalties due and payable concurrent with the final Reporting Period of each Annual Period. Reports are required even if no earned royalties are due.
     5.6 Delivery of Payments and Reports. All payments and reports due under this Agreement shall be delivered in person or via the United States mail or private carrier to the following address:
Purdue Research Foundation
Office of Technology Commercialization
3000 Kent Ave.
West Lafayette, IN 47906
Attention: Director
Article 6. RECORDS
     6.1 Records of Sales. During the term of this Agreement and for a period of three (3) years thereafter, LICENSEE shall keep at its principal place of business true and accurate records of all sales and other revenues derived from Licensed Products by LICENSEE, Sublicensees, and Affiliates in accordance with generally accepted accounting principles in the respective country where such sales occur and in such form and manner so that all royalties owed to PRF may be readily and accurately determined. LICENSEE shall furnish PRF copies of such records upon PRF’s request, which shall not be made more often than once per Annual Period.
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     6.2 Audit of Records. PRF shall have the right, from time to time at agreed times during normal business hours through an independent certified public accountant, to examine the records of LICENSEE and Affiliates to include, but not be limited to, sales invoice registers, sales analysis reports, original invoices, inventory records, price lists, Sublicense and distributor agreements, accounting general ledgers, and sales tax returns, in order to verify the calculation of any royalties payable under this Agreement. Such examination and verification shall not occur more than once each calendar year. Unless otherwise agreed in writing by LICENSEE, the fees and expenses of performing such examination and verification shall be borne by PRF. If such examination reveals an underpayment by LICENSEE of more than * * * for any quarter examined, LICENSEE shall pay PRF the amount of such underpayment plus interest in accordance with Article 5 and shall reimburse PRF for all expenses of the accountant performing the examination.
Article 7. PATENT PROSECUTION
     7.1 Prosecution and Maintenance of Licensed Patents. The filing, prosecution, and maintenance of the Licensed Patents shall be the primary responsibility of PRF. PRF shall promptly inform LICENSEE as to all developments with respect to Licensed Patents. LICENSEE shall be afforded reasonable opportunities to advise PRF and cooperate with PRF in such prosecution and maintenance. At LICENSEE’s request, PRF shall file and prosecute additional United States and foreign patent applications on the Technology, with such patent application to be included as Licensed Patents upon their filing. LICENSEE may recommend the attorneys, agents, and/or firms to which PRF delegates tasks relating to the drafting, filing, prosecution, and maintenance of the Licensed Patents, and PRF shall give due consideration to LICENSEE’s recommendation when selecting such attorneys, agents, and/or firms. LICENSEE shall be entitled to communicate directly with the attorneys, agents, and/or firms selected by PRF concerning the Licensed Patents, provided, however, that PRF shall be the final authority with respect to actions taken by such attorneys, agents, and/or firms with respect to the Licensed Patents. PRF shall provide any written consents and waivers required to permit the LICENSEE to communicate directly with such attorneys, agents, and/or firms concerning the Licensed Patents. Subsequent to the Effective Date, PRF shall not authorize any activity that will incur expenses for which reimbursement by LICENSEE is required under Article 7.3 of this Agreement unless PRF obtains the prior consent of LICENSEE. If LICENSEE should fail to timely make reimbursement for patent expenses incurred under this paragraph as required in Article 7.3 of this Agreement, PRF shall have no further obligation to prosecute or maintain the Licensed Patents. LICENSEE, upon ninety (90) days advance written notice to PRF, may advise PRF that it no longer wishes to pay expenses for filing, prosecuting or maintaining one or more Licensed Patent(s). PRF may, at its option, elect to pay such expenses or permit such Licensed Patent(s) to become abandoned or lapsed. If PRF elects to pay such expenses, such patent(s) shall not be subject to any license granted to LICENSEE hereunder.
     7.2 Extension of Licensed Patents. LICENSEE may request that PRF have the normal term of any Licensed Patent extended or restored under a country’s procedure of extending life for time lost in government regulatory approval processes, and the expense of same shall be borne by LICENSEE. LICENSEE shall assist PRF to take whatever action is necessary to obtain such extension. In the case of such extension, royalties pursuant to Article 4 hereof shall be
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payable until the end of the extended life of the patent. In the event that LICENSEE does not elect to extend Licensed Patents, PRF may, at its own expense, effect the extension of such Licensed Patents. If PRF elects to pay such expenses, such extended Licensed Patents shall not be subject to any license granted to LICENSEE hereunder for the period subsequent to the expiration of the normal term of the Licensed Patent.
     7.3 Reimbursement for Patent Expenses.
     7.3.1 Past Patent Expenses. Past Patent Expenses amount to * * *. LICENSEE shall reimburse PRF for such Past Patent Expenses on or before the first anniversary of the Effective Date.
     7.3.2 First Year Patent Expenses. PRF shall notify LICENSEE from time to time of the amount of any First Year Patent Expenses. Reimbursement for such First Year Patent Expenses shall not be due from LICENSEE until the first anniversary of the Effective Date.
     7.3.3 Other Patent Expenses. PRF shall notify LICENSEE from time to time of the amount of any Other Patent Expenses. LICENSEE shall deliver reimbursement to PRF for such Other Patent Expenses within thirty (30) days after LICENSEE receives notification from PRF of such Other Patent Expenses.
     7.3.4 Invoices. All reimbursements under Articles 7.3.1, 7.3.2, and 7.3.3 are subject to LICENSEE receiving a correctly rendered invoice from PRF. An invoice is correctly rendered if: (i) the amount for which reimbursement is sought is correctly calculated; (ii) the invoice is set out in a manner that enables LICENSEE to ascertain the expenses to which the invoice relates and the amount payable in respect of each expense item; and (iii) the invoice is accompanied (where reasonably requested by LICENSEE) by documentation substantiating all expenses for which reimbursement is sought.
Article 8. ABATEMENT OF INFRINGEMENT
     8.1 Notice of Infringement. LICENSEE acknowledges that the Licensed Patents are of great value to PRF, and therefore, LICENSEE promises to take all appropriate measures reasonably necessary to protect PRF’s interests therein. LICENSEE shall not permit any entity, individual or firm to have access to the Licensed Patents, except as authorized in this Agreement or as authorized by law. LICENSEE shall promptly inform PRF of any suspected infringement of any Licensed Patents.
     8.2 Right to Institute Action. LICENSEE shall have the first right (but not the obligation) to notify the infringer and/or initiate legal proceedings to abate the infringement. Upon failure by LICENSEE to begin or continue to do so timely, PRF shall have the right (but not the obligation) to take those steps on behalf of itself and LICENSEE.
     8.3 Monetary Recovery. If LICENSEE leads proceedings to abate and remedy infringement, any monetary recovery from the infringement of Licensed Patents except for punitive damages, less the documented amount of any attorneys fees and costs incurred by
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LICENSEE in the prosecution of said infringement claim, shall be treated as Quarterly Gross Receipts. If LICENSEE leads proceedings to abate and remedy infringement, any punitive damages recovered from the infringement of Licensed Patents, less the documented amount of any attorneys fees and costs incurred by LICENSEE in the prosecution of said infringement claim, * * *. If PRF leads proceedings to abate and remedy infringement, any monetary recovery from the infringement of Licensed Patents shall * * *. If LICENSEE and PRF jointly lead proceedings to abate and remedy infringement, any monetary recovery (net of the Parties’ respective litigation costs) from the infringement of Licensed Patents shall * * *.
     8.4 Attornev Fees and Costs. LICENSEE and PRF shall each bear their own attorney fees and costs incurred in the prosecution of any infringement proceedings initiated under this Article.
Article 9. CONFIDENTIALITY
     9.1 Agreement Terms. Neither party shall, without the express written consent of the other party, for any reason or at any time either during or subsequent to the term of this Agreement disclose to third parties the financial terms set forth in this Agreement, except upon a subpoena or other court order made with appropriate provision for protection of confidential information.
     9.2 Technical and Patent Information. LICENSEE shall not, without the express written consent of PRF, for any reason or at any time either during or subsequent to the term of this Agreement disclose to third parties any information disclosed in any pending patent applications or any other information pertaining to the Licensed Patents and Licensed IP disclosed to LICENSEE by PRF or Purdue University and designated as confidential (such information shall be collectively referred to as “Information”). This obligation of nondisclosure shall not extend to information:
     (a) which LICENSEE can demonstrate through documentation to have been within LICENSEE’s legitimate possession prior to the time of disclosure of such Information to LICENSEE by PRF or Purdue University;
     (b) which is in the public domain as of the date hereof or comes into the public domain hereafter through no fault of LICENSEE;
     (c) which is disclosed to LICENSEE by a third party having legitimate possession of the information and the unrestricted right to make such disclosure.
     9.3 LICENSEE’s Confidential Information. Any and all Confidential Information belonging to the LICENSEE that PRF may receive in the course of performance of this Agreement or during the term of this Agreement or thereafter, including without limitation Confidential Information received from Affiliates, contractors, employees, consultants or other agents of LICENSEE, shall be treated by PRF as strictly confidential. Unless PRF receives the prior written consent of LICENSEE, PRF shall not, directly or indirectly, use any Confidential Information belonging to LICENSEE for any purpose except pursuant to the provisions of this
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Agreement. PRF shall not disclose any Confidential Information belonging to LICENSEE to any third party without the prior written consent of LICENSEE.
     9.4 Prior Agreements. The provisions of this Agreement supersede and shall be substituted for any terms of any prior confidentiality agreement between LICENSEE and PRF which are not consistent with this Agreement.
Article 10. LIMITED WARRANTY MERCHANTABILITY AND EXCLUSION OF WARRANTIES
     10.1 Limited Warranty. Each Party warrants to the other that it is fully empowered to enter into this Agreement. PRF represents, in good faith and to the best of its knowledge, that there are not, as of the date of this Agreement, any claims, demands, suits, or judgments against it that in any manner would or might impair or interfere with PRF’s performance of the license granted by PRF to LICENSEE under this Agreement. PRF represents and warrants that, as of the Effective Date and at all times during the term of this Agreement, (i) PRF is and shall be the sole owner of all right, title, and interest in and to the Licensed Patents and Licensed IP, excepting the OFS + Inosine Technology; (ii) PRF is and shall be entitled to grant the rights granted hereunder; (iii) for each Licensed Patent, PRF, by and through and in reliance upon counsel of record for the Licensed Patents, has exercised due diligence in ascertaining the identity of all inventors of the inventions covered by the Licensed Patents; and (iv) for each Licensed Patent, PRF has obtained a binding assignment from each inventor.
     10.2 Merchantability and Exclusion of Warranties. Subject to the foregoing, PRF does not warrant the validity of any Licensed Patent or invention. PRF does not warrant the content contained in the Licensed Patents or inventions or that they will be error free or that any defects will be corrected. PRF makes no representation whatsoever with regard to the scope or commercial potential or profitability or income of or from the Licensed Patents or inventions or that such Licensed Patents or inventions may be exploited by LICENSEE without infringing any rights of any other party. PRF makes no covenant either to defend any infringement charge by a third party or to institute action against infringers of Licensed Patents or inventions. PRF does not warrant that the Licensed Patents or inventions will meet LICENSEE’s or any of LICENSEE’s customer’s specific requirements. LICENSEE warrants that it possesses the necessary expertise and skill to make, and has made, its own evaluation of the capabilities, safety, utility, and commercial application of the Licensed Patents and inventions. ACCORDINGLY, EXCEPT FOR THE WARRANTIES SET FORTH IN ARTICLE 10.1, THE LICENSED PATENTS AND INVENTIONS ARE PROVIDED “AS IS.” PRF MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE LICENSED PATENTS AND INVENTIONS AND EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE CAPABILITIES, SAFETY, UTILITY, OR COMMERCIAL APPLICATION OF LICENSED PATENTS AND INVENTIONS.
Article 11. DAMAGES INDEMNIFICATION AND INSURANCE
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     11.1 No Liability. Each party to this Agreement covenants not to seek punitive, exemplary, indirect or consequential damages (excepting only lost profits in the form of lost royalties as a remedy for breach of LICENSEE’s obligations under Article 3) from the other party to this Agreement with respect to matters arising under or in connection with the subject matter of this Agreement.
     11.2 Indemnification by LICENSEE. LICENSEE shall defend, indemnify and hold Indemnitees harmless from any and all claims, demands, actions and causes of action asserted by a third party against PRF, whether groundless or not, in connection with any and all injuries, losses, damages or liability of any kind whatsoever arising, directly or indirectly, out of use, exploitation, distribution, or sale of Licensed Patents or Licensed Product(s) by or through the LICENSEE, Affiliates, or Sublicensees. Under no circumstance shall the indemnification obligation under this section encompass any claim, demand, action or cause of action with reference to 1) a clinical trial commenced prior to the effective date of this Agreement and undertaken without direct participation of LICENSEE, or 2) a device manufactured prior to the effective date of this Agreement. This indemnification obligation shall include, without limiting the generality of the foregoing, reasonable attorney fees and other costs or expenses incurred in connection with the defense of any and all such claims, demands, actions, or causes of action.
     11.3 Insurance. Without limiting LICENSEE’s indemnity obligations, within ninety (90) days of the commercial distribution of any Licensed Product or on the date of initiation of any human trials whichever occurs sooner, LICENSEE shall acquire a liability insurance policy and shall further maintain said policy throughout the term of this Agreement and for five (5) years thereafter, said policy to cover PRF and Purdue University as named insureds (with right to prior notice of cancellation) for all liabilities, claims, damages, and actions arising from or relating to LICENSEE’s, Sublicensee’s, and Affiliate’s exercise of a license under this Agreement, including but not limited to product liability and other matters within the scope of LICENSEE’s indemnity obligations under this Agreement, said coverage to be in an amount no less than * * * per occurrence for bodily injury and * * * per occurrence for property damage, subject to a reasonable aggregate amount.
     11.4 Notice of Claims. LICENSEE shall promptly notify PRF of all claims involving the PRF Indemnitees and will provide PRF information requested by PRF for evaluation of each such claim.
Article 12. TERM AND TERMINATION
     12.1 Term. Unless otherwise extended in writing by mutual agreement of the Parties, this Agreement will remain valid and in force for ten (10) years from the date of the first sale of a Licensed Product in any country, or until the expiration date of the last of the valid claims of the last to expire of the Licensed Patents, whichever is greater. Such extension may include additional provisions or modifications to terms herein as applicable, and such changes shall be negotiated between the Parties and a written amendment to this Agreement will be made as appropriate.
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     12.2 Termination by PRF. If LICENSEE should at any time default or commit any breach of any covenant or any obligation of the license, and should fail to remedy any default or breach within ninety (90) days of LICENSEE’S receipt of written notice, PRF may, at its sole option, terminate this license by notice in writing to the LICENSEE.
     12.3 Notice of Bankruptcy. If LICENSEE: (a) liquidates and ceases to carry on its business, (b) becomes “insolvent” (as such term is defined in the United States Bankruptcy Code, as amended from time to time), or (c) voluntarily seeks, consents to or acquiesces in the benefits of any bankruptcy or similar debtor-relief laws, then PRF may summarily terminate this Agreement without prior notice and without prejudice to any other remedy to which PRF may be entitled at law or in equity or elsewhere under this Agreement, by giving written notice of termination to LICENSEE.
     12.4 Failure to Enforce. The failure of either party at any time, or for any period of time, to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions or as a waiver of the right of such party thereafter to enforce each and every such provision.
     12.5 Termination by LICENSEE.
     12.5.1 For Convenience. LICENSEE may terminate this Agreement at its sole discretion upon * * * written notice to PRF. In the event of such termination, LICENSEE agrees, upon the request of PRF, to provide PRF with all existing data in support of registration of Licensed Products for the Field of Use with the relevant federal agencies. PRF shall have the unrestricted right to provide such data to third parties.
     12.5.2 For Cause. LICENSEE may, at its sole option, terminate this Agreement by notice in writing to PRF (i) if PRF should at any time default or commit any breach of any covenant or any obligation under this Agreement, and should fail to remedy any default or breach within * * * of PRF’s receipt of written notice from LICENSEE; or (ii) if PRF (a) liquidates and ceases to carry on its business, (b) becomes “insolvent” (as such term is defined in the United States Bankruptcy Code, as amended from time to time), or (c) voluntarily seeks, consents to or acquiesces in the benefits of any bankruptcy or similar debtor-relief laws.
     12.6 Effect. Upon termination of the Agreement by either party, LICENSEE and Affiliates shall cease all uses of the Licensed Patents and Licensed IP. LICENSEE shall return, or at PRF’s direction destroy, all plans, drawings, papers, notes, writings and other documents, samples, organisms, biological materials and models pertaining to the Licensed Patents and Licensed IP, retaining no copies, and LICENSEE and Affiliates shall cease manufacturing, processing, producing, using, or selling Licensed Products; provided, however, that LICENSEE and Affiliates may continue to sell in the ordinary course of business for a period of * * * reasonable quantities of Licensed Products which are fully manufactured and in LICENSEE’s normal inventory at the date of termination if (a) all monetary obligations of LICENSEE to PRF have been satisfied and (b) royalties on such sales are paid to PRF in the amounts and in the manner provided in this Agreement. However, nothing in this Article 12.6 shall be construed to
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release either party of any obligation which matured prior to the effective date of such termination.
     12.7 Assignment of Sublicenses. If LICENSEE has granted any Sublicenses pursuant to Article 2.5 prior to the termination of this Agreement, then LICENSEE shall be deemed to have assigned such Sublicense agreements to PRF, including the right to receive revenues due and payable under any Sublicense.
     12.8 Survival. The provisions of Articles 9, 10, 11, 14.2, 14.3, and 14.9 of this Agreement shall remain in full force and effect notwithstanding the termination of this Agreement. Termination of this Agreement shall not relieve LICENSEE of its obligation to pay any amount owed to PRF hereunder as of the date of termination.
Article 13. NOTICES
     Except as otherwise provided herein, all notices and other communications shall be hand delivered, sent by private overnight mail service, or sent by registered or certified U.S. mail, postage prepaid, return receipt requested, and addressed to the party to receive such notice or other communication at the address given below, or such other address as may hereafter be designated by notice in writing:

If to PRF:	Purdue Research Foundation
Office of Technology Commercialization
3000 Kent Ave.
West Lafayette, IN 47906
Facsimile: (765) 496-1277
ATTN: Director

If to LICENSEE:	Andara Life Science, Inc.
848 Wedgewood Lane
Carmel, Indiana 46033
Facsimile: (317) 846-9453
ATTN: Mark A. Carney

With a copy to:	Ice Miller
One American Square, Box 82001
Indianapolis, Indiana
46282-0200
Facsimile: (317) 236-2219
ATTN: Thomas A. Walsh
Such notices or other communications shall be effective upon receipt by an employee, agent or representative of the receiving party authorized to receive notices or other communications sent or delivered in the manner set forth above.
Article 14. MISCELLANEOUS
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     14.1 Export Controls. LICENSEE acknowledges that PRF is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities and that PRF’s obligations under this Agreement are contingent upon compliance with applicable United States export laws and regulations. The transfer of technical data and commodities may require a license from the cognizant agency of the United States government or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without the prior approval of certain United States agencies. PRF neither represents that an export license shall not be required nor that, if required, such export license shall issue.
     14.2 Jurisdiction, Venue, Choice of Law, and Attorney’s Fees. Any justiciable dispute between LICENSEE and PRF shall be determined solely and exclusively under Indiana law by a court of competent jurisdiction in Indiana, subject to the provisions of Article 14.3. The prevailing party in any litigated dispute shall be entitled to reimbursement of its attorney’s fees and costs.
     14.3 Arbitration. Any controversy or claim arising between the Parties in connection with this Agreement shall be determined by private binding arbitration before a single arbitrator. Such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) that are in effect on the date that the demand for arbitration is given. If PRF and LICENSEE are unable to agree on the identity of a single arbitrator within ten (10) business days of notice of a demand for arbitration provided by one party to the other hereunder, then the AAA arbitrator selection rules shall apply; provided, however, that any arbitrator selected under the AAA selection rules shall also be an attorney admitted and in good standing in Indiana. Any arbitration under this Agreement shall be held in Indianapolis, Indiana. Any demand for arbitration shall include detail sufficient to establish the nature of the dispute (including the claims asserted and the material issues with respect thereto) and shall be delivered to the other party concurrent with delivery to AAA. Discovery from the other party shall be limited to requests for production of documents and to depositions. No additional formal discovery from the other party (e.g., interrogatories or requests for admissions) shall be permitted except by mutual consent or as approved by the arbitrator for good cause shown. The arbitrator’s decision shall be in writing, and shall describe in detail the legal reasoning adopted by the arbitrator in support of the decision. In rendering a decision, the arbitrator shall follow the law of the United States of America and of the jurisdiction set forth in Article 14.2 hereof and shall not use equitable or other principles which would permit the arbitrator to ignore the Agreement or the law. The arbitrator’s decision shall be final and binding on the Parties, provided, however, that errors of law may be appealed to a court of competent jurisdiction for review. Any award by the arbitrator shall be subject to all dollar and other limitations set forth in this Agreement. The arbitrator shall have no authority to award treble, exemplary, or punitive damages of any type under any circumstances. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action. Nothing in this Article 14.3 shall limit the right of either PRF or LICENSEE to obtain from a court provisional or ancillary remedies such as, but not limited to,
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injunctive relief, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement, or in lieu of such proceedings.
     14.4 Legal Compliance. LICENSEE shall comply with all laws an d regulations relating to its manufacture, processing, producing, use, selling, or distributing of Licensed Products. LICENSEE shall not knowingly take any action which would cause PRF or Purdue University to violate any laws and regulations.
     14.5 Independent Contractor. LICENSEE’s relationship to PRF shall be that of a licensee only. LICENSEE shall not be the agent of PRF and shall have no authority to act for or on behalf of PRF in any matter. Persons retained by LICENSEE as employees or agents shall not by reason thereof be deemed to be employees or agents of PRF.
     14.6 Patent Marking. LICENSEE shall mark Licensed Products sold in the United States in accordance with United States law concerning the marking of patented items. Licensed Products manufactured or sold in other countries shall be marked in compliance with the intellectual property laws in force in such foreign countries.
     14.7 Use of Names. Each party shall obtain the written approval of the other party prior to making use of such other party’s name for any commercial purpose, except as required by law. As an exception to the foregoing, both LICENSEE and PRF shall have the right to publicize the existence of this Agreement; however, neither LICENSEE nor PRF shall disclose the terms and conditions of this Agreement without the other party’s consent, except as required by law.
     14.8 Place of Execution. This Agreement and any subsequent modifications or amendments hereto shall be deemed to have been executed in the State of Indiana, U.S.A.
     14.9 Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, shall be construed under and governed by the laws of the State of Indiana and the United States of America.
     14.10 Severability. All rights and restrictions contained herein maybe exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, this Agreement and the rights granted herein shall terminate.
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     14.11 Force Maieure. Any delays in, or failure of, performance of any party to this Agreement shall not constitute default hereunder, or give rise to any claim for damages, if and to the extent caused by occurrences beyond the control of the party affected, including, but not limited to, acts of God, strikes or other work stoppages; civil disturbances, fires, floods, explosions, riots, war, rebellion, sabotage, acts of governmental authority or failure of governmental authority to issue licenses or approvals which may be required.
     14.12 Assignment. PRF shall not assign or transfer this Agreement or any of its rights and obligations hereunder without the prior written consent of LICENSEE. This Agreement and LICENSEE’s rights and obligations under this Agreement shall not be assigned or transferred without the prior written consent of PRF (which consent shall not be unreasonably withheld but may be conditioned for the reasonable protection of consideration promised to PRF pursuant to Article 4); provided, however, that LICENSEE may, without prior consent of PRF, assign or transfer this Agreement and its right and obligations under this Agreement (i) to any wholly owned subsidiary of LICENSEE or to any other Affiliate of LICENSEE, but in the case of any assignment or transfer to an Affiliate (other than a wholly owned subsidiary of LICENSEE) only if no equity holder in LICENSEE on the date of the transaction has a direct or indirect equity interest in the Affiliate in any capacity other than as an equity holder in LICENSEE, (ii) to any successor by merger or consolidation with LICENSEE in which PRF’s equity interests in LICENSEE is exchanged for securities, cash or other property on the same basis as that of other equity holders of LICENSEE of the same class (as a class), (iii) to the purchaser of all or substantially all of the assets of LICENSEE on an arm’s-length basis, or (iv) to the purchaser of any substantial portion of the assets (or a line of business) of LICENSEE on an arm’s-length basis, other than a sale of all or substantially all of the assets of LICENSEE which is governed solely by subsection (iii) above; provided, however that in the event of a transaction governed by this subsection (iv), PRF shall be entitled, at its option, to put all of its equity interests in LICENSEE to LICENSEE for purchase by LICENSEE at a price equal to the value of PRF’s equity interests in LICENSEE in the event of a hypothetical, arm’s -length, contemporaneous sale of substantially all of the assets of LICENSEE (including this Agreement and all rights and obligations hereunder) at fair market value on the date of the applicable transaction (determined by mutual agreement of PRF and LICENSEE or in the absence of agreement on such fair market value within a reasonable period of time as determined by a mutually agreed upon independent investment banking firm, the fees and expenses of which shall be borne equally by PRF and LICENSEE), but only if PRF gives written notice to LICENSEE of the exercise of such put right within twenty (20) days following receipt of written notice from LICENSEE of the transaction. Any permitted assignee of LICENSEE shall assume all obligations of LICENSEE under this Agreement. As used herein, the term “permitted assignee(s)” shall mean and include any assignee to whom LICENSEE’s right and interest under this Agreement are assigned or transferred without violation of this Agreement. Any purported assignment or transfer in violation of this Section 14.12 shall be void. Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of the direct and indirect successors in interest and assigns of LICENSEE.
     14.13 Entire Agreement. This Agreement constitutes the entire agreement between PRF and LICENSEE with respect to the subject matter hereof and shall not be modified,
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amended or terminated except as herein provided or except by another agreement in writing executed by the Parties hereto.
THIS SPACE LEFT DELIBERATELY BLANK
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IN WITNESS WHEREOF, PRF and LICENSEE have caused this Agreement to be signed by their duly authorized representatives, under seal, as of the day and year indicated above.

PURDUE RESEARCH FOUNDATION	ANDARA LIFE SCIENCES, INC.

/s/ Joseph B. Hornett	/s/ Mark A. Carney

Joseph B. Hornett	Mark A. Carney
Senior VP and Treasurer	President

Date: 2/28/05	Date: 2/28/05
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EXHIBIT A-1: Technologies
* * *
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EXHIBIT B-1: LICENSEE’S Development Plan
FUNDING:
LICENSEE shall accomplish one of the following options:
1)	* * *; or

2)	* * *; or

3)	* * *.
DEVELOPMENT PLAN:
1)	* * *

2)	* * *

3)	* * *

4)	* * *

5)	* * *
* * *
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT C: Royalty Reports Requirements
(1)	Product or Service Name/Identification and all information necessary for determination of applicable “Technology” categorization under Exhibit A.

(2)	Product Number

(3)	Units sold

(4)	Quarterly Gross Receipts per Technology category under Exhibit A

(5)	Total Revenue Subject to Royalty

(8)	Wall Street Journal Conversion Rate (if applicable)

(9)	Converted U.S. Dollars (if applicable)

(10)	Minimum Royalty Due (if applicable)

(11)	Sublicense Income (all sources)

(12)	Sublicense Royalty Rate (if applicable)

(13)	Sublicense Royalty Due (if applicable)

(14)	Total Royalty Due

(15)	Names and Addresses of all Sublicensees and Distributors (if applicable)
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT D: Milestone Payments
Terms Applicable to Licensed Product Approval Milestones Achieved by LICENSEE
1. Milestone payments shall be due * * * following the date LICENSEE achieves the milestone.
2. Milestone payments shall be in accordance with TABLE I, and shall accrue by Technology. LICENSEE shall not be required to pay more than one (1) milestone payment at each Level for each Technology, with the amount of the milestone payment determined by the Projected Market of the first Trial Product to achieve the particular Level. For example, assume there is a first Trial Product under the 4-AP Derivative Technology. The Trial Product has a Projected Market of $1 billion and achieves Level I and Level II milestones but fails to achieve Level III. LICENSEE will be obligated to pay PRF * * * upon achievement of Level I and * * * upon achievement of Level II. Next, assume there is a second Trial Product under the 4-AP Derivative Technology. This Trial Product has a Projected Market of $6 billion and achieves all Levels I-IV. LICENSEE will be obligated to pay PRF only for achievement of Level III and IV, i.e., * * * and * * *, respectively. Finally, assume there is a third Trial Product under the 4-AP Derivative Technology. This Trial Product has a Projected Market of $4 billion and achieves all Levels I-IV. LICENSEE will not be obligated to pay PRF any milestone payments for this third Trial Product.
3. Prior to * * *, the parties will determine the Technology in good faith. If the parties cannot reach agreement on the Technology, the determination will be referred to a mutually agreeable third party whose determination will be binding. The parties will pay equal shares of any charges incurred through the use of the mutually agreeable third party. In the event LICENSEE is invoiced directly by the third party and pays PRF’s share of the charges, LICENSEE has the right to deduct the amount paid by LICENSEE for which PRF is responsible from any fixture amount LICENSEE owes to PRF. In the event PRF is invoiced directly by the third party and pays LICENSEE’s share of the charges, LICENSEE shall add the amount paid by PRF for which LICENSEE is responsible to any future amount LICENSEE owes to PRF.
4. Prior to * * *, the parties will determine the Projected Market in good faith. If the parties cannot reach agreement on the Projected Market, the determination will be referred to a mutually agreeable third party whose determination will be binding. This process will repeat prior to the conclusion of any Phase III Trial, and again prior to Marketing Launch. * * *.
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission. TABLE I

PROJECTED MARKET
MILESTONE	Level	* * *	* * *	* * *
* * *	I	* * *	* * *	* * *
* * *	II	* * *	* * *	* * *
* * *	III	* * *	* * *	* * *
* * *	IV	* * *	* * *	* * *
Terms Applicable to Licensed Product Approval Milestones Achieved by a Sublicensee
1. In the event a Sublicensee is responsible for a Trial Product, and the Sublicense provides for payments to LICENSEE upon the achievement by Sublicensee of approval milestones, such payments shall be shared with PRF on the following basis:
* * *                     * * * % to PRF
* * *                     * * * % to PRF
* * *                     * * * % to PRF
2. The foregoing amounts shall be in lieu of any other milestone payments from LICENSEE for the corresponding Technology and Level.
3. Prior to * * *, the parties will determine the Technology in good faith. If the parties cannot reach agreement on the Technology, the determination will be referred to a mutually agreeable third party whose determination will be binding. The parties will pay equal shares of any charges incurred through the use of the mutually agreeable third party. In the event LICENSEE is invoiced directly by the third party and pays PRF’s share of the charges, LICENSEE has the right to deduct the amount paid by LICENSEE for which PRF is responsible from any future amount LICENSEE owes to PRF. In the event PRF is invoiced directly by the third party and pays LICENSEE’s share of the charges, LICENSEE shall add the amount paid by PRF for which LICENSEE is responsible to any future amount LICENSEE owes to PRF.
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

AMENDMENT #1 TO
EXCLUSIVE LICENSE AGREEMENT
THIS AMENDMENT, made and entered into this 29th day of July, 2005 amends the Agreement executed February 28, 2005, (hereinafter AGREEMENT) between Purdue Research Foundation (hereinafter known as PRF) and Andara Life Science, Inc. (hereinafter known as LICENSEE).
     NOW THEREFORE, the parties hereto do hereby agree as follows:
1.	EXHIBIT A IS AMENDED TO INCLUDE THE FOLLOWING:
a.	* * *

b.	* * *

c.	* * *

d.	* * *

e.	* * *
All other terms and conditions of the original agreement remain unchanged and in effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURDUE RESEARCH FOUNDATION		ANDARA LIFE SCIENCE, INC.

By:	/s/ Joseph B. Hornett	By:	/s/ Mark A. Carney
	Joseph B. Hornett		Mark A. Carney
	Senior Vice President		President

	Date: 8/8/05		Date: 8/8/05
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

AMENDMENT TO LICENSE AGREEMENT
BETWEEN
PURDUE RESEARCH FOUNDATION AND ANDARA LIFE SCIENCE, INC.
This Amendment (hereinafter “Amendment”) made and entered into as of the latest date below, by and between Purdue Research Foundation (hereinafter “PRF”) and Andara Life Science, Inc. (hereinafter “LICENSEE”), hereby amends the LICENSE AGREEMENT (Agreement ID 1011), between PRF and LICENSEE and dated February 28, 2005 (hereinafter “Agreement”). In the event of a conflict between any provision of the Agreement and any provision of this Amendment, the provision of this Amendment shall prevail. Unless otherwise defined in this Amendment, capitalized terms in this Amendment shall have the same meaning as in the Agreement.
1. Article 1.14 of the Agreement shall be deleted in its entirety and replaced by the following:
     1.14 “OFS + Inosine Technology” means the technology covered by PRF Disclosure No. * * *, U.S. Patent Application No. * * *, and/or PCT Patent Application No. * * *, all divisionals, continuations, continuations-in-part, or other patent applications that claim priority from such patent applications; any patent(s) issuing from the foregoing applications and all extensions, reexaminations, and reissues of such patent(s).
2. Article 2.6 of the Agreement shall be deleted in its entirety and replaced by the following:
     2.6 OFS + Inosine Technology. To the extent the Licensed Patents pertain to OFS + Inosine Technology, PRF grants, and LICENSEE accepts, an exclusive license of all of PRF’s right, title, and interest in and to the Licensed Patents to develop, make, have made, use, and sell Licensed Products on a royalty-bearing basis in the Field of Use in the Licensed Territory, and to issue corresponding Sublicenses directly between Licensee and a Sublicensee in accordance with Article 2.5. LICENSEE acknowledges that the exclusive license from PRF does not confer exclusive rights in the OFS + Inosine Technology, as PRF is not the sole owner of rights in the OFS + Inosine Technology. Therefore, Royalties due under Article 4.2 and Exhibit A on Quarterly Gross Receipts solely in consideration for Licensed Products covered solely by the OFS + Inosine Technology (and not any other Licensed Patents and/or Licensed IP) shall be discounted by * * * % from the royalty rate stated in Exhibit A for OFS + Inosine Technology.
2. Article 4.2 of the Agreement, entitled “Royalties,” shall be deleted in its entirety and replaced by the following:
     4.2 Royalties. As further consideration for the grant of rights hereunder, LICENSEE will pay PRF a royalty. The royalty rates are set forth in Exhibit A, as amended by Article 2.6. In the event that a Licensed Product falls within multiple
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Technology categories as set forth in Exhibit A, the effective royalty rate for the Licensed Product will be the highest of the royalty rates applicable to the multiple Technology categories.
3. The parties acknowledge that there is a second Article 4.2 in the Agreement entitled “Milestone Payments,” which is not affected by this Amendment.
     Except as amended and modified by this Amendment, the Agreement shall otherwise remain in full force and effect, and the PRF and LICENSEE hereby ratify and confirm the same.
The terms and conditions of this Amendment are agreed to by:

PURDUE RESEARCH FOUNDATION	ANDARA LIFE SCIENCE, INC.

/s/ J. B. Hornett	/s/ Mark A. Carney

Signature	Signature

8/9/05	8/9/05

Date	Date

J. B. Hornett	Mark A. Carney

Name	Name

Sr. VP & Treasurer	President & CEO

Title	Title
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

AMENDMENT #3 TO
EXCLUSIVE LICENSE AGREEMENT
THIS AMENDMENT, made and entered into this 19th day of January 2006 amends the Agreement executed February 28, 2005, (hereinafter AGREEMENT) between Purdue Research Foundation (hereinafter known as PRF) and Andara Life Science, Inc. hereinafter known as (LICENSEE).
NOW THEREFORE, the parties hereto do hereby agree as follows:
Exhibit A is amended to include the following technology:
* * *
All other terms and conditions of the original agreement remain unchanged and in effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURDUE RESEARCH FOUNDATION		ANDARA LIFE SCIENCE, INC.

By:	/s/ Joseph B. Hornett	By:	/s/ Mark A. Carney
	Joseph B. Hornett		Mark A. Carney
	Senior Vice President		President

Date: 1/19/2006
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

AMENDMENT #4 TO LICENSE AGREEMENT
BETWEEN
PURDUE RESEARCH FOUNDATION AND ANDARA LIFE SCIENCE, INC.
     This Amendment (hereinafter “Amendment”) made and entered into as of the 9th day of February, 2006, by and between Purdue Research Foundation (hereinafter “PRF” and Andara Life Science, Inc. (hereinafter “LICENSEE”), hereby amends the LICENSE AGREEMENT (Agreement ID 1011), between PRF and LICENSEE and dated February 28, 2005 (hereinafter “Agreement”). In the event of a conflict between any provision of this Amendment and any provision of the Agreement or a prior amendment thereof, the provision of this Amendment shall prevail. Unless otherwise defined in this Amendment, capitalized terms in this Amendment shall have the same meaning as in the Agreement. Except as amended and modified by this Amendment, the Agreement and any prior amendment shall remain in full force and effect, and PRF and LICENSEE hereby ratify and confirm the same.
     In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:
1. Article 4.2 of the Agreement, entitled “Milestone Payments,” shall be deleted in its entirety and replaced by the following:
“4.2 Milestone Payments. As further consideration for the grant of rights hereunder, where required under Exhibit A LICENSEE will pay PRF certain payments for Licensed Product approval milestones, as further described in Exhibit D.”
2. The parties acknowledge that there is a second Article 4.2 in the Agreement, entitled “Royalties,” which is not affected by this Amendment.
3. PRF hereby excuses LICENSEE from the obligation under Article 5.4 of the Agreement to submit a progress report detailing the activities of LICENSEE in relation to the Development Plan for the Annual Period consisting of the calendar year 2005. The foregoing shall not be interpreted as relieving LICENSEE of any obligation to provide progress reports under Article 5.4 for future Annual Periods.
4. The following is added to the Agreement as new Article 9.5:
“9.5 Technical and Patent Information. PRF shall not, without the express written consent of LICENSEE, for any reason or at any time either during or subsequent to the term of this Agreement, disclose to third parties any information. This obligation of nondisclosure shall not extend to Information that is in the public domain as of the date hereof or comes into the public domain hereafter through no fault of PRF.”
5. Article 11.3 of the Agreement, entitled “Insurance,” shall be deleted in its entirety and replaced by the following:
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“11.3 Insurance. Without limiting LICENSEE’s indemnity obligations, within ninety (90) days of the commercial distribution of any Licensed Product or on the date of initiation of any human trials whichever occurs sooner, LICENSEE shall acquire a liability insurance policy and shall further maintain said policy throughout the term of this Agreement and for five (5) years thereafter, said policy to cover PRF and Purdue University as named insureds (with right to prior notice of cancellation) for all liabilities, claims, damages, and actions arising from or relating to LICENSEE’S, Sublicensee’s, and Affiliate’s exercise of a license under this Agreement, including but not limited to product liability and other matters within the scope of LICENSEE’s indemnity obligations under this Agreement, said coverage to be in an amount no less than * * * per occurrence for bodily injury and * * * per occurrence for property damage, subject to a reasonable aggregate amount.”
6. EXHIBIT A to the Agreement shall be replaced by the EXHIBIT A-1 that is attached hereto. All references to “Exhibit A” in the Agreement and any prior amendment are replaced by “Exhibit A-1.”
7. EXHIBIT B to the Agreement shall be replaced by the EXHIBIT B-1 that is attached hereto. All references to “Exhibit B” in the Agreement and any prior amendment are replaced by “Exhibit B-1.”
8. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same instrument.
SIGNATURE PAGE FOLLOWS
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

     The terms and conditions of this Amendment are agreed to by:

PURDUE RESEARCH FOUNDATION	ANDARA LIFE SCIENCE, INC.

/s/ Joseph B. Hornett	/s/ Mark A. Carney

Signature	Signature

Date	Date

Name	Name

Title	Title
*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EX-10.21
EXCLUSIVE LICENSE AGREEMENT
BETWEEN
INDIANA UNIVERSITY RESEARCH AND TECHNOLOGY
CORPORATION
LICENSOR
AND
ANDARA LIFE SCIENCE, INC.
LICENSEE
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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INTRODUCTION: This Exclusive License Agreement (“Agreement”) is made and entered into on the Effective Date by and between the Indiana University Research and Technology Corporation., a nonprofit corporation organized under the laws of the state of Indiana, having its principal offices at 351 West 10th Street, Indianapolis, Indiana 46202 (hereinafter “IURTC”), and Andara Life Science, Inc., a corporation organized under the laws of the State of Indiana, having its address at 6640 Intech Boulevard, Suite 120, Indianapolis, IN 46278 (hereinafter “ANDARA”)
1	BACKGROUND: Through a Memorandum of Agreement between Indiana University (“IU”) and the Advanced Research and Technology Institute (“ARTI”), the predecessor corporation to IURTC, dated January 1, 1997, IU assigns its intellectual property to IURTC and IURTC is responsible for managing the intellectual property through its Office of Technology Transfer. IURTC is the owner of certain Patent Rights and Technical Information (collectively, Intellectual Property) that are the subject of this Agreement and has the right to grant licenses. IURTC wishes to allow the Intellectual Property to be used to further scientific research and for new product development and other applications in the public interest and is willing to grant a license for such uses. ANDARA represents to IURTC that it has or has a good faith intention to develop or acquire the necessary product development, manufacturing, and marketing capabilities to commercialize products based on such Intellectual Property. ANDARA desires to obtain a license to use these properties and information for its own commercial research and development endeavors upon the terms and conditions set forth in this Agreement. In consideration of these premises and the mutual promises contained herein, the Parties further agree as follows.
2	DEFINITIONS: For the purposes of this Agreement, the following words and phrases will have the meanings assigned to them below.
2.1	ANDARA: Andara Life Science, Inc. and its affiliates. For the purpose of this definition, affiliate is any person or entity that, directly or indirectly, owns or controls a Party or that is controlled by or under common control with a Party. “Control(s)” or “controlled by” means (a) direct or indirect ownership of at least 50% of the outstanding voting securities of a corporation, (b) the right to receive at least 50% of the earnings of the person, corporation, or other entity in question, or (c) the right to control the business decisions of the person, corporation, or other entity in question.

2.2	Combination Product: Any product that is comprised of a Licensed Product and one or more components which are not themselves Licensed Products.

2.3	Confidential Information: shall mean any information of a technical, scientific or commercial character which is proprietary to one of the Parties hereto or is otherwise in the legitimate possession of such party under an obligation of confidence, and which is confidential and/or not generally available from public sources, and includes any and all documents, electronic data, plans, photographs, apparatus and samples containing such information. Information that is assembled from a variety of public sources by use of Confidential Information to guide a search of such sources, shall also be deemed Confidential Information.
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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2.4	Development Plan: ANDARA’s good faith, bona fide plan for the development, manufacture, promotion, importation, sale and/or marketing of Licensed Products.

2.5	Effective Date: July 29, 2005.

2.6	Field: * * *

2.7	First Commercial Sale: The earliest date on which ANDARA or any of its Sublicensees transfers a Licensed Product for compensation (including equivalent cash value for trades or other non-cash payments). The transfer of Licensed Products by ANDARA or its Sublicensees strictly for their own laboratory research and development purposes, beta-testing and/or clinical testing does not constitute a First Commercial Sale for the purposes of this Agreement, provided that ANDARA or its Sublicensees receive no payment or other compensation or value for such Licensed Product in excess of the fully burdened (i.e., direct and indirect) costs of producing and transporting such materials.

2.8	Intellectual Property: Collectively, all Patent Rights and Technical Information.

2.9	Licensed Product: Any product made, made for, used, sold or imported by ANDARA or any Sublicensees that: (a) in the absence of this Agreement would infringe at least one Valid Claim, or (b) uses a process covered by a Valid Claim. Licensed Product also includes any product made, and/or method or process used, in whole or in part, using or otherwise derived from Technical Information.

2.10	Party: IURTC or ANDARA. Collectively, IURTC and ANDARA may be referred to as the “Parties.”

2.11	Patent Rights: IURTC’s interest in the patents and patent applications listed in Exhibit A, attached hereto and incorporated by reference herein, and all foreign counterparts, continuations, continuations-in-part, divisions, extensions, reexaminations and reissues thereof, whether filed on, before, or after the Effective Date, which trace their earliest priority filing date by unbroken lineage to a patent or patent application listed in Exhibit A, or to a patent or patent application from which a patent or patent application listed in Exhibit A claims priority.

2.12	Sublicensee: A person or entity to whom ANDARA has granted a sublicense pursuant to and in accordance with Article 3 of this Agreement.

2.13	Technical Information: All ideas, data, know-how, trade secrets, research information, methods, procedures or processes, technical information, copyrights and renewals, designs, drawings, specifications, manufacturing methods owned by IURTC, that are necessary or useful for the practice of the Patent Rights or for the commercialization of one or more Licensed Products, including the Technical Information identified in Exhibit B attached hereto and incorporated by reference herein. Delivery of the Technical Information will commence thirty (30) days after the Effective Date of this Agreement.
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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2.14	Term: Commencing on the Effective Date and, unless earlier terminated in accordance with this Agreement, continuing for the greater of (a) ten (10) years, or (b) until the expiration of the last to expire patents in the Patent Rights.

2.15	Territory: Anywhere in the world, except those countries to which export of technology or goods is prohibited by applicable U.S. export control laws or regulations.

2.16	Valid Claim: A claim (a) of a pending Patent Rights patent application that has not been pending for longer than seven years, or (b) of an issued and unexpired Patent Rights patent that has not been held invalid or unenforceable by a court or other governmental agency of competent jurisdiction in a decision or order that is not subject to appeal.
3	LICENSE GRANT: Subject to the terms and conditions set forth in this Agreement, IURTC hereby grants to ANDARA and ANDARA hereby accepts, the following license during the Term in the Territory:
3.1	An exclusive, fee-bearing, royalty-free license, including the right to grant sublicenses as set forth herein, under the Patent Rights, to make, have made, sell, offer for sale, have sold, use, import and have imported Licensed Products in the Field.

3.2	An exclusive, fee-bearing, royalty-free license, including the right to grant sublicenses as set forth herein, under the Technical Information, to make, have made, sell, offer for sale, have sold, use, import, and have imported Licensed Products in the Field.

3.3	ANDARA may grant sublicenses under this Agreement only in strict compliance with the following terms and conditions:
3.3.1	Only ANDARA is permitted to grant sublicenses. Any sublicense granted by ANDARA under this Agreement shall provide that Sublicensees:
3.3.1.1	Indemnify and hold harmless IURTC Indemnitees (as defined in Article 11) to the same extent and under terms no less favorable to IURTC Indemnitees as ANDARA’s obligations under Article 11 of this Agreement.

3.3.1.2	Maintain insurance for IURTC’s benefit to the same extent and under terms no less favorable to IURTC as ANDARA’s obligations under Article 12 of this Agreement.

3.3.1.3	Comply with ANDARA’s Development Plan referred to in Article 4 of this Agreement if the sublicense includes joint development of Licensed Products.

3.3.1.4	Will automatically become direct licensees of IURTC under the rights originally sublicensed to it by ANDARA if this Agreement is terminated prior to expiration, provided that (i) the Sublicensee did not cause the termination of this Agreement and (ii) the Sublicensee agrees to comply with all the terms of this Agreement and to fulfill all the responsibilities of ANDARA hereunder. In no event, however, shall a person or entity who becomes a direct licensee pursuant to this provision have any right to grant sublicenses
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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under this Agreement. Sublicensing agreements will remain in effect if this Agreement is terminated prior to expiration.
3.3.2	Within thirty (30) days of the effective date of any sublicense, ANDARA shall provide IURTC a complete copy of the sublicense and all exhibits thereto. If the original sublicense is written in a language other than English, the copy of the sublicense and all exhibits thereto shall be accompanied by a complete translation written in English. ANDARA represents and warrants that such translation will be a true and accurate translation of the sublicense agreement and its exhibits.

3.3.3	ANDARA will be primarily liable to IURTC for all of ANDARA’s obligations contained in this Agreement. Any act or omission by a Sublicensee that would be a breach of this Agreement if imputed to ANDARA will be deemed to be a breach by ANDARA of this Agreement.
3.4	The license “to have made” granted in Articles 3.1 and 3.2 means that ANDARA may contract with one or more third parties to manufacture Licensed Products for ANDARA for sale or offer for sale by ANDARA or Sublicensees within the scope of its (or their) sales operations. ANDARA shall require all such third parties to assume confidentiality obligations consonant with Article 7 of this Agreement.

3.5	IURTC and IU may use the Patent Rights for internal, non-commercial educational and research purposes.

3.6	Nothing in this Agreement shall restrict IU and its faculty, staff, students, or employees from publishing the results of their research related to the patent applications or patents in the Patent Rights.

3.7	This Agreement provides ANDARA and Sublicensees no ownership rights of any kind in the Intellectual Property. All ownership rights remain the property of IURTC. The delivery of Technical Information and the grant of license rights thereto under this Agreement do not constitute a sale of the same.

3.8	In accordance with Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. Sections 200-212, the United States government retains certain rights to inventions arising from federally supported research or development. Under these laws and implementing regulations, the government may impose requirements on such inventions. Licensed Products embodying inventions subject to these laws and regulations sold in the United States must be substantially manufactured in the United States. The license rights granted in this Agreement are expressly made subject to these laws and regulations as they may be amended from time to time. ANDARA shall be required to abide by all such laws and regulations and shall ensure that all sublicenses under this Agreement impose a similar requirement upon all Sublicensees.

3.9	ANDARA shall ensure that appropriate markings, such as “Patent Pending” or the Patent Rights patent number or application serial number, appear, in accordance with
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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each country’s patent laws, on all Licensed Products (or their packaging, as appropriate) sold by or on behalf of ANDARA and all Sublicensees.
4	DILIGENCE: ANDARA agrees to use commercially reasonable efforts to develop, manufacture, promote and sell Licensed Products in accordance with the Development Plan. ANDARA also agrees that it will require its Sublicensees to comply with the standards and obligations of ANDARA set forth herein.
4.1	Within ninety (90) days of the Effective Date of this Agreement, ANDARA will provide IURTC with a Development Plan that contains ANDARA’s good faith, bona fide plans for commercializing Licensed Products as rapidly and extensively as reasonably practicable. The Development Plan will include:
4.1.1	A definition of each Licensed Product planned for development.

4.1.2	Tasks to be performed by ANDARA, its contractors and/or Sublicensees to develop each Licensed Product to the point of commercialization, including a good faith estimate of the time schedules for specific tasks to be accomplished.

4.1.3	Identification of the primary country(ies) in which the Licensed Product(s) will be sold and a good faith estimate of time of First Commercial Sale in the primary country(ies).
4.2	ANDARA will report progress against the Development Plan in writing to IURTC no later than July 31 of each calendar year following the calendar year in which the Effective Date falls. All such reports shall be considered the Confidential Information of ANDARA.

4.3	Prior to the First Commercial Sale of each Licensed Product, ANDARA will be considered diligent developing each Licensed Product so long as ANDARA * * *:
4.3.1	* * *
4.4	After the First Commercial Sale, ANDARA will be considered diligent if * * *.

4.5	If, at any time after * * * from the Effective Date, IURTC should conclude in its reasonable judgment that ANDARA has not been diligent pursuant to any provision of this Article 4, for reasons other than: (a) a governmental agency has withheld regulatory approval notwithstanding ANDARA’s diligent efforts to obtain such approval; (b) ANDARA encountered unanticipated technical or scientific problems that have been promptly reported in writing to IURTC; or (c) ANDARA encountered other causes beyond its reasonable control, notwithstanding its diligent efforts to overcome them, and which have been promptly reported in writing to IURTC; then IURTC may notify ANDARA of its conclusions and the bases therefor and, upon request of IURTC, ANDARA must show cause why the license granted hereunder should not be terminated. If within * * * after IURTC’s service of notice on ANDARA the Parties have not resolved the matter through good faith negotiations, IURTC may immediately terminate the license granted hereunder.
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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5	FEES AND PAYMENTS
5.1	As full consideration for the grant of rights in Articles 3.1, 3.2 and 3.3, ANDARA shall issue to IURTC * * * common shares, without par value, of ANDARA (collectively, the “Shares”), which Shares will represent * * * % of the issued and outstanding shares of capital stock of ANDARA as of the Effective Date. The issuance of such Shares to IURTC shall be made in accordance with the terms and conditions of an equity subscription agreement having commercially reasonable terms and conditions, the drafting of which shall be the responsibility of ANDARA. The equity subscription agreement will be executed by IURTC within sixty (60) days of the Effective Date of this Agreement.
6	REPORTS
6.1	ANDARA shall deliver to IURTC, no later than July 31 of each calendar year following the calendar year in which the First Commercial Sale occurs, a written report, including at least the following:
6.1.1	The number of Licensed Products sold and the gross revenue from such sales.
All such reports shall be considered the Confidential Information of ANDARA.
7	CONFIDENTIALITY
7.1	All Patent Rights, including patent applications therein, and Technical Information designated by IURTC in any reasonable manner as confidential within a reasonable time after it is delivered to ANDARA, as well as Articles 3 and 5 of this Agreement, are IURTC’s Confidential Information.

7.2	ANDARA will maintain in secrecy and not disclose to any third party any of IURTC’s Confidential Information. ANDARA will ensure that its employees have access to IURTC’s Confidential Information only on a need-to-know basis and are obligated by written agreement to keep ANDARA’s confidentiality obligations under this Agreement.

7.3	The obligations of confidentiality specified in Articles 7.1 and 7.2 will not extend to IURTC’s Confidential Information that:
7.3.1	Becomes part of the public domain through no fault of ANDARA;

7.3.2	Was known to ANDARA before disclosure to ANDARA by IURTC as established by clear and convincing documentary evidence;

7.3.3	Comprises identical subject matter to that which had been originally and independently developed by ANDARA personnel without knowledge or use of any IURTC Confidential Information; or

7.3.4	Was disclosed to ANDARA by a third party having a right to make the disclosure.
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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7.4	Notwithstanding the other terms of this Article 7, ANDARA may, to the extent necessary, use IURTC’s Confidential Information to secure governmental approval to clinically test or market a Licensed Product, to comply with a court order or governmental rule or regulation, or to show to a potential sublicensee or contractor subject to an appropriate confidentiality agreement. ANDARA will, in any such use, take all reasonably available steps to maintain confidentiality of the disclosed Information and to guard against any further disclosure.

7.5	Any and all Confidential Information belonging to ANDARA that IURTC may receive in the course of performance of this Agreement or during the term of this Agreement or thereafter, including without limitation Confidential Information received from affiliates, contractors, employees, consultants or other agents of ANDARA, shall be treated by IURTC as strictly confidential. Unless IURTC receives the prior written consent of ANDARA, IURTC shall not, directly or indirectly, use any Confidential Information belonging to ANDARA for any purpose except pursuant to the provisions of this Agreement. IURTC shall not disclose any Confidential Information belonging to ANDARA to any third party without the prior written consent of ANDARA.

7.6	Notwithstanding anything to the contrary herein, either Party may disclose the Confidential Information of the other Party pursuant to the requirement(s) of a statute, regulation, executive order, or the order of a court or government agency, provided that before disclosing any Confidential Information of the other Party under this Article 7.6, a Party shall, unless it may not lawfully do so, promptly notify the other Party and allow the other Party reasonable time to oppose such a disclosure.
8	REPRESENTATIONS AND WARRANTIES
8.1	IURTC represents and warrants that:
8.1.1	It is a corporation organized, existing, and in good standing under the laws of Indiana.

8.1.2	It has the authority to enter into this Agreement and that the person signing on its behalf has the authority to do so.

8.1.3	To the best of its knowledge, it is the owner (subject to any rights retained by the U.S. government by operation of law) of the Intellectual Property licensed in this Agreement and that it has the authority to grant the licenses set forth herein.

8.1.4	To the best of its knowledge, as of the Effective Date of the Agreement, there are no actions, suits or claims pending against IURTC challenging IURTC’s ownership or control of the Intellectual Property licensed in this Agreement.

8.1.5	To the best of its knowledge, all inventors named in patent applications within the Patent Rights have, unless indicated otherwise to the contrary, have an obligation to assign to IURTC their right, title and interest in and to the patent application(s) describing and claiming their invention(s) or have already made such an assignment.
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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8.2	ANDARA represents and warrants that:
8.2.1	It is a corporation duly organized, existing, and in good standing under the laws of Indiana.

8.2.2	The execution, delivery and performance of this Agreement have been authorized by all necessary corporate action on the part of ANDARA and that the person signing the Agreement on behalf of ANDARA has the authority to do so.

8.2.3	The making or performance of this Agreement would not violate any separate agreement it has with a third party.

8.2.4	It is not a party to any agreement or arrangement that would prevent it from performing its duties and fulfilling its obligations to IURTC under this Agreement.

8.2.5	It has, or will obtain at the time specified in Article 12, the insurance coverage called for in Article 12.

8.2.6	It will exercise commercially reasonable efforts to obtain any additional licenses from any third party needed to perform and fulfill its duties and obligations under this Agreement, including, but not limited to, the Development Plan.

8.2.7	There is no pending litigation and no threatened claims against it that could impair its ability or capacity to perform and fulfill its duties and obligations under this Agreement, including, but not limited to, the Development Plan.
8.3	Nothing in this Agreement shall be construed as:
8.3.1	A warranty or representation by IURTC or IU as to the validity, scope, or efficacy of Patent Rights or Technical Information.

8.3.2	A grant, by implication, estoppel, or otherwise, of any licenses or rights under patents or other intellectual property rights of IURTC or other persons, other than the rights expressly granted above to Intellectual Property.

8.3.3	A grant of rights to either Party to use the name of the other in advertising, publicity, or otherwise, except as expressly authorized herein, without the written permission of the other Party.

8.3.4	A grant of rights to ANDARA to use the name of IU in advertising publicity, or otherwise without the written permission of IU.
8.4	IURTC PROVIDES THE INTELLECTUAL PROPERTY “AS IS” AND MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE INTELLECTUAL PROPERTY. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OF THE INTELLECTUAL PROPERTY OR LICENSED PRODUCTS DERIVED FROM OR INCLUDING IT FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE INTELLECTUAL PROPERTY OR ANY LICENSED PRODUCT WILL NOT INFRINGE ANY
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES. IURTC MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF THE INTELLECTUAL PROPERTY OR ANY LICENSED PRODUCT, INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. IURTC WILL NOT BE LIABLE TO ANDARA, OR ITS SUCCESSORS, ASSIGNS, CONTRACTORS, OR SUBLICENSEES, OR ANY THIRD PARTY REGARDING ANY CLAIM ARISING FROM OR RELATING TO ANDARA’S USE OF THE INTELLECTUAL PROPERTY, ANY LICENSED PRODUCT, OR FROM THE MANUFACTURE, USE, IMPORTATION OR SALE OF LICENSED PRODUCTS, OR FOR ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND.

8.5	OTHER THAN THE WARRANTIES EXPRESSLY STATED IN THIS AGREEMENT, ANDARA MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. ANDARA WILL NOT BE LIABLE TO IURTC FOR ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL, DAMAGES OF ANY KIND EVEN IF ANDARA IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SUCH DAMAGES ARE FORESEEABLE.
9	APPLICATION, PROSECUTION, AND MAINTENANCE OF PATENT RIGHTS
9.1	ANDARA shall assist IURTC in the preparation, filing, prosecution, issue and maintenance of Patent Rights patents and applications. IURTC and ANDARA shall both be copied on all communications regarding the Patent Rights and applications which include, but are not limited to copies of all applications, Patent Office Actions and Responses, and all other Patent Office communications.

9.2	ANDARA will reimburse IURTC for expenses incurred for preparing, filing, and prosecuting patents and patent applications in the Patent Rights prior to the Effective Date within one hundred eighty (180) days after receiving documentation of such. To the best of IURTC’s knowledge, no such expenses have been incurred as of the Effective Date. Subsequent to the Effective Date, IURTC shall provide reasonable advance notice to ANDARA of any activity that will incur expenses for which reimbursement by ANDARA is required under this Agreement, so that ANDARA may prevent such expenses from being incurred.

9.3	During the Term of the Agreement, ANDARA will reimburse IURTC for all reasonable and documented costs and expenses incurred by IURTC in the preparation, filing, prosecution, issue and maintenance of patents and applications within the Patent Rights within thirty (30) days of receipt from IURTC of copies of correctly rendered billing invoices for such costs and expenses. An invoice is “correctly rendered” if: (i) the amount for which reimbursement is sought is correctly calculated; (ii) the invoice is set out in a manner that enables ANDARA to ascertain the expenses to which the invoice
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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relates and the amount payable in respect of each expense item; and (iii) the invoice is accompanied (where reasonably requested by ANDARA) by documentation substantiating all expenses for which reimbursement is sought. All reimbursements under this Article 9.3 are subject to ANDARA receiving a correctly rendered invoice from IURTC.

9.4	If ANDARA elects not to reimburse IURTC for any documented fees or expenditures relating to any Patent Rights, ANDARA shall give IURTC written notice of such election at least ninety (90) days in advance of the date on which such expenditure is to be made or such fee is due to be paid. Upon IURTC’s receipt of such notice, the license to those patent applications or patents in the Patent Rights granted to ANDARA under Articles 3.1 and 3.2 for which IURTC has not been reimbursed shall terminate, and IURTC shall be free, at IURTC’s sole discretion and without any further obligation to ANDARA, to continue prosecution or maintenance, for IURTC’s sole use and benefit or to abandon the patent applications.
10 INFRINGEMENT, ENFORCEMENT, AND DEFENSE
10.1	The Parties shall give prompt written notice to each other of (a) any known or suspected infringement of the Patent Rights or unauthorized use of the Technical Information by a third party, and (b) any claim that a Licensed Product infringes the intellectual property rights of a third party.

10.2	ANDARA at its sole expense will attempt to abate any infringement of the Patent Rights or unauthorized use of Technical Information by a third party. Upon receipt of IURTC’s written consent, such consent not to be unreasonably withheld, ANDARA may initiate and prosecute actions in IURTC’s name against third parties for infringement of the Patent Rights through outside counsel of its choice who are reasonably acceptable to IURTC. ANDARA shall consult with IURTC prior to and in conjunction with all significant issues, shall keep IURTC informed of all proceedings, and shall provide copies to IURTC of all pleadings, legal analyses, and other papers related to such actions. IURTC will provide reasonable assistance to ANDARA in prosecuting any such actions.

10.3	ANDARA at its sole expense shall defend third party claims for (a) patent or intellectual property infringement and injury, and (b) death, bodily injury, property damage, damage to business, or product liability brought against ANDARA and/or IURTC arising from or relating to Intellectual Property or a Licensed Product. ANDARA will have the right to conduct the defense of such actions through outside counsel of its choice who are reasonably acceptable to IURTC. ANDARA shall consult with IURTC prior to and in conjunction with all significant issues, shall keep IURTC informed of all proceedings, and shall provide copies to IURTC of all pleadings, legal analyses, and other papers related to such actions. IURTC will provide reasonable assistance to ANDARA in defending any such actions.

10.4	Notwithstanding anything herein to the contrary and absent IURTC’s prior written consent, ANDARA shall not settle or compromise any claim or action in a manner that
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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imposes restrictions or obligations on IURTC, requires any financial payment by IURTC, or grants rights or concessions to a third party to Intellectual Property or a Licensed Product.

10.5	If ANDARA fails or declines to take any action under Article 10.2 within a reasonable time after learning of third party infringement of the Patent Rights, IURTC shall have the right, but not the obligation, to take appropriate actions against any such third party. If ANDARA fails to timely defend a claim or action under Article 10.3, IURTC may assume the defense for the account of and at the risk of ANDARA and any resulting liability will be deemed conclusively to be a liability of ANDARA.
11	INDEMNIFICATION
11.1	ANDARA shall indemnify, defend, and hold harmless IURTC, its Board of Directors, and employees, and IURTC’s successors, assigns, and agents (collectively, “IURTC Indemnitees”) from and against any and all judgments, liabilities, losses, damages, actions, claims, or expenses (including all attorney’s fees and costs incurred by IURTC Indemnitees) arising out of, relating to, or incidental to (a) the use of any Intellectual Property in the design, development, production, manufacture, sale or offer for sale, use, importation, lease, marketing or promotion of any Licensed Product by ANDARA or its contractors, employees, Sublicensees, assigns, or agents, (b) injury or death to any person, damage to property, or any injury to business, including, but not limited to, business interruption or damage to reputation, arising out of, relating to, or incidental to the use of Intellectual Property by ANDARA or the use of a Licensed Product, and (c) any third party claim that any use or licensing of Intellectual Property by ANDARA or development of Licensed Products by ANDARA violates or infringes a third party’s intellectual property rights.

11.2	ANDARA’s indemnification obligations shall not apply to any liability, damage, loss or expense to the extent that it is attributable to: (a) the willful misconduct of the IURTC Indemnitees; or (b) any breach of IURTC’s warranties or obligations under this Agreement.
12	INSURANCE
12.1	ANDARA will at all times comply, through insurance or self-insurance, with all statutory workers’ compensation and employers’ liability requirements covering all employees with respect to activities undertaken in performance of this Agreement. This requirement may be met by insurance or self-insurance coverage provided to ANDARA by a Sublicensee.

12.2	In addition to the foregoing, on the first date of the commercial distribution of any Licensed Product or on the date of initiation of any human trials whichever occurs sooner, ANDARA and any Sublicensees as appropriate, will obtain and maintain Broad Form Comprehensive General Liability (“BFCGL”) insurance with a reputable and financially secure insurance carrier(s). The BFCGL insurance will include, among all
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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other coverages standing in such BFCGL policies, coverage for product liability and contractual liability.

12.3	The BFCGL insurance policy shall identify IURTC as an additional insured and shall provide to ANDARA, its affiliates, and/or each Sublicensee, minimum annual limits in the following amounts:
12.3.1	* * * per occurrence and * * * in the aggregate.
12.4	Insurance policies purchased to comply with this Article shall be kept in force for ten (10) years after the last sale the last Licensed Product is sold.

12.5	ANDARA or any Sublicensee as appropriate, will provide IURTC with a certificate of insurance and notices of subsequent renewals. The certificates and policies must provide that ANDARA’s carrier will notify IURTC in writing at least thirty (30) days prior to cancellation or material change in coverage.

12.6	The specified minimum coverages do not constitute a limitation on ANDARA’s obligation to indemnify IURTC under this Agreement.
13	TERMINATION
13.1	ANDARA may terminate this Agreement with or without cause on ninety (90) days advance written notice to IURTC. The license rights granted in Article 3 shall terminate at the end of the 90-day period.

13.2	IURTC may terminate this Agreement as provided in Article 4.5 for ANDARA’s failure to meet the diligence requirements of Article 4.

13.3	A Party may terminate this Agreement on sixty (60) days advance written notice to the other Party upon the other Party’s material breach of the Agreement. The termination becomes effective at the end of the 60-day period unless the breaching Party has fully cured the material breach within that time, provided that if the material breach is incapable of cure within the 60-day period, the breaching Party shall have such longer period as is reasonably necessary if the breaching Party commences a cure for the material breach within the 60-day period and diligently pursues the cure until completion. A material breach includes, but is not limited to, one or more of the following:
13.3.1	Breach or falsity of any of a Party’s representations or warranties made in this Agreement.

13.3.2	Failure by ANDARA to obtain and/or maintain levels of insurance as required in Article 12.

13.3.3	Failure by ANDARA to indemnify in accordance with Article 11 of this Agreement.
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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13.3.4	Failure by ANDARA properly to engage or consult IURTC in suits or claims to abate or defend as required in Article 10 of this Agreement, where such failure results in liability to IURTC.
13.4	If ANDARA enters bankruptcy or receivership, voluntarily or involuntarily, all obligations of IURTC and all rights (but not obligations) of ANDARA terminate immediately without the need for either IURTC or ANDARA to take any action.

13.5	Upon the date of termination of this Agreement for any reason, ANDARA shall return, and shall cause all Sublicensees, if sublicensing agreements are also terminated, to return to IURTC all Confidential Information of IURTC (as defined in Article 7) received during the Term of this Agreement.

13.6	As of the date of termination of this Agreement by either Party for any reason pursuant to the terms herein, all license rights granted to ANDARA under Article 3 shall terminate. ANDARA’s obligations to pay fees or other payments and patent expenses (Article 10) accruing prior to termination shall survive termination. Provided all monetary obligations of ANDARA to IURTC arising under this Agreement have been satisfied, ANDARA and Sublicensees may continue to sell in the ordinary course of business for a period of three (3) months following the effective date of termination all quantities of Licensed Products which are fully manufactured and in ANDARA’s and/or Sublicensees’ normal inventory at the date of termination.
14	USE OF NAMES: Neither Party may use the name of the other for any commercial, advertisement, or promotional purpose without the prior written consent of the other. ANDARA may not use the name of IU for any commercial, advertisement, or promotional purpose without the prior written consent of IU.
15	ASSIGNMENT OR PLEDGE OF THE AGREEMENT: This Agreement, in whole or in part, shall not be assigned by either Party to any third party without the written consent of the non-assigning Party. However, ANDARA may assign the entire Agreement, without IURTC’s consent, to a third party that acquires substantially all of ANDARA’s business or assets to which this Agreement relates through merger, sale, acquisition, or other similar transaction, provided that the successor agrees in writing (with a copy of such assent to IURTC within ten (10) days of the effective date of the transaction) to assume all obligations and liabilities of ANDARA to IURTC. The rights granted in this Agreement may not be pledged or hypothecated in any way by ANDARA or any Sublicensee to secure any purchase, lease, or loan.
16	NOTICE: Any required or permissive notice under this Agreement will be sufficient if in writing and delivered personally, by recognized national overnight courier, or by registered or certified mail, postage prepaid and return receipt requested, to the address below and will be deemed to have been given as of the date shown on the receipt if by certified or registered mail, or the day following dispatch if by overnight courier.
If to IURTC:
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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Vice President of Technology Transfer
Attn: IURTC Tech # 05124
Indiana University Research and Technology Corporation
351 W. 10th Street
Indianapolis, IN 46202
If to ANDARA:
Mark Carney, CEO
Andara Life Science, Inc.
Suite 120
6640 Intech Boulevard
Indianapolis, IN 46278
17	GENERAL PROVISIONS
17.1	This Agreement shall be governed by and interpreted according to the laws of the State of Indiana, to the exclusion of any conflict of law or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

17.2	No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or any other provision of this Agreement, and no waiver shall be effective unless made in writing by the Party against whom the waiver is sought to be asserted.

17.3	The Parties acknowledge that they have read this Agreement, including any Exhibits attached hereto, in its entirety and agree that this instrument comprises the entire agreement, contract, and understanding of the Parties relating to the subject matter of the Agreement.

17.4	This Agreement cannot be changed, modified or amended except by a written instrument subscribed by authorized representatives of the respective Parties.

17.5	Neither Party is an agent or contractor of the other as a result of any transaction under or related to this Agreement. Neither Party may in any way pledge the other Party’s credit or incur any obligation on behalf of the other Party.

17.6	Neither Party shall be liable to the other Party for any special, consequential, incidental, exemplary, punitive, or indirect damages arising out of or relating to this Agreement, however caused, under any theory of liability.

17.7	The provisions of this Agreement are severable in that if any provision in the Agreement is finally determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect.
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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17.8	If the performance of any obligation under this Agreement is prevented or impaired by acts of war, riot, acts or defaults of common carriers, or governmental laws or regulations, a Party will be excused from performance so long as such cause continues to prevent or impair that Party’s performance. The Party claiming such force majeure excuse must promptly notify the other Party of the existence of the cause and must at all times use diligent efforts to resume and complete performance.

17.9	IURTC has no responsibility and assumes no liability for product design, development, pre- or post-market regulatory approval, servicing, distribution, or marketing of any Licensed Product, or for any decisions made or strategies devised relating to any Licensed Product.

17.10	ANDARA agrees, and shall cause all Sublicensees to agree, that in the event an IU faculty or staff member serves ANDARA or any Sublicensee in the capacity of consultant, officer, employee, board member, advisor, or other designation, pursuant to contract or otherwise, such IU faculty or staff member shall serve in his or her individual capacity, as an independent contractor, and not as an agent or representative of IURTC or IU, that IURTC or IU exercises no authority or control over such faculty or staff member while acting in such capacity, that IURTC or IU receives no benefit from such activity, and that IURTC or IU assume no liability or obligation in connection with any such work or service undertaken by such faculty or staff member. ANDARA further agrees, and shall cause all Sublicensees to agree, that any breach, error, or omission by an IU faculty or staff member acting in the capacity set forth above in this paragraph shall not be imputed or otherwise attributed to IURTC or IU, and shall not constitute a breach of this Agreement by IURTC.

17.11	All representations, warranties, covenants, and agreements made herein that, by their express terms or by implication, are to be performed after the execution or termination of this Agreement, or are prospective in nature, shall survive such execution and/or termination, as the case may be. This shall include, but not be limited to, the provisions in Articles 7, 8, 11, 12, 13.5 and 14.

17.12	Each Party shall, at the reasonable request of the other, execute and deliver to the other such instruments and/or documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

17.13	This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed one instrument.
WITNESS: The Parties have caused this Agreement to be executed in duplicate by their duly qualified representatives.

IURTC	ANDARA

/s/ Jack H. Pincus	/s/ Mark A. Carney

SIGNATURE	SIGNATURE

Jack H. Pincus	Mark A. Carney

NAME	NAME
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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Vice President of Technology Trans.	President & CEO

TITLE	TITLE

7/29/2005	7/29/2005

DATE	DATE
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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EXHIBIT A
1.	* * *.

2.	* * *.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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EXHIBIT B
***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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Exhibit 21.1
Subsidiaries of the Registrant
Andara Life Science, Inc., an Indiana corporation
Cyberkinetics, Inc., a Delaware corporation
CYBK, Inc., a Rhode Island corporation (subsidiary of Cyberkinetics, Inc.)

Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements: Form S-8 Nos. 333-127557 and 333-124928, of our report dated March 9, 2005 (except for the first paragraph of Note 9, as to which the date is March 31, 2005), with respect to the consolidated financial statements of Cyberkinetics Neurotechnology Systems, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Boston, Massachusetts
March 28, 2006

Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation of our report dated March 16, 2006 relating to the consolidated financial statements of Cyberkinetics Neurotechnology Systems, Inc. for the year ended December 31, 2005, included in this Form 10-KSB, into the Company’s previously filed Registration Statements on Forms S-8 (File Nos. 333-127557 and 333-124928).
/s/ VITALE, CATURANO & COMPANY, LTD.
Boston, Massachusetts
March 28, 2006

Exhibit 31.1
CERTIFICATION
I, Timothy R. Surgenor, the President of the registrant, certify that:
     1. I have reviewed this report on Form 10-KSB of Cyberkinetics Neurotechnology Systems, Inc.;
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;
     4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:
     a. designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;
     b. evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
     c. disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
     5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):
     a. all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ Timothy R. Surgenor
Name: Timothy R. Surgenor

Title: President and Chief Executive Officer

(Principal Executive Officer)
March 30, 2006

Exhibit 31.2
CERTIFICATION
I, Kimi E. Iguchi, the VP, Finance of the registrant, certify that:
     1. I have reviewed this annual report on Form 10-KSB of Cyberkinetics Neurotechnology Systems, Inc.;
     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;
     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;
     4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:
     a. designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;
     b. evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
     c. disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
     5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):
     a. all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
     b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ Kimi E. Iguchi
Name: Kimi E. Iguchi

Title: Vice President, Finance

(Principal Financial and
Accounting Officer)
March 30, 2006

Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2003
     In connection with the annual report of Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) on Form 10-KSB for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that to his knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy R. Surgenor
Timothy R. Surgenor
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Kimi E. Iguchi
Kimi E. Iguchi
Vice President, Finance (Principal Financial and
Accounting Officer)
March 30, 2006
     A signed original of this written statement required by Section 906 has been provided to Cyberkinetics Neurotechnology Systems, Inc. and will be retained by Cyberkinetics Neurotechnology Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

APPENDIX A
Consent of Independent Registered Public Accounting Firm
As independent registered public accountants, we hereby consent to the use of our report dated March 16, 2006, and to all references to our Firm, in Prospectus Supplement No. 7 dated April 6, 2006 to Form SB-2 (Registration No. 333-129140), and prospectus, as amended, of Cyberkinetics Neurotechnology Systems, Inc.
/s/ Vitale, Caturano & Company, Ltd.
Boston, Massachusetts
April 5, 2006

APPENDIX B
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2005 (except for the first paragraph of Note 9, as to which the date is March 31, 2005), with respect to the consolidated financial statements of Cyberkinetics Neurotechnology Systems, Inc., included in Prospectus Supplement No. 7 to the Registration Statement (Form SB-2 No. 333-129140) and related Prospectus of Cyberkinetics Neurotechnology Systems, Inc.
/s/ Ernst & Young LLP
Boston, Massachusetts
April 4, 2006